    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1998


                                                      REGISTRATION NO. 333-46085
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                    FORM S-1
                                AMENDMENT NO. 2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           KAIRE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    5122                                   84-1359178
      (STATE OR OTHER JURISDICTION              (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

                            ------------------------

                               380 LASHLEY STREET
                            LONGMONT, COLORADO 80501
                                 (303) 682-0110
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                               ROBERT L. RICHARDS
                            CHIEF EXECUTIVE OFFICER
                           KAIRE INTERNATIONAL, INC.
                               380 LASHLEY STREET
                            LONGMONT, COLORADO 80501
                                 (303) 682-0110
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

            Robert Perez, Esq.                        Jay M. Kaplowitz, Esq.
          Gusrae, Kaplan & Bruno                    Gersten, Savage, Kaplowitz
             120 Wall Street                            & Fredericks, LLP
         New York, New York 10005                      101 East 52nd Street
          Tel No. (212) 269-1400                     New York, New York 10022
          Fax No. (212) 809-5449                      Tel No. (212) 752-9700
                                                      Fax No. (212) 752-9713

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            ------------------------


                        CALCULATION OF REGISTRATION FEE



                             (SEE FOLLOWING PAGE.)

                         ------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE



                                                                                              PROPOSED
                                                                            PROPOSED          MAXIMUM
                     TITLE OF EACH                                           MAXIMUM         AGGREGATE       AMOUNT OF
                  CLASS OF SECURITIES                     AMOUNT TO BE   OFFERING PRICE       OFFERING      REGISTRATION
                    TO BE REGISTERED                       REGISTERED      PER UNIT(1)        PRICE(1)          FEE
Common Stock, $.01 par value............................       825,000      $    6.00      $    4,950,000    $1,460.25
Redeemable Common Stock Purchase Warrants...............     1,000,000      $     .10      $      100,000    $   29.50
Common Stock, $.01 par value(2).........................     1,000,000      $    6.60      $    6,600,000    $1,947.00
Underwriter's Warrant(3)................................       --           $  --          $           10    $  --
Common Stock, $.01 par value(4).........................        82,500      $    7.50      $      618,750    $  182.53
Common Stock Purchase Warrants(4).......................       100,000      $    .125      $       12,500    $    3.69
Common Stock, $.01 par value(5).........................       100,000      $    6.60      $      660,000    $  194.70
Redeemable Common Stock Purchase
  Warrants(6)...........................................     1,425,000      $     .10(7)   $      142,500    $   42.04
Common Stock, $.01 par value(8).........................     1,425,000      $    6.60(7)   $    9,405,000    $2,774.48
Common Stock, $.01 par value(9).........................       487,500      $    6.00(7)   $    2,925,000    $  862.88
TOTAL...................................................                                                     $7,497.07(10)



 (1) Estimated solely for purposes of calculating the registration fee.



 (2) Issuable upon exercise of the Redeemable Common Stock Purchase Warrants.



 (3) To be issued to the Underwriter, entitling the Underwriter to purchase up to 82,500 shares of Common Stock and 100,000 Common Stock Purchase Warrants.



 (4) Issuable upon the exercise of the Underwriter's Warrant.



 (5) Issuable upon the exercise of the Underwriter's Common Stock Purchase Warrants.



 (6) To be sold by certain Selling Securityholders.



 (7) Price is based upon the estimated offering/exercise prices of the Registrant's publicly offered securities.



 (8) Underlying the Redeemable Common Stock Purchase Warrants to be sold by certain Selling Securityholders.



 (9) To be sold by the Selling Securityholders.



(10) $4,728.12 paid upon initial filing on or about February 11, 1998, balance of $2,768.95 being contemporaneously paid herewith.

                 SUBJECT TO COMPLETION, DATED OCTOBER 23, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                           KAIRE INTERNATIONAL, INC.


                       825,000 SHARES OF COMMON STOCK AND
              1,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS



    Kaire International, Inc., a Delaware corporation (the "Company") hereby offers 825,000 shares of common stock, $.01 par value (the "Common Stock") of the Company and 1,000,000 Redeemable Common Stock Purchase Warrants (the "Public Warrants"). The shares of Common Stock and Public Warrants are being offered to the public at the initial offering prices of $6.00 per share and $0.10 per warrant, respectively. All subscriptions from the sale of the securities offered by the Company will be deposited in a non-interest bearing bank account until all securities are sold or the offering period ends, whichever first occurs. The Common Stock and the Public Warrants offered hereby (sometimes hereinafter collectively referred to as the "Securities") will be separately tradeable immediately upon issuance and may be purchased separately. Investors will not be required to purchase shares of Common Stock and Public Warrants together or in any particular ratio. Each Public Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $6.60 (the "Exercise Price"), subject to adjustment, at any time during the period, commencing on the second anniversary of this Prospectus (the "Effective Date") until the close of business on the sixth anniversary of the Effective Date (such period, the "Exercise Period"), provided, however, that prior to the Exercise Period, the Public Warrants will be exercisable only if May Davis Group, Inc. (the "Underwriter") has consented in writing to all of the Public Warrants being exercisable. The Underwriter and the Company have agreed that the Underwriter will not consent, until six months after the Effective Date, to the earlier exercise of any of the Company's Warrants issued and outstanding on the Effective Date.


    The Public Warrants are redeemable, in whole or in part, by the Company at a price of $.05 per Public Warrant, at any time that they are exercisable, and prior to their expiration, provided that (i) prior written notice of not less than thirty days is given to the Warrantholders, (ii) the average closing bid price of the Company's Common Stock for the twenty consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $10.00 per share, and (iii) Warrantholders shall have exercise rights until the close of business on the day preceding the date fixed for redemption, if the Public Warrants are then exercisable.


    Prior to this offering (the "Public Offering"), there has been no public market for the Company's Common Stock and Public Warrants, and there can be no assurance that such a public market will develop or be sustained after the completion of the Public Offering. The offering price of the Common Stock and the exercise price and other terms of the Public Warrants were established by negotiations between the Company and the Underwriter and do not bear any direct relationship to the Company's assets, book value, results of operations or any other criteria of value. The Company has applied for the listing of the Common Stock and Public Warrants on the OTC Bulletin Board ("Bulletin Board") under the
symbols "      " and "      ", respectively. There can be no assurance that such
listing will be obtained.



    Also being offered for resale from time to time by this Prospectus are 487,500 shares of Common Stock, 1,425,000 Warrants (the "Private Warrants") and 1,425,000 shares of Common Stock underlying said Private Warrants held by certain individuals (hereinafter the "Selling Securityholders" and "Selling Securityholders' Offering"). The Selling Securityholders may not sell their Private Warrants or the shares of Common Stock underlying said Private Warrants for a period of (6) six months from the Effective Date without the Underwriter's consent. Upon a closing of the Public Offering, the Private Warrants are exchangeable for the Public Warrants. The Public Warrants and the Private Warrants are from time to time herein collectively referred to as the "Warrants". See "Description of Securities" and "Selling Securityholders."


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
      AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS," COMMENCING ON
                            PAGE 9, AND "DILUTION."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION
      NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
           UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                          UNDERWRITING DISCOUNTS
                                                          PRICE TO                  AND                PROCEEDS TO
                                                         PUBLIC(1)            COMMISSIONS(2)            COMPANY(3)
Per Share..........................................        $6.00                   $.60                   $5.40
Per Warrant........................................         $.10                   $.01                    $.09
Total..............................................    $5,050,000.00            $505,000.00           $4,545,000.00



(1) The Public Offering is being made on an "all or none, best efforts" basis on behalf of the Company pending the sale of 825,000 shares and 1,000,000 Public Warrants. All subscriptions of the offering will be deposited in a
    non-interest bearing escrow account at                                     .
    Unless the 825,000 shares and 1,000,000 Public Warrants are sold within a period of 45 days from the date of this Prospectus or a 45 day extension period thereafter, the Public Offering will terminate and all funds theretofore received from the sale of the securities offered in the Public Offering will be returned to the subscribers without deduction therefrom or interest thereon. Moreover, during the period of escrow, subscribers will not be entitled to a return of their subscriptions. The 825,000 shares and 1,000,000 Public Warrants will be offered on a "best efforts" basis until all such securities are sold or the offering period ends, whichever occurs first. See "Underwriting". There can be no assurance that any or all of the securities offered in the Public Offering will be sold. In the event the 825,000 shares and 1,000,000 Public Warrants offered by the Company are sold, the Underwriter will receive a non-accountable expense allowance of the proceeds.



(2) Does not include additional compensation to the Underwriter consisting of
    (i) a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Securities, or $151,500; (ii) warrants to purchase 82,500 shares of Common Stock at $7.50 per share and/or 100,000 warrants at $.125 per warrant, exercisable for an additional 100,000 shares of Common Stock at $6.60 per share; and (iii) a three-year consulting agreement providing for fees totalling $108,000, which is payable to the Underwriter in full on the closing of this Offering. For additional information concerning further agreements between the Company and the Underwriter, including an agreement to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."



(3) After deducting Underwriting discounts and commissions, but before the payment of the Underwriter's non-accountable expense allowance in the amount of $151,500 and other expenses of the Offering payable by the Company (estimated at $540,500).



    The Common Stock and Public Warrants are being offered subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to certain other conditions and legal matters. The Underwriter reserves the right to withdraw, cancel or modify the Public Offering and to reject orders in whole or in part. It is expected that delivery of the certificates representing the shares of Common Stock and Public Warrants will be made at the offices of
the Underwriter, in New York City, on or about             , 1998.


                             MAY DAVIS GROUP, INC.

                The date of this Prospectus is            , 1998

    The Company intends to distribute to its stockholders annual reports containing consolidated financial statements audited and reported upon by its independent certified public accountants after the close of each fiscal year, and will make such other periodic reports, containing unaudited consolidated financial information, as the Company may determine to be appropriate or as may be required by law. The Company's fiscal year ends on December 31st of each year.



    A logo consisting of human facial silhouettes within a heart, Kaire-Registered Trademark-, Pro Vine-Registered Trademark-, Nature's Shield-Registered Trademark-, Dermunol-TM- and Immunol-TM- used in this Prospectus are trademarks or tradenames of the Company.
Pycnogenol-Registered Trademark- is a tradename/trademark of Horphag Research Ltd. ("Horphag"). Enzogenol-TM- is a trademark/tradename of ENZO
Neutraceuticals, Ltd. ("ENZO").

                               PROSPECTUS SUMMARY


    The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including financial statements and notes thereto appearing elsewhere in this Prospectus, including information under "Risk Factors". Each prospective investor is urged to read this Prospectus in its entirety. Except as otherwise noted, all information contained in this Prospectus gives no effect to the exercise of (i) the Underwriter's warrants,
(ii) warrants offered hereby or issued to private investors, or (iii) options granted under the Company's stock option plan.



    The Company effected a one share for two shares reverse stock split on October 1, 1998. All references to common share and per share amounts throughout this Prospectus have been adjusted to reflect the reverse stock split.


    THE COMPANY WOULD LIKE TO CAUTION READERS REGARDING CERTAIN FORWARD-LOOKING STATEMENTS IN THE PROSPECTUS AND THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. STATEMENTS THAT ARE BASED ON MANAGEMENT'S PROJECTIONS, ESTIMATES AND ASSUMPTIONS ARE FORWARD-LOOKING STATEMENTS. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," AND SIMILAR EXPRESSIONS GENERALLY IDENTIFY FORWARD-LOOKING STATEMENTS. WHILE THE COMPANY BELIEVES IN THE VERACITY OF ALL STATEMENTS MADE HEREIN, FORWARD-LOOKING STATEMENTS ARE NECESSARILY BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS THAT, WHILE CONSIDERED REASONABLE BY THE COMPANY ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES. MANY OF THESE UNCERTAINTIES AND CONTINGENCIES CAN AFFECT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE ITS ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY, OR ON BEHALF OF, THE COMPANY. PLEASE SEE "RISK FACTORS" FOR A DESCRIPTION OF SOME, BUT NOT ALL, OF THESE UNCERTAINTIES AND CONTINGENCIES.

                                  THE COMPANY

    Kaire International, Inc. (the "Company") develops and distributes, through a network of independent associates, products that are intended to appeal to health-conscious consumers. Current Company products include health care supplements and personal care products. The Company offers a line of approximately 50 products which it divides into nine categories, including Antioxidant Protection, (Bodily) Defense, Digestion, Energy and Alertness, Stress, Vital Nutrients, Weight Management, Anti-Aging and Personal Care.

    The Company develops products that it believes will have market appeal to its associates and their customers, and assists its associates in establishing their own businesses. The Company believes that its associates can start a home based business without significant normal start-up costs and other difficulties usually associated with new ventures. The Company provides product development, marketing aids, customer service, and essential record-keeping functions to its associates. The Company also provides other support programs to its associates including a 24 hour telephone assistance system, teleconferencing, optional seminars, and business training systems with audio and video tapes.

    The Company's marketing strategy revolves around associates actively recruiting interested people to become new associates for the Company. These recruits are placed beneath the recruiting associate in his or her "network" and are referred to by the Company as that associate's "organization." Associates earn commissions on sales generated by the recruited associates in their organization as well as retail profits on the sales they generate directly.


    The Company believes its marketing program is designed to provide incentives for associates to build an organization of recruited associates in their organization to maximize their earning potential. The Company has experienced an increase in the number of associates sponsored from approximately 1,900 at the end of its first fiscal period of October 20th to December 31, 1992 ("Fiscal 1992") to over 430,000 as of June 30, 1998. Approximately 60,000 of the Company's associates have had product purchases in excess of $50 during the past year and are considered to be "active" associates by the Company. During the

Company's fiscal years ended December 31, 1995, 1996, and 1997 the Company paid the sums of approximately $30,831,000, $27,965,000 and $19,968,000, respectively, to its associates.



    The Company purchases most of its products directly from manufacturers and markets them to its independent associates located in all fifty states, the District of Columbia, Puerto Rico, Guam, and Canada. In 1995 the Company expanded the number of its associates located in other parts of the world, particularly Australia and New Zealand. During 1997, the Company expanded its operations into South Korea, Trinidad and Tobago, and the United Kingdom. On October 1, 1998 the Company began actively trying to sell its South Korean subsidiary. The South Korean operations have not proven to be successful as a result of the general economic downturn in Asia. During the quarter ended June 30, 1998, the Company adjusted the value of the assets of its South Korean subsidiary to what the Company believes would be the "Net Realizable Value", resulting in a write-off of $471,000.


    The Company's first three full fiscal years were periods of rapid growth with net sales of approximately $2,719,000, $36,895,000 and $57,841,000, respectively, for the Company's fiscal years ended December 31, 1993, 1994 and 1995 (hereinafter "Fiscal 1993", "Fiscal 1994" and "Fiscal 1995"). As a result, the Company had a net loss of approximately $207,000 for Fiscal 1993, and net income of approximately $1,091,000 and $1,186,000 for Fiscal 1994 and Fiscal 1995, respectively.


    By the end of Fiscal 1995, management noted that growth in the Company's monthly net sales had begun to level off, and there was a decrease in the number of new associates that were joining and purchasing from the Company on a monthly basis indicating that a decline in net sales could be anticipated due to the Company possibly having reached the maturity level, which the Company believes is frequently encountered by companies in the network marketing industry, beyond which growth becomes very difficult. During the latter part of Fiscal 1995 and continuing into the Company's fiscal year ending December 31, 1996 ("Fiscal 1996"), management formulated a three pronged approach to overcome this maturation, consisting of: (1) attempting to attract more entrepreneurial minded and younger persons to the Company's associate program; (2) introducing new products, including products directed at more youthful end users (which was also intended to aid in the attraction of younger associates); and (3) expanding geographically. To attract a more entrepreneurial associate, the Company modified its associate commission program, introduced new training materials and took efforts to enhance communications with sales associates. This modified commission program was not successful and, by the Fall of 1996, the Company essentially restored its pre-March 1996 commission program.



    During Fiscal 1996, the Company's net sales of approximately $51,499,000 represented a decline of approximately $6,342,000 from the Fiscal 1995 net sales level of approximately $57,841,000. This decline in net sales continued during the Company's fiscal year ended December 31, 1997 ("Fiscal 1997"), with net sales of approximately $35,682,000, a decrease of $15,817,000. During Fiscal 1996 and Fiscal 1997, the Company incurred net losses of approximately $1,803,000 and $6,098,000, respectively. During the six month period ended June 30, 1998 ("Six Months 1998"), the Company sustained a net loss of approximately $1,422,000 on net sales of approximately $14,885,000. The net loss and net sales of Six Months 1998 reveal a slowing of net losses but a continuing decline in net sales when compared to the six month period ended June 30, 1997 ("Six Months 1997") during which the Company sustained a net loss of approximately $2,794,000 upon net sales of approximately $18,929,000. At June 30, 1998, the Company had a working capital deficit of approximately $7,833,000. The Company's independent certified public accountants stated in their report of May 1, 1998 on the Company's December 31, 1997 consolidated financial statements that, due to losses from operations and a working capital deficit, there was "substantial doubt" about the ability of the Company to continue as a going concern.



    The Company attributes this trend, from net income in Fiscal 1994 and Fiscal 1995 to net losses in Fiscal 1996 and Fiscal 1997 and Six Months 1998, to, among other things, the unsuccessful modification of its associate commission structure and increases in selling, general and administrative expenses. See "Risk Factors--No Assurance of Return to Profitability." In order to return to profitability, the Company has continued to pursue its three pronged approach, pursuant to which it essentially restored its former commission structure and reduced its general and administrative staffing levels. In addition, the Company has acquired the exclusive rights to market a recently developed product known as Enzogenol sold by the Company as EnzoKaire Complete.



    The Company was incorporated under the laws of the state of Nevada on October 20, 1992. In March 1997, the Company merged with a Delaware corporation specifically established by the Company for the purpose of reorganizing itself under the laws of that jurisdiction. Kaire New Zealand Ltd. and Kaire Australia Pty. Ltd. were incorporated under the laws of their respective jurisdictions in August 1995. In November 1995, these two companies purchased the operating assets from predecessor corporations in which the Company had no interest. The Company acquired a 51% interest in Kaire New Zealand, Ltd. and Kaire Australia Pty. Ltd. at that time. Kaire Korea, Ltd. ("Kaire Korea") was incorporated in March 1997 under the laws of South Korea. The Company's ownership in Kaire Korea is 85% at June 30, 1998. In June 1997, Kaire Korea received its license to do business as a "door to door selling company". Kaire Trinidad, Ltd. was incorporated under the laws of Trinidad and Tobago in May 1997 and commenced operations in June 1997. Kaire Europe Ltd. was incorporated in the United Kingdom in July 1997 and commenced sales in November 1997. On December 9, 1997, the Company entered into and completed an Agreement and Plan of Reorganization (the "Agreement") with Interactive Medical Technologies, Ltd. ("IMT") whereby IMT agreed to provide an additional $300,000 equity investment in the Company and convert the $700,000 previously borrowed by the Company to equity in the Company and for IMT to provide additional equity investments of $2,000,000 by February 15, 1998. The additional equity investment of $2,000,000 from IMT was not received by the Company. Certain of the Company's stockholders exchanged 81%, 1,786,676 shares, of the issued and outstanding shares of the Company's Common Stock for approximately forty five percent (45%) 1,576,123 shares of IMT's common stock as defined in the Agreement. The foregoing transaction qualified as a tax free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. During 1998, IMT exchanged 54%, 1,250,078 shares of the common stock of the Company to Global Marketing, LLC. Unless otherwise specified or required by the context of the following text, all references in this Prospectus to the "Company" include the Company and all of the foregoing subsidiaries. The Company's executive office is located at 380 Lashley Street, Longmont, Colorado 80501 and its telephone number at that address is (303) 682-0110. The Company's web-site is located at http:\\www.kaireint.com.


                                  RISK FACTORS

    Certain risk factors should be considered in evaluating the Company, its business and its proposed expansion plans. Such factors include, among others, the Company's recent substantial losses, the going concern explanatory paragraph in the Company's independent certified public accountant's report, losses sustainable in entering new and overseas markets, use of a substantial portion of the net proceeds for debt repayment, the possible need for additional financing, the risks inherent in establishing new business operations and expanding marketing efforts, intense competition, dependence upon vendors and substantial dilution. For a discussion of these and certain other factors, see "Risk Factors".

                                 THE OFFERINGS



Securities Offered(1)........................  825,000 shares of Common Stock and 1,000,000
                                               Public Warrants. Each Public Warrant entitles
                                               the holder to purchase one share of Common
                                               Stock at a price of $6.60 during a four year
                                               period (the "Exercise Period") commencing two
                                               years after the date of this Prospectus and
                                               lasting until the date six years after the
                                               date hereof, provided, however, that prior to
                                               the Exercise Period, the Public Warrants may
                                               be exercisable only if the Underwriter has
                                               consented in writing to all of the Public
                                               Warrants being exercisable. The Underwriter
                                               and the Company have agreed that the
                                               Underwriter will not consent, until six
                                               months after the Effective Date, to the
                                               earlier exercise of any of the Company's
                                               Warrants issued and outstanding on the
                                               Effective Date. The exercise price and the
                                               number of shares issuable upon exercise of
                                               the Public Warrants are subject to adjustment
                                               in certain circumstances. See "Description of
                                               Securities."

Securities offered through Selling
  Securityholders' Offering..................  487,500 shares of Common Stock and 1,425,000
                                               Private Warrants. Each Private Warrant
                                               entitles the holder to purchase one share of
                                               Common Stock at a price of $6.60 during a
                                               four-year period commencing two years after
                                               the date of this Prospectus and lasting until
                                               the date six years after the date hereof, and
                                               that prior to such period, the Private
                                               Warrants may be exercisable only with the
                                               Underwriter's prior written consent. The
                                               Underwriter and the Company have agreed that
                                               the Underwriter will not consent, until six
                                               months after the Effective Date, to the
                                               earlier exercise of any of the Company's
                                               Warrants issued and outstanding on the
                                               Effective Date. The exercise price and number
                                               of shares issuable upon exercise of the
                                               Warrants are subject to adjustment in certain
                                               circumstances. See "Description of
                                               Securities."

Common Stock Outstanding Before the Public
  Offering(1)(2).............................  2,296,226 Shares.

Common Stock Outstanding After the Public
  Offering(2)................................  3,121,226 Shares.

Warrants and Options Outstanding Before the
  Public Offering(3)(5)......................  1,425,000 Warrants and Options.

Warrants and Options Outstanding After the
  Public Offering(3)(4)(5)...................  2,425,000 Warrants and Options.

Warrant Expiration Date......................  , 2004 (six years after the Effective Date).

Offering period for the Public Offering......  825,000 shares and 1,000,000 warrants are being offered for a period of 45 days from
                                               the date of this Prospectus, subject to a 45
                                               day extension period therefrom by the
                                               Underwriter and the Company. See
                                               "Underwriting."

Warrant Redemption...........................  Redeemable by the Company, in whole or in part at a price of $.05 per Public Warrant,
                                               at any time that they are exercisable upon
                                               not less than 30 days prior written notice to
                                               the holders of the Public Warrants, provided
                                               that the average closing bid price of the
                                               Company's Common Stock for the twenty
                                               consecutive trading days immediately prior to
                                               the date on which the notice of redemption is
                                               given, shall have exceeded $10.00 per share.

Use of Proceeds..............................  Repayment of indebtedness to the private placement investors and Horphag, inventory
                                               and working capital. See "Use of Proceeds."

Proposed OTC Bulletin Board Symbols(6)

  Common Stock...............................

  Warrants...................................


------------------------


(1) Includes 87,050 shares of common stock issued after June 30, 1998.



(2) Does not include (i) 1,425,000 shares of Common Stock issuable upon the exercise of outstanding Warrants; (ii) 1,000,000 shares of Common Stock issuable upon exercise of the Public Warrants sold in this Offering; (iii) 182,500 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants including the shares of Common Stock underlying the Warrants included within the Underwriter's Warrants; and (iv) 500,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plan. See "Management,", "Description of Securities" and "Underwriting".



(3) Includes 1,425,000 warrants on the same terms as the Public Warrants offered hereby.



(4) Does not include the Underwriter's Warrants.



(5) Does not include options to purchase up to 500,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plan.



(6) The proposed trading symbols do not imply that a liquid and active market will be developed or sustained for the securities upon completion of the Public Offering.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


    The following summary consolidated financial information has been derived from the financial statements of the Company and should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this Prospectus. For a description of the Financial Statements from which the following financial data has been derived, see the introduction to "Selected Financial Information." The summary financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included elsewhere in this Prospectus. Information as to the periods ended June 30, 1998 and June 30, 1997 is unaudited. All per share amounts have been adjusted to reflect a one (1) share for two (2) shares reverse stock split effective on October 1, 1998.


CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                                -----------------------------------------------------
                                                                              YEARS ENDED DECEMBER 31,
                                                                -----------------------------------------------------

                                            OCTOBER 20, 1992
                                             (INCEPTION) TO
                                            DECEMBER 31, 1992     1993       1994       1995       1996       1997
                                           -------------------  ---------  ---------  ---------  ---------  ---------
Net Sales................................       $      92       $   2,719  $  36,895  $  57,841  $  51,499  $  35,682
Income (Loss) from Operations............       $    (162)      $    (180) $   1,462  $   2,164  $  (2,764) $  (5,683)
Net Income (Loss)........................       $    (162)      $    (207) $   1,091  $   1,186  $  (1,803) $  (6,098)
Net Income (Loss) Per Share--
  Basic and diluted......................       $    (.12)      $    (.15) $     .78  $     .81  $   (1.23) $   (3.01)



                                                                                                SIX MONTHS ENDED
                                                                                                    JUNE 30,
                                                                                              --------------------
                                                                                                1997       1998
                                                                                              ---------  ---------
Net Sales...................................................................................  $  18,929  $  14,885
Loss from Operations........................................................................  $  (2,839) $  (1,177)
Net Loss....................................................................................  $  (2,794) $  (1,422)
Net Loss Per Share--Basic and diluted.......................................................  $   (1.46) $    (.64)


CONSOLIDATED BALANCE SHEET DATA:


                                                                                                AS OF JUNE 30,
                                                                                                     1998
                                                                                            ----------------------
                                                                                                           AS
                                                                                             ACTUAL    ADJUSTED(1)
                                                                                            ---------  -----------
Working Capital Deficiency................................................................  $  (7,833)  $  (3,980)
Total Assets..............................................................................      3,711       5,377
Long Term Obligations.....................................................................          0           0
Total Liabilities.........................................................................     10,175       7,991
Minority Interest in Consolidated Subsidiaries............................................         43          43
Stockholders' Deficit.....................................................................     (6,507)     (2,654)


------------------------


(1) Gives effect to the sale of shares of common stock and Public Warrants to be sold by the Company in the Public Offering and the application of the estimated net proceeds therefrom to repay debt, as if the transactions had occurred as of June 30, 1998. See "Use of Proceeds".

                                  RISK FACTORS

    AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE MADE BY ANY INVESTOR WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. EACH PROSPECTIVE PURCHASER SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS ASSOCIATED WITH THIS OFFERING, AS WELL AS OTHER FACTORS DESCRIBED ELSEWHERE IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT.


    NO ASSURANCE OF A RETURN TO PROFITABILITY; RECENT SUBSTANTIAL LOSSES. From its inception in late 1992 through the end of its Fiscal 1995, the Company had experienced a rapid expansion in its net sales, growing from net sales of approximately $2,719,000 during its first full fiscal year, Fiscal 1993, to net sales of approximately $36,895,000 and $57,841,000, for Fiscal 1994 and Fiscal 1995, respectively. During these three fiscal years the Company's net income experienced corresponding increases, with the Company sustaining a net loss of approximately $207,000 during Fiscal 1993 and net income of approximately $1,091,000 and $1,186,000 during Fiscal 1994 and Fiscal 1995, respectively. Fiscal 1996 and Fiscal 1997 were periods of declining revenues and net losses. During Fiscal 1996 and Fiscal 1997, the Company sustained net losses of approximately $1,803,000 and $6,098,000, respectively, upon net sales of approximately $51,499,000 and $35,682,000, respectively. During Six Months 1998, the Company sustained a net loss of approximately $1,422,000 on net sales of approximately $14,885,000. This is in comparison to Six Months 1997 during which the Company sustained a net loss of approximately $2,794,000 upon net sales of approximately $18,929,000. See "Risk Factors--Going Concern Modification in Independent Certified Public Accountants' Report." Management believes that the foregoing net sales decreases and losses resulted from the Company maturing as a network marketing enterprise, having reached a leveling off of its net sales during the latter part of 1995, and the Company's own initial efforts to overcome this maturation. In an effort to overcome this maturation, the Company formulated several approaches. Those approaches were to: attract a younger and more entrepreneurial minded associate than it had attracted in the past; attract persons who had been successful network marketers with other companies; continue to expand its line of products, including efforts to develop products directed at a younger market; and further expand geographically outside of the United States. Attracting new, younger and entrepreneurial minded associates was, by its nature, the first approach undertaken. In an effort to accomplish this, among other things, the Company changed its commission program that had been in place since 1994. The change in commission structure was not well received by the Company's associates and, in addition, the Company's new commission structure attracted associates who misused the new commission program which increased commissions on first time sales without providing for commission recovery by the Company on product returns and refunds. Exacerbating the Company's losses were to lesser degrees; the time and cost of personnel devoted to promoting the new commission program, competition in recently penetrated markets of Australia and New Zealand of "copycat" products, the introduction of new products that were not as well received by the market as had been expected, a new product not as consistent as the product it replaced and a corporate infrastructure (new personnel and facilities) with related fixed costs that had grown correspondingly with the growth in sales in prior fiscal years. The Company, in the latter part of Fiscal 1996, reverted to essentially its former commission program. There can be no assurance that future unforeseen developments, such as the failure to successfully penetrate the new geographically targeted markets, generate revenue growth as market competition increases, create or secure new products that will be accepted in the market place, contain its general and administrative overhead costs and other unforeseen circumstances will not have a material adverse effect on the Company's operations in its current or expanded market areas. The Company is actively trying to sell its South Korean subsidiary and at June 30, 1998, the Company recorded a $471,000 write down of its assets in its South Korean subsidiary to what the Company believed to be their net realizable value. See "Risk Factors--Going Concern Modification in Independent Certified Public Accountants' Report," "--Losses Sustained in Attempting to Penetrate New Markets; Risks Involved in Entering New Markets," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Consolidated Financial Statements and the notes thereto.

    GOING CONCERN MODIFICATION IN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT. The report dated May 1, 1998, except for the first paragraph of Note 8 which is dated October 1, 1998, from BDO Seidman, LLP, the independent certified public accountants for the Company's December 31, 1997 consolidated financial statements, expressed "substantial doubt" about the Company's ability to continue as a going concern due to recurring losses and negative working capital. There can be no assurance that the Company will again or ever achieve profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Consolidated Financial Statements.



    LOSSES SUSTAINED IN ATTEMPTING TO PENETRATE NEW MARKETS; RISKS INVOLVED IN ENTERING NEW MARKETS. The Company has sustained substantial losses in trying to penetrate the South Korean market. The Company is actively trying to sell its South Korean subsidiary and during the quarter ended June 30, 1998, the Company recorded a $471,000 writedown of its assets in its South Korean subsidiary to what the Company believed to be their net realizable value. The Company intends to complete its expansion efforts into the United Kingdom. Completing the establishment of its operations in the United Kingdom will require the recruitment and training of new personnel, paying salaries of United Kingdom personnel and their related benefits, continuing compliance with the laws and regulations of that country, delivering products into that country, purchasing equipment, continuing leasehold payments and payments of other costs and expenses until United Kingdom operations generate sufficient revenues to cover the foregoing and other costs and expenses related to the Company's United Kingdom operations. Until such time as United Kingdom operations generate sufficient revenue to cover the foregoing costs and expenses, of which no assurance can be given, the Company's United Kingdom operations will continue to sustain losses. In addition to the foregoing, future events, including problems, delays, expenses and complications frequently encountered by companies seeking to penetrate new markets, foreign currency exchange fluctuations, as well as changes in governmental policies, economic or other conditions may occur that could cause the Company to be unsuccessful in these expansion efforts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."



    USE OF PROCEEDS TO REPAY INDEBTEDNESS. Approximately 57% of the estimated net proceeds to be received by the Company from the Public Offering have been allocated to repay indebtedness and will, as a result, not be used for the Company's future operations. See "Use of Proceeds."



    NEED FOR ADDITIONAL FUTURE FINANCING; POSSIBLE ADDITIONAL DILUTION. The Company may require additional equity or debt financing in order to complete its expansion efforts into any additional geographic areas that the Company may target in the future or for additional working capital if it continues to sustain losses or its expansion areas continues to suffer losses. Any additional equity financing that may be obtained may dilute the voting power and equity interests of the Company's stockholders. Any additional debt financing that may be obtained may restrict or impair the Company's ability to declare dividends or may impose financial restrictions on the Company's ability to expand. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected. See "Use of Proceeds."



    BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately 30% of the estimated net proceeds to be received by the Company from the Public Offering have been allocated to working capital and the Company will have broad discretion as to the application of such funds. See "Use of Proceeds."



    NON-PAYMENT OF PAYROLL AND SALES TAXES. During Fiscal 1997 and its current fiscal year to end December 31, 1998 ("Fiscal 1998"), the Company has not made its payroll tax deposits with the Internal Revenue Service ("IRS") and various state taxing authorities on a timely basis and is negotiating a payment plan with the IRS. At December 31, 1997 and June 30, 1998, the Company owed approximately $51,100 and $176,600, respectively, in payroll tax liabilities including interest and penalties. As of December 31, 1997, the Company has federal income tax refunds related to the carryback of net operating losses of approximately $264,000. The Company has offset these income tax refunds against the federal payroll tax liabilities as of December 31, 1997. Also, during Fiscal 1997 and Six Months, 1998, the Company has not made its sales tax deposits with the various state taxing authorities on a timely basis. At December 31, 1997 and June 30, 1998, the Company owed approximately $268,000 and $391,000, respectively, in current and delinquent sales tax deposits. Subsequent to June 30, 1998, the Company reached an agreement with the IRS to pay certain current and prior payroll tax liabilities. The Company has also agreed to pay all future payroll taxes on a current basis. Any failure to meet the terms of the agreement with the IRS, could result in a federal tax lien being filed. In addition, the various state taxing authorities could commence actions against the Company including property seizure proceedings. If any such action were to be successful the Company could be required to pay judgments entered against it which may require the sale of assets at "distress" sale prices. In addition, the cost of defending any such litigation could be substantial.


    GOVERNMENT REGULATION OF PRODUCTS AND MARKETING. The Company is subject to or affected by extensive governmental regulations not specifically addressed to network marketing. Such regulations govern, among other things, (i) product formulation, labeling, packaging and importation, (ii) product claims and advertising, whether made by the Company or its associates, (iii) fair trade and distributor practices, and (iv) taxes, transfer pricing and similar regulations that affect foreign taxable income and customs duties. Based on the Company's experience and research, the nature and scope of inquiries from government regulatory authorities, and the advice it receives from various counsel, the Company believes that it is in material compliance with all regulations applicable to the Company. However, there can be no assurances that the Company will not be subject to inquiries and regulatory investigations or disputes and the effects of any adverse publicity resulting therefrom. Any assertion or determination that the Company is not in compliance with existing laws or regulations could potentially have a material adverse effect on the Company's business and results of operations. In addition, in any country or jurisdiction, the adoption of new laws or regulations or changes in the interpretation of existing laws or regulations could generate negative publicity and/or have a material adverse effect on the Company's business and results of operations. The Company cannot determine the effect, if any, that future governmental regulations or administrative orders may have on the Company's business and results of operations. Moreover, governmental regulations in countries where the Company plans to commence or expand operations may prevent, delay or limit market entry of certain products or require the reformulation of such products. Regulatory action, whether or not it results in a final determination adverse to the Company has the potential to create negative publicity, with detrimental effects on the motivation and recruitment of associates and, consequently, on the Company's sales and earnings. See "--Losses Sustained in Attempting to Penetrate New Markets; Risks Involved in Entering New Markets" and "Business-- Government Regulation."


    GOVERNMENT REGULATION OF DIRECT SELLING ACTIVITIES. Direct selling activities are regulated by various governmental agencies. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes. Such schemes, often referred to as "pyramid" or "chain sales" schemes, often promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products. So long as the Company is doing business in South Korea, it must comply with South Korea's strict Door-to-Door Sales Act, which requires among other things, the regular reporting of revenue, the registration of associates together with the issuance of a registration card, and the maintaining of a current associate registry. This law also limits the amount of certain bonuses that a registered multi-level marketing company can pay to associates up to a maximum of 35% of revenue in a given month. See "Business-- Government Regulation."


    As is the case with most network marketing companies, the Company has from time to time received inquiries from various government regulatory authorities regarding the nature of its business and other issues such as compliance with local business opportunity and securities laws. To date none of these inquiries has resulted in a finding materially adverse to the Company. There can be no assurance that the Company will not face inquiries in the future which, either as a result of findings adverse to the Company or as a result of adverse publicity resulting from the initiation of such inquiries, could have a material adverse effect on the Company's business and results of operations. See "Business--Government Regulation."

    Even though management believes that laws governing direct selling are generally becoming more permissive in certain Asian countries, certain countries currently have laws in place that would prohibit the Company from conducting business in such markets. There can be no assurance that the Company will be allowed to continue to conduct business in each of its existing markets. See "Business--Government Regulation."


    TAXATION RISKS AND TRANSFERS PRICING. The Company is subject to taxation in the United States, where it is incorporated. In addition, each of the Company's subsidiaries are subject to taxation in the country in which it operates, currently ranging from a statutory tax rate of 28% in South Korea to 35% in Trinidad and Tobago. The Company will be eligible for foreign tax credits in the United States for the amount of foreign taxes actually paid in a given period. In the event that the Company's operations in high tax jurisdictions such as Trinidad and Tobago grow disproportionately to the rest of the Company's operations, the Company will be unable to fully utilize its foreign tax credits in the United States, which could, accordingly, result in the Company paying a higher overall effective tax rate on its worldwide operations.


    Because the Company's subsidiaries operate outside of the United States, the Company is subject to the jurisdiction of the relevant foreign tax authorities. In addition to closely monitoring the subsidiaries locally based income, these tax authorities regulate and restrict various corporate transactions, including intercompany transfers. The Company believes that the tax authorities in South Korea are particularly active in challenging the tax structures of foreign corporations and their intercompany transfers. Although the Company believes that its tax and transfer structures are in compliance in all material respects with the laws of every jurisdiction in which it operates, no assurance can be given that these structures will not be challenged by foreign tax authorities or that such challenges will not have a material adverse effect on the Company's business or results of operations.


    INCREASED COMPANY EMPHASIS ON OPERATIONS OUTSIDE OF THE UNITED STATES. Less than 18% of the Company's net sales during Fiscal 1997 were derived from operations outside of the United States. The Company's future operations may be materially and adversely affected by economic, political and social conditions in the countries in which it then operates. A change in policies by any government in the Company's markets and proposed markets, could adversely affect the Company and its operations through, among other things, changes in laws, rules or regulations, or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, currency repatriation or imports, or the expropriation of private enterprises. Although the Company believes that the general trend in Asia has been toward more open markets and trade policies and the fostering of private business and economic activity, no assurance can be given that this trend will continue or that such policies will not be significantly altered in future periods. Additionally, the economic downturn in Asia appears to have offset this trend. This could be especially true in the event of a change in leadership, social or political disruption or upheaval, or unforeseen circumstances affecting economic, political or social conditions or policies. There can be no assurance that such activities, or other similar activities in the Company's markets, will not result in passage of legislation or the enactment of policies which could materially adversely affect the Company's operations in the market areas where it operates. In addition, the Company's ability to expand its operations into new markets will directly depend on its ability to secure the requisite government approvals and comply with the local government regulations. See "--Losses Sustained in Attempting to Penetrate New Markets; Risks Involved in Entering New Markets."


    CURRENCY RISKS. The Company's foreign-derived sales and selling, general and administrative expenses are converted to U.S. dollars for reporting purposes. Consequently, the Company's reported earnings are significantly impacted by changes in currency exchange rates, generally increasing with a weakening dollar and decreasing with a strengthening dollar. Given the uncertainty of the extent of exchange rate fluctuations, the Company cannot estimate the effect of these fluctuations on its future business, product pricing, results of operations or financial condition. However, because the Company's revenue is realized in local currencies and the majority of its cost of sales is denominated in U.S. dollars, the Company's gross profits will be positively affected by a weakening in the U.S. dollar and will be negatively affected by a strengthening in the U.S. dollar. There can be no assurance that any of the foregoing currency risks will not have a material adverse effect upon the Company's results from operations or financial condition. Fluctuations in currency exchange rates, particularly those caused by an increase in the value of the United States dollar, could have a material adverse effect on the Company's financial position, results of operations and cash flows.

    RELIANCE UPON INDEPENDENT DISTRIBUTOR NETWORK AND HIGH TURNOVER RATE OF DISTRIBUTORS. The Company distributes its products exclusively through independent associates. Associate agreements with the Company are voluntarily terminable by the associates at any time. The Company's revenue is directly dependent upon the efforts of these independent associates, and any growth in future sales volume will require an increase in the productivity of these associates and/or growth in the total number of associates. As is typical in the direct selling industry, there is turnover in associates from year to year, which requires the sponsoring and training of new associates by existing associates to maintain or increase the overall associate force and motivate new and existing associates. The Company experiences seasonal decreases in associate sponsoring and product sales in some of the countries in which the Company operates because of local holidays and customary vacation periods. The size of the associate force can also be particularly impacted by general economic and business conditions and a number of intangible factors such as adverse publicity regarding the Company, or the public's perception of the Company's products, product ingredients, Company associates or direct selling businesses in general. Historically, the Company has experienced periodic fluctuations in the level of associate sponsorship (as measured by associate applications). However, because of the number of factors that impact the sponsoring of associates, and the fact that the Company has little control over the level of sponsorship of new associates, the Company cannot predict the timing or degree of those fluctuations. There can be no assurance that the number or productivity of the Company's associates will be sustained at current levels or increased in the future. In addition, the number of associates as a percent of the population in a given country or market could theoretically reach levels that become difficult to exceed due to the finite number of persons inclined to pursue a direct selling opportunity.

    POTENTIAL EFFECTS OF ADVERSE PUBLICITY. The size of the distribution force and the results of the Company's operations can be particularly impacted by adverse publicity regarding the Company, or its competitors, including the legality of network marketing, the quality of the Company's products and product ingredients or those of its competitors, regulatory investigations of the Company or the Company's competitors and their products, associate actions and the public's perception of the Company's associates and direct selling businesses generally. There can be no assurance that such adverse publicity will not have a material adverse effect on the Company's ability to attract and retain customers or associates, or on the Company's results from operations or financial condition generally.


    DEPENDENCE ON KEY PERSONNEL. The Company's future success depends on the continued availability of certain key management personnel, including Robert L. Richards, Michael Lightfoot, and J.T. Whitworth. The business of the Company could be adversely affected by the loss of services of any of the foregoing individuals. The Company does not have employment contracts with any of the foregoing individuals. See "Management--Executive Compensation." The Company's growth and ability to return to profitability may depend on its ability to attract and retain other management personnel, of which no assurance can be given. The Company only maintains Key Man Life Insurance on Robert L. Richards.



    LACK OF WRITTEN CONTRACTS WITH SUPPLIERS OR MANUFACTURERS. With the exception of ENZO, the Company does not have any written contracts with any of its suppliers or manufacturers or commitments from any of its suppliers or manufacturers to continue to sell products to the Company. Due to the absence of any written contract with almost all of its suppliers, there is a risk that any of the Company's suppliers or manufacturers could discontinue selling their products to the Company for any reason. Although the Company believes that it could establish alternate sources for most of its products, any delay in locating and establishing relationships with other sources could result in product shortages and back orders for the products, with a resulting loss of revenues to the Company. In addition, the lack of a written agreement may impair the Company's ability to enforce such agreements or enforce its rights thereunder. There can be no assurance that the lack of written agreements with suppliers or manufacturers will not have a material adverse effect on the Company.

    COMPETITION. The Company competes with many companies marketing products similar to those sold and marketed by the Company. It also competes intensely with other network marketing companies in the recruitment of associates, of which there are many such companies. Some of the largest of these are Nutrition for Life International, Inc., Natures Sunshine, Inc., Herbalife International, Inc., Amway and Rexall Sundown, Inc. Each of these companies is substantially larger than the Company and has significantly greater financial and personnel resources than the Company.


    DEPENDENCE UPON SUPPLIERS. The Company has one source of Pycnogenol, MW International Inc. ("MWI"), and approximately two-thirds of the Company's revenues have been derived from Pycnogenol. During Fiscal 1995, Fiscal 1996, Fiscal 1997 and Six Months 1998, the Company purchased approximately 40%, 57%, 48% and 18% of its products, respectively, from MWI. During the same foregoing fiscal periods, the Company purchased approximately 40%, 22%, 6% and 3% of its products from Manhattan Drug, Inc. The Company has no written agreements with its suppliers and although the Company believes that suitable replacement and comparable product sources are available, there can be no assurance that the Company would be able to obtain replacement suppliers on a timely basis, on commercially reasonable terms or at all, in the event its suppliers discontinue associating with the Company, go out of business or for some other reason either of their products become unavailable to the Company. See "Business-- Manufacturing and Supplies."


    PRODUCT LIABILITY EXPOSURE. Although the Company does not engage in the manufacture of any of the products it markets and distributes, the Company could be exposed to product liability claims for the products which it distributes. The Company has not had, or is not aware of, any such claims to date. Although the Company maintains product liability insurance which it believes to be adequate for its needs, there can be no assurance that the Company will not be subject to claims in the future or that its insurance coverage will be adequate.


    CONTROL BY OUTSIDE COMPANY. After the successful completion of this Public Offering, Global Marketing, LLC, ("Global") will beneficially own approximately 40% of the Company's issued and outstanding shares of Common Stock. Global will, as a practical matter, be able to nominate and cause the election of all the members of the Company's Board of Directors, control the appointment of its officers and the day-to-day affairs and management of the Company. See "Principal Stockholders."



    INDEPENDENT DIRECTORS NOT A MAJORITY OF THE BOARD. Four of the five members of the Company's Board of Directors are also executive officers of the Company. All decisions affecting the day-to-day operations of the Company will be made by the Board of Directors, of which the majority of members are not independent of the Company. See "Management."



    IMMEDIATE AND SUBSTANTIAL DILUTION. As a result of the sale of the Securities offered in this Public Offering, there will be immediate and substantial dilution to public investors in that the pro forma net tangible book value per share of the Company's Common Stock after this Public Offering will be approximately $(1.01) per share, or approximately $7.01 (or 117%) less than the $6.00 offering price per share. See "Dilution."



    ESCROW OF INVESTORS' FUNDS. Under the terms of the Public Offering, the Underwriter is offering 825,000 shares and 1,000,000 Public Warrants on an "all or none, best efforts" basis. No commitment exists by anyone to purchase all or any part of the securities offered in the Public Offering. Consequently, it is uncertain that such securities will be sold, and subscribers' funds may be escrowed for as long as 90 days and then returned without interest thereon in the event such securities are not sold within the prescribed periods. Subscribers, therefore, will not have the use of any funds paid for the subscription to such securities or the right to return of their funds during the subscription period. In the event the Underwriter is unable to sell such securities within such period, the Public Offering may be withdrawn. See "Underwriting."



    NO ASSURANCE OF PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING AND EXERCISE PRICES. Prior to the Public Offering, there has been no market for any of the Company's securities. The initial public offering price of the Securities and the exercise price and other terms of the Warrants have been arbitrarily determined by negotiations between the Company and the Underwriter and such prices and terms are not necessarily related to the Company's asset value, net worth or other established criteria of value. In addition, there can be no assurance that a trading market will develop after the Public Offering for any of the Company's Securities or that, if developed, it will be sustained. See "Underwriting."



    SHARES ELIGIBLE FOR FUTURE SALE; POSSIBLE DOWNWARD PRESSURE ON SHARE
PRICE. Existing stockholders in the Company are subject to Rule 144 as promulgated under the Securities Act ("Rule 144") and the restrictions thereunder upon the disposition of shares. In general, under Rule 144, a person who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of shares of common stock that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of the issuer and after a two-year holding period.



    All of the 2,296,226 issued and outstanding shares of the Company's Common Stock prior to the offering are "restricted securities," as that term is defined under Rule 144. The Company also has outstanding warrants and options to purchase 1,425,000 shares of Common Stock. The ability of stockholders to make Rule 144 sales may increase the supply of shares of Common Stock in the public market, and thus may have a substantial depressive effect on the price of the Company's securities in any market which may develop for such securities. There can be no assurance that such Rule 144 dispositions will not occur or not adversely affect the price of the securities offered hereby. See "--Effect of Options, Warrants and Registration Rights", "Shares Eligible for Future Sale" and "Selling Securityholders."



    EFFECT OF OPTIONS, WARRANTS AND REGISTRATION RIGHTS. For the respective terms of the Underwriter's Warrants, Public Warrants sold as part of the Public Offering and the Private Warrants and any options that may be granted by the Company under the Company's stock option plan, the holders thereof are given an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during the exercise periods of said warrants and options may be adversely effected by the existence of such warrants, options and plans. The holders of options or warrants to purchase Common Stock may exercise such options or warrants at a time when the Company might be able to obtain additional capital through offerings of securities on terms more favorable than those provided by such options or warrants. In addition, the holders of the Underwriter's Warrants and 22.050 shares of Common Stock have demand and "piggyback" registration rights, respectively, with respect to their securities and/or the shares of the Company's Common Stock underlying said securities. Exercise of such registration rights may involve substantial expense to the Company. See "Management," "Certain Transactions," "Description of Securities," "Underwriting" and "Selling Securityholders."


    NO CASH DIVIDENDS. The Company has not paid any dividends to date. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations. See "Description of Securities."

    LACK OF EXPERIENCE OF THE UNDERWRITER. The Underwriter was organized in August 1993, was registered as a broker in June 1995, and became a member firm of the National Association of Securities Dealers, Inc. (the "NASD") in June 1995. The Underwriter is principally engaged in retail brokerage and market making activities and various corporate finance projects. The Underwriter has acted as a placement agent in private offerings, has participated as a member of the underwriting syndicate or as a selected dealer in one public offering, and has acted only three times as the lead manager of public offerings of securities. While certain of the officers of the Underwriter have significant experience in corporate finance and the underwriting of securities, no assurance can be given that the Underwriter's lack of experience as a lead managing underwriter of public offerings will not adversely affect the Public Offering and the subsequent development of a liquid public trading market in the Company's securities. See "Underwriting."



    POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. At any time during their exercise period, the Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon 30 days prior written notice if the average closing bid price of the Common Stock for 20 consecutive trading days ending within 10 days of the notice exceeds $10.00. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the current market price for the Warrants when they might otherwise wish to hold the Warrants, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities."



    CURRENT PROSPECTUS AND BLUE SKY REGISTRATION REQUIRED TO EXERCISE
WARRANTS. Holders of the Warrants will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the states in which the Warrantholders reside. Although the Company intends to maintain such a current prospectus and to seek to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Common Stock and Warrants are to be offered, there is no assurance that it will be able to do so. The Warrants may be deprived of any value if the current prospectus encompassing the shares underlying the Warrants is not kept effective or if such underlying shares are not or cannot be registered in the states in which the Warrantholders reside. See "Description of Securities."



    BULLETIN BOARD LISTING; POSSIBLE ADVERSE EFFECT ON LIQUIDITY OF
SECURITIES. Securities listed on the Bulletin Board may experience reduced liquidity as compared to the Nasdaq SmallCap market. If the securities offered hereby are listed on the Bulletin Board, investors herein may experience reduced liquidity in such securities and may have difficulty in obtaining a satisfactory sale price, relative to the actual market price, as a consequence. There can be no assurance that the failure to attain listing on the Nasdaq SmallCap market will not adversely affect the Company's securities liquidity or investors' ability to dispose of such securities.



    RISKS OF LOW-PRICED SECURITIES. If the Company's securities are listed on the Bulletin Board, such securities would be subject to rules under the Exchange Act, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and "accredited investors" (for example, individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by such rules, a broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, such rules may affect the ability of broker-dealers to sell the Company's securities and the ability of purchasers in the Public or Selling Securityholders' Offerings to sell any of the Company's securities acquired in the Public or Selling Securityholders' Offerings in any secondary market that may develop for such securities.


    The Commission has enacted rules that define a "penny stock" to be any equity security that has a price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions, including securities listed on designated exchanges. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction in a penny stock, of a disclosure statement prepared by the Commission relating to the penny stock market. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. In the event the Company's securities are not otherwise exempt from the provisions of the Commission's "penny stock" rules, such rules may also affect the ability of broker-dealers to sell the Company's securities and the ability of purchasers in the Public Offering or the Selling Securityholders Offering to sell any of the securities acquired hereby in any secondary market that may develop. See "Underwriting" and "Selling Securityholders."



    "YEAR 2000" PROBLEM. The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the latter two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. Management has assessed the Company's "Year 2000" compliance expense to be $250,000. The Company has not yet established a contingency plan in the event that it is unable to correct the "Year 2000" problem and as of the date of this Prospectus has no plans to do so. There can be no assurance that such problem can be resolved by the Company in a timely or cost effective fashion, or at all, or that any difficulty or inability in resolving such problem will not have a material adverse effect upon the Company.

                                    DILUTION


    The initial offering price per share of Common Stock is substantially higher than the average price per share paid by the Company's existing stockholders. Based on an initial public offering price of $6.00 per share, purchasers of the Common Stock in the Public Offering will experience an immediate and substantial dilution in net tangible book value of approximately 117% or $7.01 per share. For the purposes of this discussion, it is assumed that no Warrants will be exercised, and, accordingly, no value is attributed to the Warrants.



    The following table presents certain information concerning the net consolidated tangible book value per share of the Company's Common Stock as of June 30, 1998, as adjusted to give effect to the sale of 825,000 shares of Common Stock by the Company in the Public Offering (at an initial public offering price of $6.00 per share and after deducting the estimated underwriting discounts and estimated offering expenses payable by the Company):



Initial public offering price per share......................             $    6.00
    Consolidated Net negative tangible book value per share
      before the Public Offering(1)..........................  $   (3.13)
    Increase per share attributable to new investors.........  $    2.12
                                                               ---------
Net tangible book value per share after the Public
  Offering...................................................                 (1.01)
                                                                          ---------
Total dilution per share to new investors(2).................             $    7.01
                                                                          ---------
                                                                          ---------


------------------------


(1) Net tangible book value per share is determined by dividing the Company's net tangible book value (total assets less intangible assets and total liabilities and minority interest) at June 30, 1998 by the number of shares of Common Stock then outstanding.



(2) Dilution per share is determined by subtracting pro forma net tangible book value per share after the Public Offering from the initial public offering price per share. The foregoing table also assumes no exercise of the Underwriter's Warrants.



    The following table sets forth, on a pro forma basis as of the date of this Prospectus, the respective positions of the Company's existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the total cash consideration paid and the average price per share paid by the existing stockholders and by the new investors with respect to the 825,000 shares of Common Stock to be issued by the Company at an initial public offering price of $6.00 per share.



                                                     SHARES PURCHASED           TOTAL CONSIDERATION
                                                 -------------------------  ---------------------------    AVERAGE
                                                              APPROXIMATE                  APPROXIMATE      PRICE
                                                   NUMBER       PERCENT        AMOUNT        PERCENT      PER SHARE
                                                 ----------  -------------  ------------  -------------  -----------
Existing Stockholders (1)......................   2,209,176        72.8%    $  1,387,409          22%     $    0.63
New Investors..................................     825,000        27.2%       4,950,000          78%     $    6.00
                                                 ----------       ------    ------------       ------
      TOTAL....................................   3,034,176         100%    $  6,337,409         100%
                                                 ----------       ------    ------------       ------
                                                 ----------       ------    ------------       ------


    The foregoing table assumes no exercise of any warrants.

------------------------


(1) Does not include the exercise of 87,050 of options and warrants exercised after June 30, 1998.

                                USE OF PROCEEDS


    The net proceeds to the Company from the sale of 825,000 shares of Common Stock and 1,000,000 Public Warrants offered hereby are estimated to be approximately $3,853,000 after deducting underwriting commissions and discounts and other expenses of the Public Offering. The Company expects to use the net proceeds over the next twelve months approximately as follows:



                                                                                    APPROXIMATE
                                                                                   DOLLAR AMOUNT     APPROXIMATE
                                                                                       OF NET        PERCENTAGE
APPLICATION OF NET PROCEEDS                                                           PROCEEDS     OF NET PROCEEDS
---------------------------------------------------------------------------------  --------------  ---------------
Repayment of Bridge Loans(1) (Including interest of $209,000 to
  November 30, 1998).............................................................   $  1,934,000            50%
Partial repayment of Horphag loan(2).............................................        250,000             7%
Inventory........................................................................        500,000            13%
Working Capital(3)...............................................................      1,169,000            30%
                                                                                   --------------         -----
      Total......................................................................   $  3,853,000           100%
                                                                                   --------------         -----
                                                                                   --------------         -----


------------------------


(1) Repayment of 10% promissory notes issued to private investors due upon the earlier of eighteen months from the date of issuance or the proceeds of the Company's initial public offering contemplated herein. The Company used the proceeds of the promissory notes in its expansion efforts into Korea for inventory, office equipment, security deposits and to fund operating losses and also for debt repayment and working capital. See "Certain Transactions."



(2) Partial repayment of 9.5% promissory note due to Horphag Research Ltd. due upon the earlier of September 15, 1998 or five days after the closing of the Company's initial public offering contemplated herein. See "Certain Transactions".



(3) Includes general corporate purposes such as selling, general and administrative expenses; leasehold improvements; professional fees; and marketing research.



    The Company currently estimates that the net proceeds of the Public Offering will be sufficient to fund its planned operations for approximately twelve months from the date of this Prospectus. The net proceeds may be sufficient for a greater or lesser period of time depending on the extent of the Company's expansion efforts. In addition, the Company may require additional financing prior to or following such period if the Company suffers losses greater than anticipated. The Company has no commitments or arrangements for any such additional financing and there can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected.



    The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Public Offering. Future events, as well as changes in economic, regulatory or competitive conditions or the Company's business and the results of the Company's activities may make shifts in the allocation of funds within the described categories or to other purposes necessary or desirable. In the event the Company suffers losses greater than anticipated, the Company may draw upon the net proceeds of the Public Offering allocated to working capital. Management has broad discretion as to the allocation of the net proceeds of the Public Offering.



    The Company will not receive any of the proceeds from the sale of the Company's securities by the Selling Securityholders.



    Prior to expenditure, proceeds will be invested principally in high grade, short-term, interest-bearing investments. Any proceeds received upon exercise of any Warrants will be used for working capital. There can be no assurance that any Warrants will be exercised.

                                 CAPITALIZATION


    The following table sets forth the short-term debt and capitalization of the Company as of June 30, 1998 and as adjusted to reflect the proceeds of 825,000 shares of Common Stock and 1,000,000 Redeemable Common Stock Purchase Warrants for sale in this Offering. The table should be read in conjunction with the notes below and the consolidated financial statements of the Company and the information and the related notes thereto including elsewhere herein. See "Use of Proceeds".



                                                                                              JUNE 30, 1998
                                                                                         ------------------------
                                                                                                          AS
                                                                                           ACTUAL      ADJUSTED
                                                                                         -----------  -----------
SHORT TERM DEBT:
  Notes payable........................................................................  $ 4,350,518  $ 2,375,518
  Capitalized lease obligation.........................................................       75,646       75,646
                                                                                         -----------  -----------
TOTAL SHORT TERM DEBT..................................................................    4,426,164    2,451,164
                                                                                         -----------  -----------

LONG-TERM DEBT:
  Capital leases payable less current portion..........................................            0            0
                                                                                         -----------  -----------
TOTAL LONG-TERM DEBT...................................................................            0            0
                                                                                         -----------  -----------
  Minority interest in consolidated subsidiaries.......................................       43,024       43,024
                                                                                         -----------  -----------
STOCKHOLDERS' DEFICIT:
  Preferred Stock, $.01 par value 5,000,000 shares authorized: none issued and
    outstanding........................................................................      --           --
  Common Stock, $.01 par value 25,000,000 shares authorized: 2,209,176 and 3,034,176
    shares issued and outstanding, actual and adjusted, respectively(1)................       22,092       30,342
  Additional paid-in capital...........................................................    1,365,317    5,210,067
  Cumulative translation adjustment....................................................     (479,536)    (479,536)
  Retained deficit.....................................................................   (7,414,970)  (7,414,970)
                                                                                         -----------  -----------

TOTAL STOCKHOLDERS' DEFICIT............................................................   (6,507,097)  (2,654,097)
                                                                                         -----------  -----------

TOTAL CAPITALIZATION...................................................................  $(2,037,909) $  (159,909)
                                                                                         -----------  -----------
                                                                                         -----------  -----------


------------------------


(1) Does not include (i) 1,425,000 shares of Common Stock issuable upon the exercise of outstanding warrants and options; (ii) 182,500 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants including the shares of Common Stock underlying the warrants included within the Underwriter's Warrants; (iii) 500,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plan; or (iv) 87,050 shares of Common Stock underlying options and warrants exercised after June 30, 1998. See "Management," "Underwriting," "Description of Securities" and "Selling Securityholders."

                      SELECTED CONSOLIDATED FINANCIAL DATA


    The selected consolidated financial data below should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The selected consolidated financial data presented below for, and as of the end of each of, the five fiscal years ended December 31, 1997 and for the period October 20, 1992 (inception) to December 31, 1992 have been derived from the Company's consolidated financial statements. The financial statements for each of the years in the three-year period ended December 31, 1997, have been audited by BDO Seidman, LLP, for the periods indicated in their report, and are included elsewhere in this Prospectus. The information for the six month periods ended June 30, 1997 and 1998 is unaudited but gives effect to all adjustments (none of which was other than normal recurring adjustments) necessary, in the opinion of management of the Company, to present fairly this information. The results of operations for the interim periods should not be taken as indicative of results for a full fiscal year. The financial statements for the period October 20, 1992 (inception) to December 31, 1992 and for the years ended December 31, 1993 and December 31, 1994 are not included in this Prospectus.


    This data should be read in conjunction with the consolidated financial statements and information and the related notes thereto appearing elsewhere herein.

CONSOLIDATED STATEMENT OF OPERATIONS DATA:


                                                                   (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                                                 -----------------------------------------------------
                                             OCTOBER 20, 1992
                                                (INCEPTION)                    YEARS ENDED DECEMBER 31,
                                              TO DECEMBER 31,    -----------------------------------------------------
                                                   1992            1993       1994       1995       1996       1997
                                            -------------------  ---------  ---------  ---------  ---------  ---------
Net Sales.................................      $        92      $   2,719  $  36,895  $  57,841  $  51,499  $  35,682
Cost of Goods Sold........................               66            839      9,368     14,476     13,321      8,388
                                                 ----------      ---------  ---------  ---------  ---------  ---------
    Gross Profit..........................               26          1,880     27,527     43,365     38,178     27,294
Operating Expenses:
  Associate Commissions...................               26          1,275     19,507     30,831     27,966     19,968
  Selling, General & Administrative
  Expenses................................              162            785      6,558     10,370     12,976     13,009
                                                 ----------      ---------  ---------  ---------  ---------  ---------
Income (Loss) from Operations.............             (162)          (180)     1,462      2,164     (2,764)    (5,683)
Other Income (Expense)Net.................          --                 (27)        60        (30)       (27)      (562)
                                                 ----------      ---------  ---------  ---------  ---------  ---------
Net Income (Loss) Before Taxes
and Minority Interest.....................             (162)          (207)     1,522      2,134     (2,791)    (6,245)
  Income Tax (Provision) Benefit..........          --              --           (431)      (862)     1,103         13
  Minority Interest in Subsidiaries.......          --              --         --            (86)      (115)       134
                                                 ----------      ---------  ---------  ---------  ---------  ---------
Net Income (Loss).........................      $      (162)     $    (207) $   1,091  $   1,186  $  (1,803) $  (6,098)
                                                 ----------      ---------  ---------  ---------  ---------  ---------
                                                 ----------      ---------  ---------  ---------  ---------  ---------
Net Income (Loss) Per Share--Basic and
  diluted.................................      $      (.12)     $    (.15) $     .78  $     .81  $   (1.23) $   (3.01)
                                                 ----------      ---------  ---------  ---------  ---------  ---------
                                                 ----------      ---------  ---------  ---------  ---------  ---------
Basic and diluted Weighted Average Number
  of Common Shares Outstanding............        1,400,000      1,400,000  1,400,000  1,470,000  1,470,000  2,023,283

                                                                                             FOR THE SIX MONTHS
                                                                                               ENDED JUNE 30,
                                                                                            --------------------
                                                                                              1997       1998
                                                                                            ---------  ---------
Net Sales.................................................................................  $  18,929  $  14,885
Cost of Sales.............................................................................      4,699      3,335
                                                                                            ---------  ---------
  Gross Profit............................................................................     14,230     11,550
Operating Expenses:
  Associate Commissions...................................................................     11,072      7,692
  Selling, General & Administrative Expenses..............................................      5,997      5,035
                                                                                            ---------  ---------
Loss from Operations......................................................................     (2,839)    (1,177)
Other Expense--Net........................................................................        (10)      (304)
                                                                                            ---------  ---------
Net Loss Before Income Tax Benefit and Minority Interest..................................     (2,849)    (1,481)
  Benefit from Income Taxes...............................................................     --         --
  Minority Interest in (Income)Loss of Subsidiaries.......................................         55         59
                                                                                            ---------  ---------
Net Loss..................................................................................  $  (2,794) $  (1,422)
                                                                                            ---------  ---------
                                                                                            ---------  ---------
Net Loss Per Share--Basic and diluted.....................................................  $   (1.46) $    (.64)
                                                                                            ---------  ---------
                                                                                            ---------  ---------
Weighted Average Number of Common Shares Outstanding......................................  1,914,474  2,209,176


CONSOLIDATED BALANCE SHEET DATA (IN 000S):


                                                                                 AS OF DECEMBER 31,
                                                          ----------------------------------------------------------------
                                                            1992       1993       1994       1995       1996       1997
                                                          ---------  ---------  ---------  ---------  ---------  ---------
Working Capital (Deficiency)............................  $    (141) $    (401) $    (176) $   1,005  $  (1,382)    (6,492)
Total Assets............................................        129        308      5,514      6,787      6,350      4,324
Long-Term Obligations...................................     --         --         --         --            114         15
Total Liabilities.......................................        291        677      4,791      4,786      6,026      9,149
Minority Interest in Consolidated Subsidiaries..........     --         --         --             85        200        200
Stockholders' Equity (Deficit)..........................       (162)      (369)       723      1,916        124     (5,025)



                                                                                             AS OF JUNE 30, 1998
                                                                                            ----------------------
                                                                                                           AS
                                                                                             ACTUAL    ADJUSTED(1)
                                                                                            ---------  -----------
Working Deficiency........................................................................     (7,833)     (3,980)
Total Assets..............................................................................      3,711       5,377
Long-Term Obligations.....................................................................          0           0
Total Liabilities.........................................................................     10,175       7,991
Minority Interest in Consolidated Subsidiaries............................................         43          43
Stockholders' Deficit.....................................................................     (6,507)     (2,654)


------------------------


(1) Gives effect to the sale of shares of common stock and Public Warrants to be sold by the Company in the Public Offering and the application of the estimated net proceeds therefrom to repay debt, as if the transactions had occurred as of June 30, 1998. See "Use of Proceeds."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH "SELECTED CONSOLIDATED FINANCIAL DATA" AND THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS. SEE "RISK FACTORS."

    The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and notes thereto appearing elsewhere in this Prospectus.

OVERVIEW


    The Company develops, purchases and distributes primarily natural source products intended for nutritional or personal care purposes. The Company's products are distributed through a network of over 430,000 associates, of which approximately 15% are "active" (as defined herein) in several countries on four continents, North America, Australia, Asia and Europe. The Company offers approximately 50 products in nine categories, including Antioxidant Protection, (Bodily) Defense, Digestion, Energy and Alertness, Stress, Vital Nutrients, Weight Management, Anti-Aging and Personal Care.


    The Company commenced operations in October 1992 with the introduction of MARITIME PRIME. MARITIME PRIME features the ingredient Pycnogenol, a derivative of Southern France's Maritinus Pinus tree. Pycnogenol was combined with a blend of other natural ingredients developed by Horphag Research Ltd. ("Horphag"), a European corporation which is Pycnogenol's manufacturer.

    During Fiscal 1992 and Fiscal 1993, the Company's focus was on obtaining the information on Pycnogenol and the properties associated with it from Horphag and disseminating that information in the United States and, in Fiscal 1993, in Canada. At inception, the Company elected to market its product by "network" as the most effective way to disseminate product information. During these two fiscal years, the Company also sold several complimentary products as well as an aloe vera line of products. During 1993, the Company developed a "uni-level" compensation plan designed to be simple and financially attractive to associates (product distributors). By the end of Fiscal 1993, sales revenues had increased to a rate of approximately $400,000 per month.

    In Fiscal 1994, the Company experienced substantial growth in sales revenues. By September of 1994, net sales increased to a rate of approximately $5,000,000 per month and new associates were being sponsored at a rate exceeding approximately 10,000 per month. New products introduced during 1994 were nutritional and/or Pycnogenol-based. During the summer of 1994 sales volume briefly exceeded the Company's product delivery capacity but by the fall of 1994, this was rectified and the Company was delivering product on a timely basis. A price increase was instituted in October 1994 to offset the weakening of the United States dollar with respect to the French franc and a price increase from the manufacturer of Pycnogenol via the importer.

    In Fiscal 1995, the Company commenced operations in New Zealand and Australia through its subsidiaries domiciled there. Although the subsidiaries had a brief period of rapid growth in sales revenues, the Company believes that sales leveled off as the apparent success of these subsidiaries became known in the network marketing industry and competitors began offering competitive products and/or comparable commission programs. The Company believes that most significant competition was from competitors selling grape seed and grape skin products which have some of the same properties as Pycnogenol, but are less expensive to produce and could be sold for substantially less than the Company's Pycnogenol based products. In addition, a grape supplier asserted that its product was a generic version of Pycnogenol and could be marketed as such. Actions ranging from letters to lawsuits by the Company and

Pycnogenol's importer and manufacturer and accompanying cease-and-desist orders were required to end these assertions.

    Based upon management's network marketing industry experience and a leveling off of sales in the latter part of 1995, the Company anticipated that it would reach maturity as a network marketing concern and could face the possibility of diminishing sales unless the Company acted. In an effort to thwart the possibility of diminishing sales, in March 1996, the Company revised its associate commission program to include, among other things, providing the sponsor of an associate with a substantially higher commission on the first purchase made by the sponsored associate (in the past, the sponsor had received no such additional compensation on a first sale). The Company's goals in altering its associate commission program was to encourage associates to not only sponsor new associates but have the sponsors assist the new associates in making sales and forming their own sales organization comprised of additional levels of associates and, ultimately, attract a more entrepreneurial younger associate than it had attracted in the past. The nature of the Company's products was believed by the Company to be a draw to middle aged associates whose apparent focus was to assist friends, relatives, etc. by introducing them to the Company's products and not necessarily having an additional focus of earnings. Additionally, at or about the same time, the Company introduced a weight loss program, a line of cosmetics, Kaire World Magazine, and new and improved training materials.

    The Company believes that the changes in the Company's associate commission program were not well received by its existing associates and attracted a number of new associates whose primary focus was apparently directed at garnering the larger commissions on initial product sales to associates whom they had sponsored, as opposed to developing a self-sustaining sales organization. The Company believes that as a consequence, sales revenues declined while product returns increased. Also, newly introduced products, such as Immunol, Synerzyme and the Yes! Weight Management Program, did not have the revenue impact anticipated. In the fall of 1996, the Company essentially returned to the prior commission program, with some increase in commissions being added to the original structure, while greater emphasis was placed on seeking professional network marketers versed and established in the network industry. The Company believes that its new and improved training materials have been useful to the Company and well received by its associates.


    In 1996, the Company also decided to open new markets and expand into additional countries. By January 1997, the Company began to establish operations in South Korea and Trinidad and Tobago. In June 1997, the Company opened an office in Port-of-Spain, Trinidad and Tobago. Also in June 1997, the Company received approval from the South Korean government to begin recruitment and engage associates in that country. In July 1997, the Company completed South Korea's product approval and quarantine procedures and the sales of selected products commenced. Initially, only a high-end line of skin care products (JoBelle Gold Line) was available in South Korea. Maritime Prime was approved late in August, 1997, and additional Kaire supplements were approved in November 1997. The Company has sustained substantial losses in trying to penetrate the South Korean market. The Company is actively trying to sell its South Korean subsidiary and at June 30, 1998, the Company recorded a $471,000 write down of its assets in its South Korean subsidiary to what the Company believed to be their net realizable value. The Company incorporated Kaire Europe, Ltd. in the United Kingdom in July 1997 and commenced sales in November 1997. Approval efforts are being undertaken for various product lines in Canada, Trinidad and Tobago, New Zealand, Australia, the United Kingdom and France. There can be no assurance, however, that any of such approvals will be forthcoming in a timely fashion, or at all, or will not be contingent on various conditions or restrictions which may be imposed by the appropriate governmental authorities. Also, in 1997, the Company decided to modify its commission program with the objective of increasing the flow of funds to the Company and stabilize its financial position. The modification consisted of the elimination of a 5% bonus, a restructuring of supplemental bonuses for top executives, the institution of a program to pay the car expenses of certain associates in North America, New Zealand and Australia and a change in qualification and the number of sponsored levels paid under the international sponsoring program. It is anticipated that this change will lower the total bonus payout by approximately 4%.

    During 1997, the Company borrowed $700,000 from Interactive Medical Technologies, Ltd. ("IMT"), a Delaware corporation. On December 9, 1997, the Company and certain shareholders entered into an Agreement and Plan of Reorganization (the "Agreement") with IMT whereby IMT agreed to convert its $700,000 of debt previously borrowed by the Company to equity and invest an additional $300,000 in equity in the Company at closing. Certain of the Company's stockholders exchanged 81%, 1,786,676 shares, of the issued and outstanding shares of the Company's Common Stock for approximately forty-five percent (45%), 1,576,123 shares of IMT's common stock as defined in the Agreement. IMT, as part of the Agreement, was to invest an additional $2,000,000 in equity in the Company which did not occur. During 1998, IMT exchanged 54%, 1,250,078 shares of the Company's common stock to Global Marketing, LLC. The structure of ownership of Kaire International, Inc. as of the date of this prospectus is depicted below:



                                  [LOGO]

    In September 1998, the Company announced that it had exclusive marketing rights for North America for the recently discovered antioxidant Enzogenol. The Company introduced the ingredient Enzogenol in its new product, EnzoKaire Complete, at its annual convention held in Dallas, Texas on September 17, 1998.


    The Company intends to continue its expansion into new marketplaces in the world in upcoming years. There can be no assurance, however, that any such expansion will ever occur on terms and conditions favorable to the Company, or at all. See "Risk Factors" and "Business."

RESULTS OF OPERATIONS

    The following table sets forth for the periods indicated, selected consolidated statement of operations data expressed as a percentage of net sales.


                                                                                                      SIX MONTHS
                                                                   YEARS ENDED DECEMBER 31,         ENDED JUNE 30,
                                                                -------------------------------  --------------------
                                                                  1995       1996       1997       1997       1998
                                                                ---------  ---------  ---------  ---------  ---------
Net Sales.....................................................      100.0%     100.0%     100.0%     100.0%     100.0%
Cost of Goods Sold............................................       25.0%      25.9%      23.5%      24.8%      22.4%
Gross Profit..................................................       75.0%      74.1%      76.5%      75.2%      77.6%
Operating Expenses
  Associate Commissions.......................................       53.3%      54.3%      56.0%      58.5%      51.7%
  Selling, General and Administrative.........................       17.9%      25.2%      36.5%      31.7%      33.8%
Income (Loss) from Operations.................................        3.8%      (5.4)%     (16.0)%     (15.0)%      (7.9)%
Other Income (Expense) Net....................................       (0.1)%      (0.0)%      (1.6)%      (0.1)%      (2.0)%
Net Income (Loss) Before Taxes and
  Minority Interest...........................................        3.7%      (5.4)%     (17.6)%     (15.1)%      (9.9)%
Income Tax (Provision) Benefit................................       (1.5)%       2.1%       0.0%       0.0%       0.0%
Minority Interest in Subsidiaries.............................       (0.1)%      (0.2)%       0.4%       0.3%       0.3%
Net Income (Loss).............................................        2.1%      (3.5)%     (17.2)%     (14.8)%      (9.6)%

SIX MONTHS ENDED JUNE 30, 1998 ("SIX MONTHS 1998") COMPARED TO THE SIX MONTHS
  ENDED JUNE 30, 1997 ("SIX MONTHS 1997")



    NET SALES. Net sales for Six Months 1998 were approximately $14,885,000 as compared to Six Months 1997 sales of approximately $18,929,000, a decline of 27.2%. Domestically, the Company has been experiencing declining sales since March 1996. During Six Months 1998, sales in Australia, New Zealand, and the United Kingdom showed an upward trend. Domestic sales in Six Months 1997 included significant sales to the South Korean community in the United States. Some comparable sales had been reflected in South Korean sales in Six Months 1998, but the South Korean sales have not achieved their projections due to a significant decline in all Asian economies and the fall of the South Korean Won against the Dollar.



    COST OF GOODS SOLD. Cost of goods sold for Six Months 1998 was approximately $3,335,000 or 22.4% of net sales. Cost of goods sold for Six Months 1997 was approximately $4,699,000 or 24.8% of net sales. The total cost of goods sold declined by approximately $1,364,000 or 40.9% from Six Months 1997 to Six Months 1998. The primary factor affecting this category was the decline in sales resulting in lower total cost of goods sold. Affecting the reduction in cost of goods sold was a change in freight carrier which lowered the cost of shipping products to customers while not affecting shipping revenue and the introduction of several new products in the latter part of 1997 which maintained a lower cost percentage.



    GROSS PROFIT. Gross profit decreased from approximately $14,230,000 in Six Months 1997 to approximately $11,550,000 in Six Months 1998. The decline was approximately $2,680,000 or 23.2%. The reason for the gross decline was the reduction in sales discussed above. The reason the percentage decline was less than the sales decline were the factors mentioned in the Cost of Goods Sold section regarding the change in freight carrier and the introduction of new, higher margin products.



    COMMISSIONS. Associate commissions decreased from approximately $11,072,000 or 58.5% of sales to approximately $7,692,000 or 51.7% of sales, a decline of $3,380,000 or 43.9%. The primary reason for the decline was the decrease in sales that the commissions are based on. There were several reasons for the reduction in the percentage of commissions paid to associates as a percentage of sales. The first was a "purging" of the associate genealogy which occurred in December 1996. Under the standard compensation plan, an associate can go "deep" into his/her organization to fill up to six levels of compensation. His/her position, however, is determined by sales on his/her first level without this "rollup and compression". The purge moved active associates onto the first line of associates that they were previously rolling up to. This qualified the new "first line sponsor" for higher, deeper paying positions in the Company, increasing their commission without having to do any new sponsoring or selling. This effect gradually disappears due to the maturation of the commission structure and has been substantially diluted by Six Months 1998, but the Six Months 1997 bonus may have been negatively affected by 1-3%. Second, was a reduction in the bonus payout at a level available to top associates and a reduction in a special bonus percentage from 1% to 0.5% for all countries except South Korea. Finally, South Korean operations and sales became a factor in Six Months 1998. There is a statutory limitation of 35% of sales for commissions in that country. As South Korean sales rose as a percentage of total sales, this effectively reduced the average commission payment percentage.



    SELLING GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative costs decreased from approximately $5,997,000 in Six Months 1997 to approximately $5,035,000 in Six Months 1998, a decrease of $962,000 or 19.1%. Part of the expense in Six Months 1997 was a program the Company believed would increase the number of professional network marketers joining the Company as opposed to grass roots and first time individuals who had made up much of the Company's initial growth. It was hoped that the professionals would bring stability and leadership to the associate base. The total cost of this program was approximately $1,188,000 and was incurred from August, 1996 through August, 1997. Significant expenses were therefore incurred in Six Months 1997. No expenses were incurred for this program in Six Months 1998. In addition to the discontinuance of the program, the Company has embarked on a number of cost saving measures both domestically and abroad. The management of the marketing department, during 1997, decreased expenses through both reduced personnel salaries and reduced operating costs. The Company also instituted cost-cutting measures in its domestic operations (of which the marketing department is a part), reducing operating expenses for selling, general and administrative expenses from a peak of approximately $1,200,000 during July 1996 to under $500,000 during June 1998. The Company accomplished this by reducing staff, cutting out inefficient programs and limiting optional spending. This would represent a savings of $700,000 per month for 1996 levels or approximately $8,400,000 on an annualized basis. Increasing sales, general and administrative expenses for Six Months 1998 was the inclusion of operations in South Korea, Trinidad and Tobago and the United Kingdom. South Korea and Trinidad and Tobago began operations late in the second quarter of 1997, but did not have a significant impact on Six Months 1997 operating expenses. Also contributing to the operating expenses in Six Months 1998 was the reduction in the net realizable value of South Korean assets due to the continued losses in South Korea and the decline of the South Korean economy. This reduction totaled approximately $471,000 which represents 9.1% of the total operating expenses for Six Months 1998. Without this adjustment, operating expenses would have declined 23.9% which would have been more closely aligned with the decrease in sales.



    LOSS FROM OPERATIONS. Operating losses decreased from approximately $2,839,000 in Six Months 1997 to approximately $1,177,000 in Six Months 1998. This represented a 59% decrease in the loss or approximately $1,662,000 between the periods. This decrease was a result of improved margins in the cost of sales and commissions areas combined with a reduction in sales, general and administrative expenses.



    OTHER EXPENSES. Other expenses increased from approximately $10,000 or 0.1% of sales in Six Months 1997 to approximately $304,000 or 2.0% of sales in Six Months 1998, a change of approximately $294,000. This increase is almost exclusively attributable to the interest on the increased borrowings in 1997 needed to fund operations. These borrowings were necessitated by the inability to achieve profitability while incurring costs associated with the above development programs.



    INCOME TAXES. Income tax benefits were not reflected in either period. The anticipated benefits of utilizing net operating losses against future profits was not recognized in Six Months 1998 or Six Months 1997 under the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes), by utilizing its loss carryforwards as a component of income tax expense. As of June 30, 1998, the Company has a significant amount of net operating losses available to carryforward and offset against future earnings. As a result of the IMT Agreement and Plan of Reorganization and subsequent changes in ownership, certain limitations will be placed on the unrestricted loss carryforwards. A valuation allowance equal to the net deferred tax asset has been recorded, as management of the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized.



    MINORITY INTEREST. The offset for minority interest increased from approximately $55,000 or 0.3% of sales in Six Months 1997 to approximately $59,000 or 0.3% of sales in Six Months 1998, a change of approximately $4,000 reflecting losses incurred in the South Korean and Australian subsidiaries offset by income from the New Zealand subsidiary. Losses in South Korea and income from New Zealand both increased in Six Months 1998 offsetting each other despite the fact the minority interest percentage in South Korea is much lower than in New Zealand.



    NET LOSS. Net loss was approximately $1,422,000 in Six Months 1998 or 9.6% of net sales as compared to approximately $2,794,000 or 14.8% of net sales in Six Months 1997. The reduced loss is a result of significant cost cutting measures in sales, general and administrative expenses combined with lower cost percentages in the cost of goods sold and commissions to associates.

YEAR ENDED DECEMBER 31, 1997 ("FISCAL 1997") COMPARED TO THE YEAR ENDED DECEMBER
  31, 1996 ("FISCAL 1996")


    NET SALES. Fiscal 1997 and Fiscal 1996 were periods of declining sales for the Company. Revenues for Fiscal 1997 were approximately $35,682,000 which was a decline of approximately $15,817,000 or approximately 30.7% from Fiscal 1996 of $51,499,000. Fiscal 1996 was the year in which the Company hit their high water mark for domestic sales and then saw a consistent decline from that point. The Company had observed their sales growth slowing in the latter part of Fiscal 1995 and responded to this leveling with a new marketing and compensation program beginning in March, 1996 in an effort to stimulate sales. While sales did experience a temporary increase under the new program, sales soon started to decline at approximately 4% per month. The Company believes that the new associates attracted by the new program were focused on the large initial bonus offered by the new program. In addition, the Company believes that many existing associates did not accept the program and left the Company. As a result, by October, 1996, the Company had substantially abandoned this new program and returned to a commission program more comparable to the program used in prior years. Despite the return to the old program, sales continued to decline through both the end of 1996 and throughout Fiscal 1997. During Fiscal 1997, the rate of decline had slowed substantially and there were several months with sales growth from the prior month, but generally, the trend was downward. To combat this, the Company took several steps to turn the situation around including a focused effort to attract professional network marketers through several recruiting programs and entering international markets in Korea, Trinidad and the Caribbean and the United Kingdom and Europe. The programs to recruit the professional marketers included a bonus program called the Eagles Nest which was a bonus pool consisting of 1% of world-wide sales to be split among the top qualifying associates; a support program wherein established network marketers were subsidized while they were building their organization within the Company; and, an aggressive recruitment, training and support program run by associates who had been solicited by the Company specifically for that purpose.



    COST OF GOODS SOLD. Cost of goods sold for Fiscal 1997 was $8,388,000 or approximately 23.5% of net sales. Cost of goods sold for Fiscal 1996 was approximately $13,321,000 or 25.9% of net sales. The total cost of goods sold declined by approximately $4,933,000 or 37.0% from Fiscal 1996 to Fiscal 1997. The primary factor affecting this category was the decline in sales resulting in lower total dollars. Affecting the percentage was a slight price increase that was put in place as a part of the March, 1996 compensation program change and a change in the product sales mix due predominantly to the introduction of new, higher margin products. In Fiscal 1997, 29.5% of total product sales were of non-Pycnogenol related products (all but those considered Antioxidant Protection in the table on page 38) as compared to 22.4% in Fiscal 1996. The average cost of goods sold for products in the "Antioxidant Protection" category is approximately 23% as opposed to approximately 13-19% in the other categories. Therefore, as the percentage of products other than Antioxidant Protection products increases as a percentage of total sales, the overall cost of goods sold percentage will continue to decline. Returns for Fiscal 1997 averaged approximately $72,000 per month or 2.36% of gross sales. Returns for Fiscal 1996 averaged approximately $64,000 per month or 1.47% of gross sales.



    GROSS PROFIT. Gross profit decreased from approximately $38,178,000 in Fiscal 1996 to approximately $27,294,000 in Fiscal 1997. The decline was approximately $10,884,000 or 28.5%. The reason for the gross profit decline was the reduction in sales discussed above. The reason the percentage decline was less than the sales decline were the factors mentioned above in the Cost of Goods Sold section that resulted in a greater gross profit on each dollar of sales.



    COMMISSIONS. Associate commissions decreased from approximately $27,966,000 or 54.3% in Fiscal 1996 of sales to approximately $19,968,000 or 56.0% in Fiscal 1997 of sales, a decline of approximately $7,998,000 or 28.6%. The primary reason for the decline was the decrease in sales that the commissions are based on. The commissions as a percentage of sales increased because of the compensation program that was put in place in March, 1996 and eliminated in September, 1996 paid an overall lower percentage of the net sales. The Quick Start bonus which paid on only one level, 45% to the sponsor on the first qualifying order, was one of the primary reasons that the program paid less to the associates in 1996. Fiscal 1997 showed a larger percentage payout also because of two compensation decisions made late in 1996. The first paid an additional 5% bonus on the seventh level (originally taken from the first level, but later not removed when the first level bonus was restored). The second was a "purging" of the associate genealogy. Under the standard compensation plan, an associate can go deep into his or her organization to fill up to seven levels of compensation. This position, however, is determined by sales on his or her first level without this "rollup and compression". The purge moved active associates onto the first line of associates they were previously rolling up to. This qualified the new "sponsor" for higher, deeper paying positions in the Company, increasing their commission without having to do any new sponsoring or selling. This effect will gradually wear away, but as the change was made in December, 1996, the Fiscal 1997 bonus may have been negatively affected by 1-3% for the year.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative costs increased from approximately $12,976,000 in Fiscal 1996 to approximately $13,009,000 in Fiscal, 1997, an increase of $33,000 or 0.3%. This increase is not consistent with the decline in sales and is one of the predominant reasons for the net loss for the year. The first reason for the overall increase was an increase in selling costs as a result of the institution of a program the Company believed would increase the number of professional network marketers joining the Company as opposed to grass roots and first time individuals who had made up much of the company's initial growth. It was hoped that the professionals would bring stability and leadership to the associate base. The total cost of this program was approximately $1,188,000 and was incurred from August, 1996 through August, 1997. The majority of the expenses were therefore incurred in Fiscal 1997. In addition, development costs of approximately $1,040,000 to commence operations in Trinidad and Tobago, South Korea and the United Kingdom were incurred in Fiscal 1997. In addition to the development expenses, as with most new ventures, these subsidiaries showed losses in Fiscal 1997 as they were building their sales forces to the levels needed to achieve profitability. Offsetting these expense increases were changes in the management of the marketing department during Fiscal 1997 which decreased expenses through both reduced personnel salaries and reduced operating costs.



    In addition, the Company instituted cost-cutting measures in its domestic operations (of which the marketing department is a part), reducing operating expenses for selling, general and administrative expenses from approximately $1,200,000 per month during July through September 1996 to approximately $750,000 by December 1997. The Company accomplished this by reducing staff, cutting out inefficient programs and limiting optional spending. This would represent a savings of $450,000 per month or approximately $5,400,000 on an annualized basis.



    LOSS FROM OPERATIONS. Operating losses increased from approximately $2,764,000 in Fiscal 1996 to approximately $5,683,000 in Fiscal 1997. This represented a 105.6% increase in the loss or approximately $2,919,000 between the two years. This increase was a result of the decline in sales accompanied by the increases in selling, general and administrative expenses associated with new foreign subsidiaries and a professional recruitment program.



    OTHER EXPENSES. Other expenses increased from approximately $27,000 or .05% of sales in Fiscal 1996 to approximately $562,000 or 1.6% of sales in Fiscal 1997, a change of approximately $535,000. This increase is almost exclusively attributable to the interest, of approximately $600,000, on the increased borrowings in Fiscal 1997 needed to fund operations. This borrowing was necessitated by the inability to achieve profitability while incurring costs associated with the above development programs.



    INCOME TAXES. Income tax benefits declined from approximately $1,103,000 in Fiscal 1996 to approximately $13,000 in Fiscal 1997 as the ability to carry net operating losses back to prior years to claim refunds was substantially used up in Fiscal 1996. The anticipated benefits of utilizing net operating losses against future profits was not recognized in Fiscal 1997 under the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes), utilizing its loss carryforwards as a component of income tax expense. As of December 31, 1997, the Company had approximately $4,700,000 in Federal net operating losses available to carryforward and offset against future earnings. As a result of the IMT Agreement and Plan of Reorganization and subsequent changes in ownership, certain limitations will be placed on the unrestricted loss carryforwards. A valuation allowance equal to the net deferred tax asset has been recorded, as management of the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

    MINORITY INTEREST. The income offset for minority interest was a reduction in the Company's income (increase in the loss) in Fiscal 1996 of approximately $115,000 reflecting income earned in the Australia and New Zealand subsidiaries. A reduction in the Company's loss for Fiscal 1997 in the amount of approximately $134,000 is a reflection of the decreased revenue and/or losses recognized by the New Zealand, Australian and Korean subsidiaries as well as the reduction in value of the assets of the foreign entities in comparison to the United States dollar which is presented in these statements. These factors serve to reduce the interest attributable to the minority shareholders of the foreign subsidiaries.

    NET LOSS. Net loss was approximately $6,098,000 in Fiscal 1997 or 17.1% of net sales as compared to approximately $1,803,000 or 3.5% of net sales in Fiscal 1996. The increased losses are primarily a result of declining sales, an unsuccessful change in the commission program and the cost of opening several new markets.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995 ("FISCAL
  1995")

    NET SALES. Fiscal 1995 and Fiscal 1996 represent the peak of Company performance to date with respect to net sales. Revenues for Fiscal 1996 were approximately $51,499,000 which was a decline of approximately $6,342,000 or approximately 11.0% from Fiscal 1995 revenues of approximately $57,841,000. Fiscal 1995 was a year of growth in domestic sales for the Company at a slower rate than in Fiscal 1994. In addition, Australian and New Zealand operations were acquired in November 1995 adding to the sales total for Fiscal 1995. The Company recognized that sales were leveling off near the end of Fiscal 1995. In response to this leveling off, the Company adopted a new marketing and compensation program in March 1996 in an effort to stimulate sales. While sales did respond with a temporary increase, they soon started to fall on a monthly basis. The Company believes that the new associates attracted by the new program were focused on the larger initial bonus offered by the new program and not focused on the development of a sales organization and that many then existing associates did not accept the new program and left the Company. As a result, by October 1996, the Company abandoned this new program and returned to a program more comparable to the program used in prior years. The decline in net sales in Fiscal 1996 was not as pronounced because net sales from Australia and New Zealand were included for a full twelve months in Fiscal 1996 as opposed to the two post-acquisition months in Fiscal 1995.

    COST OF GOODS SOLD. Cost of goods sold for Fiscal 1996 was approximately $13,321,000 which represented 25.9% of net sales. Cost of goods sold for Fiscal 1995 was approximately $14,476,000 or 25.0% of net sales. This represented a decrease of approximately $1,155,000 or 8.7% from Fiscal 1995 to Fiscal 1996. The decline in total cost of goods sold was caused by the decreased sales revenue for Fiscal 1996. The increase in the cost of goods sold percentage was related to an increase in sales returns. Also, there was a minor price increase in Fiscal 1996, but no other adjustments in the cost or sales price of the products sold. The returns stemmed from the new program which encouraged larger initial purchases as well as broadcast claims made by an unrelated third party about the effectiveness of Pycnogenol on certain medical conditions. While these events did generate additional sales, a higher percentage of those purchasing under the new program returned the product for refunds under the Company's satisfaction guaranteed policy than had made returns in the past. Sales returns averaged approximately $27,000 per month or 0.6% of gross sales in January 1996 through April 1996. This percentage had remained consistent with Fiscal 1994 and Fiscal 1995. For the last eight months of 1996, the returns increased to approximately $82,000 per month or 1.9% of sales. The Company's return policy is satisfaction guaranteed with time restrictions (90 days from the date of sale) on most purchases. Partially used or empty bottles may be returned if the customer was not fully satisfied. Depending on whether the purchaser was an end user or an associate will affect if the refund was given as an inventory trade or a cash refund. As the net sales are reduced by non-salable returns, the cost of goods remains the same, therefore the cost of goods percentage of net sales will increase. The Company is currently in the process of reviewing its refund policies.

    The Company's policy is to account for refunds in the period that the refund request is received. The policy allows 90 days from the date of purchase to accept refunds but many are received in the month of sale. Because of the foregoing, the Company has elected not to establish a reserve for anticipated refunds as the effect on the statement of operations and the balance sheet would not be material and there is no long term liability due to the 90 day return policy.

    In addition, the Company released a new, more concentrated version of its' Maritime Prime (Super Prime) late in 1996. This product was initially not well accepted by the associates as they indicated that the anticipated results from its use were not achieved. While a reformulation of the Super Prime product apparently corrected the perceived problem, the Company also replaced this product at its cost when so requested.

    GROSS PROFIT. Gross profit decreased from approximately $43,365,000 in Fiscal 1995 to approximately $38,178,000 in Fiscal 1996, approximately 12.0%. The primary reason for the decline in gross profit was the decline in net sales described above. In addition, gross profit as a percentage of net sales declined from approximately 75.0% in Fiscal 1995 to 74.1% in Fiscal 1996 due primarily to the increase in returns.

    COMMISSIONS. Associate commissions decreased from approximately $30,831,000 in Fiscal 1995 to approximately $27,966,000 in Fiscal 1996, a decline of approximately $2,865,000 or 9.3%. As a percentage of net sales, commissions increased from 53.3% in Fiscal 1995 to 54.3% in Fiscal 1996. Commissions were constant in Fiscal 1995 as the program was not changed from prior years. In March 1996 the new program commenced. The new program was not successful as it attracted associates interested in short term gain and not long term stability, the smaller associates (who represent a large portion of Company associate base) were the most adversely effected in proportion to their income and sales leaders did not support the new program. As of September 1996, the original program was substantially restored. The Company also enhanced the original program in an effort to stop further declines in sales raising the effective commission rate by 10% of sales. The Company purged inactive associates which the Company believes made a significant number of associates qualify for higher positions in the commission structure and increased their bonus percentages without a corresponding increase in sponsoring and sales. This change increased the Company's effective bonus rate by an additional 3%. The net effect of these changes in the latter part of Fiscal 1996 was to increase commissions measured as a percentage of net sales for Fiscal 1996 by approximately 1.9% from Fiscal 1995.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were approximately $12,976,000 or 25.2% of net sales in Fiscal 1996 as compared to approximately $10,370,000 or 17.9% of net sales in Fiscal 1995, an increase of approximately $2,606,000 or 25.1%. The largest factor in this increase was the acquisition of the interests in the New Zealand and Kaire Australia subsidiaries in November 1995. During Fiscal 1995, the Company incurred approximately $250,000 in selling, general and administrative expenses through those entities. During Fiscal 1996, the first full year of ownership of said entities, approximately $1,800,000 of their selling, general and administrative expenses were included within the Company's overall selling, general and administrative expenses. Also, an increased marketing effort was undertaken in Fiscal 1996 to promote the new (commission) program and introduce an internet marketing opportunity for associates. An additional approximate $478,000, in comparison to approximately $410,000 in Fiscal 1995, was spent on these marketing efforts in Fiscal 1996. Finally, personnel costs increased approximately $746,000 from approximately $3,621,000 in Fiscal 1995 to approximately $4,267,000 in Fiscal 1996. This was due to the addition of several managerial positions, the installation of a Company 401(k) plan with matching contributions and an increase in medical insurance costs in Fiscal 1996.

    INCOME (LOSS) FROM OPERATIONS. Loss from operations in Fiscal 1996 was approximately $2,764,000, a decrease of approximately $4,928,000 from Fiscal 1995's income from operations of approximately $2,164,000. The primary reasons for this decline was the drop in net sales and corresponding decline in gross profit. Most of the Company's selling, general and administrative expenses are fixed and do not fluctuate with changes in net sales. These expenses did not correspondingly decline when net sales declined resulting in a loss instead of a profit.

    OTHER INCOME (EXPENSES). There was no significant variance in other expenses from Fiscal 1996 to Fiscal 1995. In neither year did other income or other expense have a material effect on the overall profitability of the Company.

    INCOME TAXES. The Company's income tax provision for Fiscal 1995 was $862,000 based on income earned during that year. In Fiscal 1996, the Company recorded an income tax benefit of approximately $1,103,000 from utilizing net operating losses against prior income taxes paid. No benefit, from utilizing net operating losses against future profits, was reflected in Fiscal 1996 operations. This treatment was consistent with the provisions of the Financial Standards Board Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes) ("FASB 109"), utilizing its loss carryforwards as a component of income tax expense, since management of the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized. As a result of the IMT Agreement and Plan of Reorganization and subsequent changes in ownership, certain limitations will be placed on the unrestricted loss carryforwards.

    MINORITY INTEREST. The provision for Minority Interest was approximately $86,000 in Fiscal 1995 and $115,000 in Fiscal 1996. This slight increase for Fiscal 1996 was indicative of the increase in profitability of the foreign subsidiaries in Fiscal 1996.

    NET INCOME (LOSS). The Company's net loss was approximately $1,803,000 for Fiscal 1996 compared to net income of approximately $1,186,000 for Fiscal 1995. This change from profitability to a loss was primarily due to the decrease in net sales and gross profit without a corresponding decrease in selling, general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES


    The Company's capital requirements in connection with its operations, foreign development and marketing activities have been and will continue to be significant. As of June 30, 1998 and December 31, 1997, the Company had working capital deficits of approximately $7,833,000 and $6,492,000, respectively. The Company's independent certified public accountants stated in their report on the December 31, 1997 consolidated financial statements that due to losses from operations and a working capital deficit, there is substantial doubt about the Company's ability to continue as a going concern. Despite the fact that the Company has not made its payroll and sales tax deposits on a timely basis, the Company has continued to pay its associates timely and has negotiated out of any default situations with its creditors and debtholders. The Company believes it is addressing the going concern issue in virtually every aspect of its operation. The Company has cut its operating expenses and is continuing to search for, and introduce, new products, such as EnzoKaire Complete, which the Company believes will provide improved profit margins and anticipated high profile end user appeal. The Company has also suspended expansion efforts into additional foreign markets until the existing markets penetrated in 1997 achieve a positive cash flow from operations. The Company is dependent upon the proceeds of the Public Offering to continue its foreign development activities and domestic operations and fund its marketing plans, as well as other working capital requirements. The Company anticipates, based on its currently proposed plans and assumptions relating to its operations (including assumptions regarding the progress and timing of its foreign development efforts), that the net proceeds of the Public Offering, together with anticipated revenues from operations and its current cash equivalent balances, will be sufficient to fund the Company's operations and capital requirements for at least 12 months following the consummation of the Public Offering. In the event the Company's plans change or its assumptions change or prove to be inaccurate, the Company could be required to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to, or potential sources of, any additional financing, and it is not anticipated that existing officers, directors and stockholders will provide any portion of the Company's future financing requirements. Consequently, there can be no assurance that any additional financing will be available to the Company when needed on commercially reasonable terms, or at all.



    Through 1995, the Company had generated cash flow from operations due to revenue growth and minimal capital requirements. Additionally, the Company does not extend credit to associates, but requires payment prior to shipping products and therefore, the Company does not maintain high receivable balances. A typical sales transaction consists of the placement of an order by an associate. At the time the order is placed, the associate must provide a valid credit card, be pre-approved for using autodraft (direct withdrawal from their bank account), a check or cash. No payment terms are offered to purchasers. The order is shipped after the payment is processed. The only receivables created are therefore those sales accepted at month end for which the funds are not received until the following month, those accounts where a "hard" form of payment (check or cashier's check) was submitted by mail and the actual order was calculated to be a different amount than the funds sent or a failure to pay due to an insufficient funds check or autodraft or credit card dispute. As a result, the receivable is small in relation to sales and turns over rapidly. Non-collectable accounts are written off to Selling, General and Administrative expenses on a regular basis. The Company's principal need for funds has been for distributor incentives, working capital (principally inventory purchases), and the expansion into new markets. Prior to 1997, the Company had generally relied entirely on cash flow from operations to meet its business objectives without incurring long term debt to unrelated third parties.



    In Six Months 1998, the cash flow used in operating activities was approximately $368,000. This was primarily because of the net loss of approximately $851,000 (as adjusted to cash flow) which was offset by decreases in inventories of approximately $491,000 and increases in accrued liabilities of approximately $242,000. The decrease in inventories as well as the increase in accrued liabilities were the result of better cash flow and asset management by the Company. Investing activities used approximately $13,000. Cash was primarily used for the funding of a restricted cash account in the amount of approximately $112,000 related to a change in credit card processors and approximately $47,000 for the purchase of additional property and equipment. This was offset by a decline in deposits of approximately $146,000. Cash was generated from financing activities in the amount of approximately $642,000. Gross proceeds from additional borrowing totaled approximately $1,593,000. This was reduced by approximately $379,000 in payments on current liabilities and approximately $245,000 paid toward deferred offering costs. The decline in the value of foreign currencies in relation to the dollar accounted for an additional approximately $72,000 decrease in cash. The net effect was an increase in cash of approximately $189,000 for the Six Months 1998.



    In Fiscal 1997, the cash applied to operating activities was approximately $3,433,000. Operating cash was provided by increases in accounts payable of approximately $1,245,000 and collections of income tax refunds of approximately $1,025,000. Cash of approximately $107,000 was used for investing, primarily in the purchases of property and equipment of approximately $275,000 and increasing deposits by approximately $289,000. Both of these investments relate primarily to the investment required to open the Korean subsidiary. Financing activities generated approximately $3,341,000. Net borrowings from related and non-related parties generated approximately $3,795,000. The sale of common stock generated an additional approximately $171,000. Some of these proceeds were used to pay for deferred offering costs and debt issue costs of approximately $331,000. The effect of foreign exchange rate changes on cash was a reduction in cash in the amount of approximately $79,000. For Fiscal 1997, cash decreased by approximately $279,000.


    In Fiscal 1996, cash used in operating activities was approximately $1,622,000. Additional operating cash expenditures were approximately $725,000 for refundable income taxes and a reduction in accrued liabilities of approximately $322,000. These were offset by collections on accounts receivable of approximately $597,000 and increases in accounts payable of approximately $157,000. Cash used in investing totaled approximately $891,000. The invested cash was used for property and equipment of approximately $243,000, the purchase of stock in an unrelated company of $250,000, advances to distributors of approximately $225,000 and investments in intangibles such as trademarks of approximately $172,000. Financing activities generated approximately $1,448,000. Most of this was generated by the issuance of checks in excess of deposits of approximately $1,376,000. Additional borrowings generated $525,000 less payments on notes and other long term debt of approximately $453,000. Foreign currency fluctuations generated additional cash of approximately $34,000. For Fiscal 1996, the net decrease in cash was approximately $1,031,000.


    In Fiscal 1995, cash generated by operating activities was approximately $1,060,000. Operating cash in the amount of approximately $300,000 was applied to an increase in refundable income taxes while approximately $169,000 was applied to increases in receivables. Investing activities used approximately $217,000 of which approximately $194,000 was used for the purchase of property and equipment. Financing activities used approximately $264,000 for payments of principal on capital lease obligations. For Fiscal 1995, approximately $578,000 of cash and cash equivalents were generated.


    "Checks written in excess of deposits" represents checks either written and held or issued in anticipation of deposits from sales. The Company has a stable pattern of sales and issues checks in anticipation of collections based on their analysis of this pattern. The Company has avoided an insufficient check charge in all but an extremely limited number of situations based on the amount of checks written on a monthly basis. It is the Company's intent to discontinue this method of financing as a tool in generating cash once sufficient cash balances have been attained through either operations or financing activities to warrant this discontinuance of this practice.



    The downturn in the South Korean economy has not had a significant impact on the overall liquidity of the Company due in part to the fact that revenues from South Korea represented less than three percent (3%) of the Company's consolidated revenues during 1997. However, the Company has sustained substantial losses in trying to penetrate the South Korean market. The Company is actively trying to sell its South Korean subsidiary and at June 30, 1998 the Company recorded a $471,000 writedown of its assets in its South Korean subsidiary to what the Company believed to be their net realizable value.


    Because of the significant losses incurred by the Company over the past two fiscal years, it has become substantially dependent on loans from its officers, directors, third parties and from private placements of its securities to fund its operations. These financings are described below.


    On or about January 1, 1997, the Company sold $300,000 in Agreement Notes to three private investors. As partial consideration for their purchase of the Agreement Notes, the Company issued warrants to the three investors to purchase an aggregate of 22,050 shares of Common Stock of the Company at an exercise price of approximately $.02 per share of Common Stock. The Agreement Notes and related interest were paid in full in July 1997. The foregoing warrants were exercised in July 1998.



    During January 1997, the Company borrowed $200,000 for working capital purposes from a corporation, not otherwise affiliated with the Company, pursuant to demand promissory notes, bearing interest at the rate of 10% per month, and guaranteed by certain officers and directors of the Company. An August 25, 1997 agreement modified the repayment provisions of principal and interest, and required that the Company repay all interest and principal by December 31, 1997 and reduced the interest rate from 10% per month to 2% per month payable monthly, retroactive to March 5, 1997. Furthermore, in the event that the Company was unable to repay the principal and accrued interest on such notes in full by December 31, 1997, the Company would then be required to make twelve monthly payments, beginning January 1, 1998, in the amount of $18,911 each. In connection with this transaction, the lending corporation was issued warrants to purchase 12,500 shares of the Company's Common Stock at $6.60 per share. As of June 30, 1998, such warrants had not been exercised. On January 15, 1998 the Company entered into an agreement with the lender to make monthly payments of interest only and to amend the term of the promissory note to a demand note. In connection with the reverse stock split on October 1, 1998, the lender was issued additional warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share.



    On or about March 20, 1997, the Company completed a private placement of an aggregate of 250,000 shares of its Common Stock and 250,000 warrants for gross proceeds of $250,000 from five private investors (the "March 1997 Private Placement"). Following the payment of commissions and non-accountable expenses, an initial payment towards its non-accountable expenses for the Public Offering and counsel fees and expenses for that private placement, the Company received net proceeds of approximately $171,500. In connection with the reverse stock split on October 1, 1998, the investors were issued additional warrants to purchase 250,000 shares of the Company's common stock at a purchase price of $6.60 per share.



    In May 1997, Kaire Korea, Ltd., pursuant to a demand promissory note bearing interest at the rate of 9.5% per year and guaranteed by the Company, borrowed $500,000 from Horphag, the manufacturer of Pycnogenol. An option expiring in May 2000 to acquire 15% of the capital stock of Kaire Korea Ltd. at the par value of Kaire Korea Ltd.'s capital stock was granted to Horphag as partial consideration for the note. The note provides for additional options to be issued in the event of late payments and/or the failure to pay the entire principal balance plus accrued interest within six months of the origination date of the note. As of June 30, 1998, a principal balance of $475,000 remained outstanding. The options to acquire capital stock of Kaire Korea Ltd. were exercised on November 15, 1997 by Horphag. In an agreement executed on June 2, 1998 but effective as of January 1, 1998, Horphag agreed to waive any options it may have had in Kaire Korea Ltd due to late payments or the failure to repay the promissory note in consideration for the Company pledging its 85% interest in Kaire Korea, Ltd. as security on the promissory note to Horphag. The Company and Horphag also agreed to amend the repayment terms on the promissory note to a demand note due on September 15, 1998 or five days after the completion of the Company's initial public offering. The Company intends to use a portion of the proceeds of the public offering to repay a portion of the promissory note. The remaining balance will be repaid from cash flows provided by operations.



    Between June 3, 1997 and December 8, 1997, the Company completed a private placement of an aggregate of 172,500 shares of its Common Stock and $1,725,000 in principal amount of its promissory notes (10% Notes") to nine investors (the "Summer 1997 Private Placement"). Following the payment of commission and non-accountable expenses, additional payments towards its non-accountable expenses for the Public Offering and counsel fees and expenses, the Company received approximately $1,400,000 in net proceeds. The 10% Notes bear interest at a rate of ten percent per year and mature and are payable in full (principal plus accrued but unpaid interest) upon the earlier of (a) eighteen months after issuance, (b) the completion date of an equity financing of the Company pursuant to which it receives gross proceeds of not less than $3,000,000, or (c) the Company's receipt of at least $1,000,000 in proceeds from the "Key Man" life insurance policies on any of its executive officers and/or directors. The 10% Notes are secured by the accounts and accounts receivable of the Company (as defined in the 10% Notes) but are subordinated to the Company's banking obligations. The Company intends to use a portion of the net proceeds of the Public Offering to repay the 10% Notes in full.



    Certain of the Selling Securityholders include the investors in the March 1997 and Summer 1997 Private Placements.



    During August 1997, the Company borrowed $200,000 from two lenders, not otherwise affiliated with the Company, pursuant to unsecured promissory notes bearing interest at the rate of 12% per year and due in September and October 1997. These notes were paid in full in December 1997. In connection with this borrowing, the lenders were each issued options to purchase 7,500 shares of the Company's Common Stock at $.02 per share. As of October 1998, the options had been exercised by the lenders.

    During August and September 1997, the Company borrowed approximately $492,000 from a lender, not otherwise affiliated with the Company, pursuant to two promissory notes bearing interest at a rate of .33% per day and guaranteed by certain officers and directors of the Company. Both notes were repaid by the Company in December 1997.

    During 1997, J.T. Whitworth, Chief Operating Officer, Chief Financial Officer and Director and Robert L. Richards, Chief Executive Officer and Director of the Company advanced $140,071 and $118,266, respectively, for working capital requirements. On November 28, 1997, the Company issued demand promissory notes bearing interest at the rate of 10% per year in the amount of $258,337 to the two officers for funds provided by those individuals to that date.


    During 1997, the Company borrowed $663,000 from William F. Woodburn and Loren E. Bagley, two directors of the Company, pursuant to demand promissory notes bearing interest at the rate of 10% per year and secured by the Company's shares of Aloe Commodities International, Inc. In September 1997, the Company sold its shares of Aloe Commodities International, Inc., at cost, and made a partial payment on the notes. The remaining outstanding balance of approximately $241,000 was renegotiated to two unsecured demand promissory notes bearing interest at the rate of 10% per year.



    During November 1997, the Company borrowed $700,000 from IMT. On December 9, 1997, the Company and certain of its stockholders entered into an Agreement and Plan of Reorganization (the "Agreement") with IMT whereby IMT agreed to provide an additional $300,000 equity investment in the Company and convert the $700,000 previously borrowed by the Company to equity in the Company and for IMT to provide $2,000,000 additional equity investments to the Company by February 15, 1998. The additional equity investment of $2,000,000 was not made by IMT. The Agreement restricted the payment of dividends and the purchase of treasury shares among other things. Also, as discussed in Note 8 of the Consolidated Financial Statements, IMT acquired approximately 81% of the Common Stock of the Company from certain holders of common stock for approximately 45% of the common shares of IMT, as defined in the Agreement. During late March 1998, it became apparent that IMT was unable to provide the additional capital that was provided for under the Agreement. IMT reached an agreement with Global Marketing, LLC ("Global") to sell 1,250,078 shares, 54%, of the Company's stock to Global in return for Global immediately loaning $1,000,000 to the Company. These funds were needed by the Company as the Company had issued checks in anticipation of a receipt of funds by IMT. Such loan was evidenced by a $1,000,000 promissory note payable to Global. The note bears interest at 10% per annum, is uncollateralized and is payable upon demand.



    During April 1998, the Company borrowed $100,000 from William F. Woodburn, a director of the Company for a demand promissory note. The note bears interest at 10%, is collateralized by the assets of the Company and is due on demand.



    During January 1998, the Company borrowed $150,000 from a corporation for a promissory note payable at an interest rate of 2% per month or 24% annual interest. Interest and principal are due on demand. The note is uncollateralized and is personally guaranteed by certain officers and directors of the Company.



    The long term liquidity of the Company is based on its ability to generate a profit. The nature of the Company is that it will generate positive cash flows during periods of growth and/or profitability. The inventory turnover is normally approximately six times per year which does not create a significant drain on cash. As the sales are made on a cash and credit card basis, there is also no investment in receivables as sales grow. The primary expenses/liabilities of the Company are the bonuses paid to associates on sales. As these are paid between the 20th and the last day of the succeeding month, this combined with the cash basis collections will generate a significant positive cash flow from operations. The reduction in net loss for the Six Months 1998 as opposed to the Six Months 1997 is indicative of the movement from operating at a loss and losing cash to generating a profit and the related cash thereon.

    During January, 1998 the Company borrowed $103,000, for working capital, from William F. Woodburn and Loren E. Bagley, two directors of the Company, pursuant to demand promissory notes bearing interest at the rate 10% per year.

    At the present time, the Company has no plans or commitments for capital expenditures.


    "YEAR 2000" PROBLEM. The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company is utilizing both internal and external resources to identify, correct or reprogram, and test the computer system for the Year 2000 compliance. It is anticipated that all reprogramming efforts will be completed by December 31, 1998, allowing adequate time for testing. Management has assessed the Company's Year 2000 compliance expense to be $250,000. The Company has not yet established a contingency plan in the event that it is unable to correct the "Year 2000" problem and as of the date of this prospectus has no plans to do so.



    RECENT ACCOUNTING PRONOUNCEMENTS. During 1998, the Company implemented Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. All prior period earnings per share data has been restated to reflect the requirements of SFAS No. 128. The adoption of SFAS No. 128 did not effect the EPS calculations at June 30, 1998 and 1997, and December 31, 1997, 1996 and 1995. See Note 8 for computation of earnings per share.



    In June 1997, Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 130, entitled "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, entitled "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement displayed with the same prominence as other financial statements. SFAS 131 supersedes Statement of Financial Accounting Standard No. 14, entitled "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards of the way the public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.


    SFAS 130 and SFAS 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Because of the recent issuance of these standards, management has been unable to fully evaluate the impact of SFAS 131, if any, on future financial statement disclosures. The Company adopted SFAS 130 and restated all prior periods. Results of operations and financial position, however, will be unaffected by the implementation of these standards.

    In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which standardizes the disclosure requirements for pensions and other postretirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. SFAS No. 132 is effective for years beginning after December 15, 1997 and requires comparative information for earlier years to be restated, unless such information in not readily available. Management believes the adoption of this statement will have no material impact on the Company's financial statements.



    The FASB has recently issued Statement of Financial Accounting Standard No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 established standards for recognizing all derivative instruments including those for hedging activities as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. This Statement is effective for fiscal years beginning after June 30, 1999. The Company has not yet determined the effect of SFAS No. 133 on its financial statements.



CHANGE IN ACCOUNTANTS



    On or about August 1, 1996, the Company changed the independent certified public accounting firm engaged to prepare the Company's annual audited financial statements from Jones, Jensen and Company to BDO Seidman, LLP. The report on the Company's financial statements as prepared by Jones, Jensen and Company did not contain any adverse opinion, disclaimers of opinion, modifications or qualifications or scope limitations. The decision was based on the recommendation of counsel to a proposed underwriting. The Company's board of directors approved the change.



    There were no disputes with the dismissed firm over accounting, auditing, financial statement disclosures or internal control issues. No discussions were held with the newly engaged auditor with respect to specific accounting treatments or transactions, changes in the audit opinion, scope or any limitations on the opinion, or any other accounting, internal control or other reporting related issues.

                                    BUSINESS

    The Company develops and distributes, through a network of independent associates, products that are intended to appeal to health-conscious consumers. Current Company products include health care supplements and personal care products. The Company offers a line of approximately 50 products which it divides into nine categories, including Antioxidant Protection, (Bodily) Defense, Digestion, Energy and Alertness, Stress, Vital Nutrients, Weight Management, Anti-Aging and Personal Care.

    The Company develops products that it believes will have market appeal to its associates and their customers, and assists its associates in establishing their own businesses. The Company associates can start a home based business without significant start-up costs and other difficulties usually associated with new ventures. The Company provides product development, marketing aids, customer service, and essential record-keeping functions to its associates without charge. The Company also provides other support programs to its associates including 24 hour TouchTalk system (as explained below), international teleconferencing calls, seminars and business training systems with audio and video tapes.


    It is the Company's strategy and expectation that associates actively recruit interested people to become new associates for the Company. These recruits are placed beneath the recruiting associate in that associate's "network" and are referred to by the Company as that associate's "organization." Associates earn commissions on purchases by the associates in their organization as well as retail profits on the sales they make themselves. The Company's marketing program is designed to provide incentives for associates to build an organization of recruited associates to maximize their earning potential. Approximately 60,000 of the Company's associates have had product purchases in excess of $50 during 1997 and are considered by the Company to be "active", as compared to approximately 108,000 and 156,000 in 1996 and 1995 respectively.


    The Company purchases most of its products directly from manufacturers and markets them to its independent associates located in all fifty states, the District of Columbia, Puerto Rico, Guam, and Canada. In 1995, the Company expanded the number of its associates located in other parts of the world, particularly Australia and New Zealand. The Company expanded its operations into South Korea, Trinidad and Tobago and the United Kingdom during 1997.

INDUSTRY OVERVIEW

    According to The Direct Selling Association, network marketing is one of the fastest growing segments for the distribution of products. The Direct Selling Association reports that worldwide, over 30.5 million individuals are now involved in directly selling (of which network marketing is a major segment) and that those involved in direct selling generate $80 billion in annual retail sales around the world. Direct marketing sales in the United States are estimated to be approximately $22 billion annually.

BUSINESS STRATEGY

    The Company intends to pursue a business strategy of increasing sales and profitability by attracting and retaining associates to its network marketing system; increasing product sales to existing associates; expanding its marketing activities in new international markets and developing new products.

    The Company's ability to increase sales is significantly dependent on its ability to attract, motivate and retain associates. The Company utilizes an innovative marketing program which it believes is superior to programs offered by many other network marketing companies. This program provides financial incentives, including several forms of commission (bonus), a vehicle expense reimbursement program for associates with a very significant dollar amount of product sales, optional associate training and support, no sign-up costs, no inventory requirements, and low monthly purchase requirements. Management intends to reach potential new associates through increased advertising, teleconferencing and regional sales meetings. The Company has experienced an increase in the number of associates each year since inception.


    A key factor in the Company's strategy is to increase product sales to its associates by, among other things, the timely introduction of new products. In recent years, the Company has introduced several products that achieved consumer acceptance and contributed to increased sales. The Company's flagship product is Maritime Prime that was introduced in November 1992. Maritime Plus was introduced shortly thereafter, followed by Ultra Prime in 1995 and Super Prime (each tablet containing three times the essential product ingredient of a Maritime Prime tablet) in 1996. The Company's Aloe Vera product was introduced in 1993, while Colloidal Silver was introduced in 1994. In June 1996, the Company introduced the Yes! Weight Management Program, JoBelle Face Kaire Line, Synerzyme and Immunol. During 1997, the Company introduced a Fruit and Aloe Drink, AloElite, ArthriKaire, MSM Complex, Kavatu, and Inner Chi. The Company's newer products (e.g., those introduced in 1997) have higher margins of profit as one of the Company's strategies is to increase overall profitability as the newer products' share of overall sales increases. In September 1998, the Company announced that it had exclusive marketing rights for North America for the recently discovered antioxidant Enzogenol. The Company introduced the ingredient Enzogenol in its new product, EnzoKaire Complete, at its annual convention on September 17, 1998.



    The following table indicates how many of the Company's products were available as of June 30, 1998 in each of the Company's current markets.


                                                                                   PRODUCTS OFFERED
                                                       -------------------------------------------------------------------------
                                            TOTAL
               PRODUCT                    PRODUCTS                                                                      SOUTH
           CATEGORIES/LINES                OFFERED        U.S.         CANADA         NEW ZEALAND       AUSTRALIA       KOREA
--------------------------------------  -------------      ---      -------------  -----------------  -------------  -----------
Antioxidant Protection................            8             8             6                4                0             4
Defense...............................            3             3             3                2                0             0
Digestion.............................            5             5             5                5                2             2
Energy and Alertness..................            3             3             3                1                1             0
Stress................................            3             3             2                2                0             1
Vital Nutrients.......................            4             4             2                2                0             0
Weight Management.....................            3             3             0                0                0             0
Anti-Aging............................            3             3             1                0                0             0
Personal Care.........................           18            18            14               12               12            14
                                                 --            --            --               --               --            --
                                                 50            50            36               28               15            21
                                                 --            --            --               --               --            --
                                                 --            --            --               --               --            --


                                          TRINIDAD
               PRODUCT                       AND
           CATEGORIES/LINES                TOBAGO         UNITED KINGDOM
--------------------------------------  -------------  ---------------------
Antioxidant Protection................            8                  2
Defense...............................            2                  1
Digestion.............................            3                  2
Energy and Alertness..................            2                  2
Stress................................            1                  1
Vital Nutrients.......................            3                  2
Weight Management.....................            3                  0
Anti-Aging............................            1                  0
Personal Care.........................           12                  0
                                                 --                 --
                                                 35                 10
                                                 --                 --
                                                 --                 --

REVENUE BY PRODUCT CATEGORY

    Presented below are the revenue amounts of each of the Company's product categories for the years ended December 31, 1995, 1996 and 1997.

                                                             YEAR ENDED         YEAR ENDED         YEAR ENDED
PRODUCT CATEGORY                                          DECEMBER 31, 1995  DECEMBER 31, 1996  DECEMBER 31, 1997
--------------------------------------------------------  -----------------  -----------------  -----------------
                                                                          (DOLLARS IN THOUSANDS)
Antioxidant Protection..................................      $  37,387          $  33,947          $  23,560
Defense.................................................          3,463              3,000              2,740
Digestion...............................................          3,141              2,534              1,779
Energy and Alertness....................................         --                     31              1,079
Stress..................................................            508                681                508
Vital Nutrients.........................................            957                750                975
Weight Management.......................................         --                    611                328
Anti-Aging..............................................         --                     43                608
Personal Care...........................................          1,792              1,261              1,861
Other...................................................         10,593              8,641              2,244
                                                                -------            -------            -------
                                                              $  57,841          $  51,499          $  35,682
                                                                -------            -------            -------
                                                                -------            -------            -------

    Currently, the Company has associates in all fifty states, the District of Columbia, Puerto Rico, Guam, Canada, Australia, New Zealand, Trinidad and Tobago, South Korea and the United Kingdom. Management believes that significant market potential exists for the Company's products in international markets, and it is the Company's intention to explore expansion into Japan, Europe, Hong Kong, Taiwan, India and the Philippines. Statistics from the World Federation of Direct Selling Associations as reported in May 1998 indicate that the direct sales market in the foregoing countries amounted to over $37 billion with 6.4 million individuals being involved in some form of direct marketing. This compares to $28.6 billion in sales and 12.7 million individuals involved in the markets currently serviced by the Company.

DISTRIBUTION AND MARKETING


    The Company's products are distributed through its network marketing system of associates. Associates are independent contractors who purchase products directly from the Company for resale to retail consumers. Associates may elect to work on a full-time or a part-time basis. Management believes that its network marketing system is well suited to marketing its nutritional supplements and other products because sales of such products are strengthened by ongoing personal contact between retail consumers and associates, many of whom use the Company's products.


    Associates' revenues are derived from several sources. First, associates may receive revenues by purchasing the Company's products at wholesale prices and selling the Company's products to customers at retail prices. Second, associates earn the right to receive bonuses (commissions) based upon purchases by members of their organization. There are basically three types of bonuses that an associate can earn on product purchases by their organization. The standard bonus is available to any individual who has attained "Broker" status in the Company. Attaining "Broker" status is done by purchasing a minimum quantity for a month. The percentages used to determine the bonus and the number of levels in the organization the associate receives bonuses upon is based on the individual's status in the Company. The first status level being that of a "Broker" and the highest being an "Executive". There are two intermediary levels between "Broker" and "Executive." An associate achieves higher levels in the bonus structure primarily through increased purchases by associates sponsored directly by them (their first level) although the minimum monthly purchase as an individual does increase between certain levels. The requirements for an associate to reach an "Executive" level are generally monthly personal purchases exceeding $300 and monthly volume of $900 on their first level. The program is such that each month an associate must qualify at that level to be paid at that level. The advantage, for the Company, to this is that the associate must remain active in purchasing and sponsoring to retain their bonus, but if they miss a month, their income is only reduced that one month. A second form of bonus is available to those having multiple "Executives" in their first level. Based on the number of "Executives" they have at this first level, associates will receive either 10%, 20%, or 30% of their standard bonus as an additional bonus. Finally, for those "Executives" attaining the highest levels in the Company, they are allowed to participate in a percentage of the Company-wide Gross Bonusable Sales to be divided among qualifying "Executives." Management believes that the right of associates to earn bonuses contributes significantly to the Company's ability to retain its productive associates.

    Management believes the Company's associate compensation plan is superior to that of other network marketing organizations because the program offers an earning opportunity without the need to finance a large inventory of products and requires only a modest amount of sales to meet the bonus requirements.

    To become an associate, a person must simply sign an agreement to comply with the policies and procedures of the Company. No investment is necessary to become an associate. The Company considers approximately 60,000 of its associates to be "active", that is, an individual associate who has ordered at least $50 of the Company's products during the preceding 12 month period.

    The Company regularly sponsors opportunity meetings in various key cities and participates in motivational and training events in its market areas designed to inform prospective and existing associates about the Company's product line and selling techniques. Associates give presentations relating to their experiences with the Company's products and the methods by which they have developed their own organization of associates. Specific selling techniques are explained, and emphasis is placed on the need for consistency in using such techniques. Participants are encouraged to ask questions regarding selling techniques and product developments, to share information with other associates and to develop confidence in selling and goal-setting techniques. Motivation is offered to participants in the form of recognition, gifts, excursions and tours, which are intended to foster an atmosphere of excitement throughout the associate organization. Prospective associates are educated about the structure, dynamics and benefits of the Company's network marketing system.

    The Company continues to develop marketing strategies and programs to motivate associates. These programs are designed to increase associates' monthly product sales and the recruiting of new associates. An example of these programs is the Company's KAIRE SELECT PROGRAM.

    Under the Kaire Select Program, an associate may enroll in a minimum ordering program to maintain eligibility for performance bonuses. Minimum orders ranging from $50 to $550 per month are automatically placed by credit card or autodraft. The associate also gets preferred pricing, no minimum purchase requirement (once they have a qualifying select order set up), exclusive access to some product introductions, and discounts on Company sponsored events.

    As part of the Company's maintenance of constant communication with its associate network, the Company offers the following support programs to its associates:

    TOUCHTALK AND FAXBACK. An automated telephone system that associates can call 24 hours a day to place orders, receive reports on the sales activity of their organization and listen to selected messages on special offers, marketing program updates, product information, and similar information. Certain information is also available via facsimile to the associate.

    24 HOUR TELECONFERENCE. A weekly teleconference on various subjects such as technical product discussions, associate organization building and management techniques. An associate can listen to any of the last four weekly teleconferences.


    INTERNET. The Company maintains a web-site at http:\\www.kaireint.com. There, the user can read news letters, learn more about products, place an order or sign up to be an associate. This web-site became fully functional in early 1997. In addition, associates can send messages and orders to the Company e-mail address of kaireint.com. This allows associates to potentially be able to sponsor associates and order products 24 hours a day.


    PRODUCT LITERATURE. The Company produces for its associates, color catalogues and brochures displaying and describing the Company's products.


    TOLL FREE ACCESS. A toll free number is available to place orders and sponsor new associates. The Company believes that it was one of the initial members in the network marketing industry to permit associates to sponsor new associates over the telephone.


    BROADCAST FAX/BROADCAST E-MAIL. Company announcements and product specials are automatically sent via facsimile and/or e-mail to associates who have requested this service.


MARKETS


    The Company has operations in the United States, Canada, Australia, New Zealand, Trinidad and Tobago, Korea and the United Kingdom. The Company has sustained substantial losses in trying to penetrate the South Korean and United Kingdom markets. The Company is actively trying to sell its South Korean subsidiary and at June 30, 1998, the Company recorded a $471,000 write down of its assets in its South Korean subsidiary to what the Company believed to be their "net realizable value." See Note 12 of the Consolidated Financial Statements for Net Sales, Income from Operations and Identifiable assets for the related geographical areas.


    Upon deciding to enter a new market, the Company hires local counsel to assist ensuring that the Company's network marketing system and products comply with all applicable regulations and that the Company's profits may be expatriated. In addition, local counsel assists in establishing favorable relations in the new market area by acting as liaison between the Company and local regulatory authorities, public officials and business people. Local counsel also is responsible for explaining the Company's products and product ingredients to appropriate regulators and, when necessary, will arrange for local technicians to conduct any required ingredient analysis tests of the Company's products.

    If regulatory approval is required in a foreign market, the Company's local counsel interfaces with local regulatory agencies to confirm that all of the ingredients of the Company's products are permissible within the new market. During the regulatory compliance process, the Company may alter the formulation, packaging or labeling of its products to conform to applicable regulations as well as local variations in customs and consumer habits, and the Company may modify certain aspects of its network marketing system as necessary to comply with applicable regulations.

    Following completion of the regulatory compliance phase, the Company undertakes the steps necessary to meet the operational requirements of the new market. The Company then initiates plans to satisfy inventory, distribution, personnel and transportation requirements of the new market, and modifies its associate training materials as may be necessary to be suitable for the new market. The Company has prepared manuals in Korean, French and Spanish.


PRODUCTS


    The Company's product line consists of primarily consumable products that are targeted to growing consumer interest in natural health alternatives for nutrition and personal care. In developing its product line, the Company has emphasized quality, purity, potency, and safety.


    ANTIOXIDANT PROTECTION. This line is primarily nutritional supplements based in antioxidants including Maritime Prime and EnzoKaire Complete. Most of the products are based on exclusive formulations in several combinations containing natural products including Pycnogenol, Enzogenol and Arctic Root. Products containing Pycnogenol have not been approved for direct importation into Australia. The

Company is currently seeking approval to import its products containing Pycnogenol into Australia in conjunction with the Therapeutic Goods Association of Australia. Maritime Plus is not available in Canada due to Canadian regulations on the ascorbate that is contained in this product. The Company is also working with French authorities for approval to import the Maritime Prime line into France.


    Pycnogenol and Enzogenol has been recognized by sources not associated with the Company as a potent antioxidant. Pycnogenol and Enzogenol, in the Company's formulation, is believed to be highly bioavailable and retained in the body for several days. Antioxidants have been shown to be effective in fighting the effects of oxidation on the body. Oxidation is the same process that causes metals to rust and apples to turn brown. Free radicals, which are molecules damaged by oxidation, are being studied as the causes of various infirmities in humans. A free radical is an unstable oxygen molecule seeking, at the molecular level, to pair up with an electron. Free radicals can be created in the atmosphere by the exposure of oxygen to sunlight and pollution. Free radicals can also be created by natural metabolic processes. Antioxidants are molecules which can combine with and, as a result, neutralize free radicals.


    DEFENSE. The products in this category are primarily oriented towards working with the body's natural defense systems to make them more efficient. It consists of three of the more recent additions to the Kaire line, Colloidal Silver Kaire, Immunol and Noni.

    Colloidal Silver Kaire is a solution of silver particles electro-magnetically suspended in deionized water and provides dietary support for the immune system. It is used by individuals for a number of purposes including eye drops, a topical solution, nose drops and a drink.


    Immunol is a shark liver based capsule which the Company believes aids the human immune system. This product is imported from Marine Biologics, Inc.


    Noni is the most recent addition to the product line. Derived from a fruit grown only in the Central and South Pacific, it contains high levels of naturally occurring vitamins, minerals, trace elements, enzymes, and phytochemicals. The processing method of flash freezing the fruit and then processing it into capsules retains the high level of nutrients that may be lost through the pasteurization of liquid presentations of this product.

    DIGESTION. The main constituent of this group has long been the Aloe products. Aloe has been studied for a number of years as everything from a topical for skin irritations and sunburn to a supplement for improving the general health of the body. The Company has recently introduced Fruit-N-Aloe which is a more palatable form of the Aloe juice as it is mixed with fruit juices to get the Aloe benefits without the strong taste and AloElite, a more concentrated form of the Aloe juice.

    Two other products currently round out this line, a colon-cleansing product for periodic use in cleaning the lower digestive system and Synerzyme, a combination of naturally occurring enzymes and trace minerals to enhance the efficacy of the enzymes, which may assist the body with the breakdown and assimilation of various foods and fats.

    ENERGY AND ALERTNESS. AquaKaire Daytime and Night-time are two recently introduced Company products. They are concentrated, "clustered" water products whose purpose is to increase the metabolic efficiency of the body. Inner Chi is another recent addition, combining raw honey with Chinese herbs and botanicals for a balanced, energy enhancing tonic.


    STRESS. Products in this category serve two primary purposes. The first is to provide adaptogens in an efficient medium and the second is to provide a natural relaxant for rest and sleep. Arctic Root is an adaptogen, an herb which works with the body to allow energy to be used by the body as needed as opposed to stimulants and depressants which affect the body's energy as a whole, over a certain period of time. Kavatu combines the extract from the Pacific KavaKava plant with other nutrients to form a product allowing for a more complete rest and sleep without the "hangover" effects of many artificial relaxants and sleep aids. The Company introduced St. John's Wort in the second quarter of 1998.

    VITAL NUTRIENTS. This category provides for many of the basic vitamins and nutrients which are missing in the typical adult or child's diet.

    WEIGHT MANAGEMENT. One of the newest members of the Company's product "family" is a weight management program that includes a number of products designed to work as a system to assist weight loss safely while giving the dieter a higher level of energy while maintaining a healthy body. This system concept is based upon a complete program including Company products, walking or other sensible exercise available to virtually all individuals and sensible permanent eating habits. Weight management products of the Company include LipeX (a product designed to inhibit the absorption of fat by the body), fiber wafers to reduce appetite, lubricate the system and inhibit fat absorption and nutritional bars to provide both a healthy meal snack alternative and to provide nutrients which interact with the LipeX to increase metabolism and fat burning in the system.

    The Company believes that the Weight Management Program is well designed to promote long-term, sustained weight loss. However, the Company's experience has been that many dieters are highly motivated to lose significant pounds quickly and the Yes! Weight Management Program does not work quickly enough for such persons. As a result, the Company is exploring several products which will allow it to penetrate the rapid weight loss market.

    ANTI-AGING. These products are intended to combat the effects of aging on the human body.

    DHEA. This is a hormonal product which replaces the same hormone in the body. Research shows that as a person matures their body generates diminishing amounts of DHEA. According to a number of research studies, DHEA is the hormone which allows the body to know its energy level.

    ARTHRIKAIRE AND OSTEO FORMULA. ArthriKaire and Osteo Formula are Company products introduced in June 1997. Osteo Formula is a comprehensive bone supplement that provides 18 nutrients including four different types of calcium for maximum absorption and assimilation. ArthriKaire is designed to provide dietary support for joints, tendons and ligaments. This proprietary formula combines proteoglycans, vitamins and herbs that support the integrity of connective tissue.

    PERSONAL KAIRE. This includes JoBelle Gold (a skin softener containing gold flakes), Dermakaire (the Company's original moisturizing lotion with Pycnogenol), and the JoBelle Skin Care System consisting of shampoo, conditioner and body lotion as well as a "top of the line" six part face care system. An extension of the Company's Body Kaire System product line featuring tiny gold particles is one of the principal products the Company is distributing in South Korea. The Company is attempting to develop an upscale image for this product line with an appeal to a younger market than the Company's current United States associate base.

NEW PRODUCT DEVELOPMENT

    Additional products being considered in these areas are additional antioxidants, anti-aging, weight management, and energy products. In addition to the introduction of single products, the Company is also focusing on promoting groups of products to be taken in conjunction with each other to address specific needs (such as weight loss, stress, daily wellness, etc.) that an individual may have.

    The Company continually seeks to identify, develop and introduce innovative, effective and safe products. In Fiscal 1996 and Fiscal 1997, the Company introduced over 20 new products or services. Management believes that its ability to introduce new products increases its associates' visibility and competitiveness in the marketplace.

    New product ideas are derived from a number of sources, including trade publications, scientific and health journals, the Company's management and consultants, and outside parties. Prior to introducing products into the Company's markets, the Company's scientific consultants, legal counsel and other representatives retained by the Company investigate product formulation matters as they relate to regulatory compliance and other issues. The Company's products are formulated to suit both the regulatory and marketing requirements of particular markets.

    The Company maintains its own product review and evaluation staff but relies upon independent research, vendor research departments, research consultants and others for product research, development and formulation services. When the Company, one of its consultants or another party identifies a new product concept or when an existing product must be reformulated for introduction into a new or existing market, the new product concept or reformulation is generally submitted to the Company's suppliers for technological development and implementation. The Company owns the proprietary rights to a majority of its product formulations.

    The Company expended no funds on new product research and development during Fiscal 1996 and 1997, respectively.

PRODUCT WARRANTIES AND RETURNS

    The Company's product warranties and policy regarding returns of products are similar to those of other companies in its industry. If a consumer of any of the Company's products is not satisfied with the product, she/he may return it to the associate from whom the purchase was made, within 90 days of purchase. The associate is required to refund the purchase price to the consumer. The associate may then return the unused portion of the product to the Company for an exchange of equal value. If an associate requests a refund in lieu of an exchange, a check or credit card credit is issued. All products are warranted against defect by the manufacturer of those products. Most products returned to the Company, however, are not found to be defective in manufacture.

MANAGEMENT INFORMATION SYSTEM

    The Company maintains a computerized system for processing associate orders and calculating associate commission and bonus payments enabling it to promptly remit payments to associates. The Company believes that prompt remittance of commissions and bonuses is vital to maintaining a motivated network of associates and that associate loyalty has been enhanced by the Company making commission and bonus payments as scheduled.


    The Company's computer system provides each associate a detailed monthly accounting of all sales and recruiting activity in his or her organization. These convenient statements eliminate the need for substantial record keeping on behalf of the associate. As a precaution, duplicate copies of the Company's computer records are transferred daily to an off-site location for safekeeping. The Company is utilizing both internal and external resources to identify, correct or reprogram, and test the computer system for the Year 2000 compliance. It is anticipated that all reprogramming efforts will be completed by December 31, 1998, allowing adequate time for testing. Management has assessed the Company's Year 2000 compliance expense to be $250,000. The Company has not yet established a contingency plan in the event that it is unable to correct the "Year 2000" problem and as of the date of this Prospectus has no plans to do so.


MANUFACTURING AND SUPPLIES

    The Company currently purchases all of its vitamins, nutritional supplements and all other products and ingredients from parties that manufacture such products to the Company's specifications and standards. During Fiscal 1997, approximately one-half of the products purchased by the Company were supplied by MWI a distribution company which purchases and imports Pycnogenol from Horphag along with other raw materials. MWI is the Company's source of Pycnogenol. The Company places significant emphasis on quality control. All nutritional supplements, raw materials and finished products are subject to sample testing, weight testing and purity testing by independent laboratories.

    The Company has no written agreements with any of its suppliers including MWI. In the event of loss of any of its sources of supply, the Company believes that suitable replacement sources of similar products and product ingredients exist and are available to the Company. However, there can be no assurance that the Company would be able to obtain replacement suppliers on a timely basis, and on commercially reasonable terms.

TRADEMARKS AND SERVICE MARKS

    Most products are packaged under the Company's "private label." The Company has registered trademarks with the United States Patent and Trademark Office for its name, logo and various products names. It has applied for trademark registration in several countries outside of those it is currently operating in for its name, logo and various product names.

COMPETITION

    The Company competes with many companies marketing products similar to those sold and marketed by the Company. It also competes intensely with other network marketing companies in the recruitment of associates.

    There are many network marketing companies with which the Company competes for associates. Some of the largest of these are Nutrition for Life International, Inc., Nature's Sunshine, Inc., Herbalife International, Inc., Amway and Rexall Sundown, Inc. Each of these companies is substantially larger than the Company and has significantly greater financial and personnel resources than the Company. The Company competes for associates by means of its marketing program that includes its commission structure, training and support services, and other benefits.

    Not all competitors market all types of products marketed by the Company, and some competitors market products and services in addition to those marketed by the Company. For example, some competitors are known for and are identified with sales of herbal formulations, some are known for and are identified with sales of household cleaning and personal care products, and others are known for and are identified with sales of nutritional and dietary supplements. The Company's principal methods of competition for the sale of products are its responsiveness to changes in consumer preferences and its commitment to quality, purity, and safety.

GOVERNMENT REGULATION

    Although the Company confines its activities to marketing and distribution, the manufacturing, processing, formulation, packaging, labeling and advertising of the Company's products are subject to regulation by federal agencies, including the Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service and the United States Environmental Protection Agency. These activities are also subject to regulation by various agencies of the jurisdictions, states and localities in which the Company's products are sold.

    In November 1991, the FDA issued proposed regulations designed to, among other things, amend its food labeling regulations. The proposed regulations met with substantial opposition. In October 1994, the "Dietary Supplement Health and Education Act of 1994" (the "Dietary Supplement Law") was enacted. Section 11 of the Dietary Supplement Law provided that the advance notice of proposed rule making by the FDA concerning dietary supplements was null and void. FDA regulations that became effective on June 1, 1994 would require standard format nutrition labeling on dietary supplements. However, because the new Dietary Supplement Law also addresses labeling of dietary supplements, the FDA has indicated that it would not enforce its labeling regulations until January 1, 1998. To the date of this Prospectus, no new regulations which affect the Company's labeling practies have been promulgated. In the interim, new regulations are expected to be proposed by the FDA. Because the FDA has not yet reconciled its existing regulations with the new Dietary Supplement Law, the Company cannot determine to what extent any changed or amended regulations will affect its business.

    The Dietary Supplement Law did not affect the July 1, 1994 effectiveness of the FDA's health claims regulations. Those regulations prohibit any express or implied health claims for dietary supplements unless such claims are approved in advance by the FDA through the promulgation of specific authorizing regulations. Such approvals are rarely provided by the FDA. Therefore, no claim may be made on a dietary supplement label or in printed sales literature, "that expressly or by implication characterizes the relationship of any substance to a disease or health-related condition." The Company cannot determine what effect currently proposed FDA regulations, when and if promulgated, will have on its business in the future. Such regulations could, among other things, require expanded or different labeling, recalling or discontinuing of certain products, additional record keeping and expanded documentation of the properties and certain products and scientific substantiation. In addition, the Company cannot predict whether new legislation regulating its activities will be enacted, which new legislation could have a material adverse effect on the Company.

    The Company has an ongoing compliance program with assistance from FDA counsel regarding the nature and scope of food and drug legal matters affecting the Company's business and products. The Company is unaware of any legal actions pending or threatened by the FDA or any other governmental authority against the Company.

    Direct selling activities are regulated by various governmental agencies. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as "pyramid" or "chain sales" schemes, that promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products.

    The Company complies with South Korea's strict Door-to-Door Sales Act, which requires, among other things, the regular reporting of revenue, the registration of distributors together with the issuance of a registration card, and the maintaining of a current distributor registry. This law also limits the amount of sponsoring bonuses that a registered multi-level marketing company can pay to its distributors up to a maximum of 35% of revenue in a given month. As is the case with most network marketing companies, the Company has from time to time received inquiries from various government regulatory authorities regarding the nature of their business and other issues such as compliance with local business opportunity and securities laws. Although to date none of these inquiries has resulted in a finding materially adverse to the Company, there can be no assurance that the Company will not face inquiries in the future which, either as a result of findings adverse to the Company or as a result of adverse publicity resulting from the initiation of such inquiries, could have a material adverse effect on the Company's business and results of operations.

    Based on research conducted in opening its existing markets (including assistance from local counsel), the nature and scope of inquiries from government regulatory authorities and the Company's history of operations in such markets to date, the Company believes that its method of distribution is in compliance in all material respects with the laws and regulations relating to direct selling activities of the countries in which the Company currently operates. Even though management believes that laws governing direct selling are generally becoming more permissive, many countries currently have laws in place that would prohibit the Company from conducting business in such markets. There can be no assurance that the Company will be allowed to continue to conduct business in each of its existing markets that it currently services or any new market it may enter in the future.

    The Company is subject to or affected by extensive governmental regulations not specifically addressed to network marketing. Such regulations govern, among other things, (i) product formulation, labeling, packaging and importation, (ii) product claims and advertising, whether made by the Company, or its associates,
(iii) fair trade and distributor practices, and (iv) taxes, transfer pricing and similar regulations that affect foreign taxable income and customers duties.

    In South Korea, the Company has obtained the mandatory certificate of confirmation as a qualified importer of health assistance foods under the Food Sanitation Law ("FSL") of that country, as well as additional product approvals for each of the special nutritional food categories of products which it imports into that country. Each new product undergoes a 60 day post-customs quarantine/inspection on cosmetics and 18 day post-customs quarantine/inspection on food supplements where, in addition to compliance with ingredient requirements, each product is inspected for compliance with South Korean labeling requirements.

    Based on the Company's experience and research (including assistance from local counsel) and the nature and scope of inquiries from government regulatory authorities, the Company believes that it is in material compliance with all regulations applicable to it. Despite this belief, the Company could be found not to be in material compliance with existing regulations as a result of, among other things, the considerable interpretative and enforcement discretion given to regulators or misconduct by associates. There can be no assurances that the Company will not be subject to inquiries and regulatory investigations or disputes and the effects of any adverse publicity resulting therefrom. Any assertion or determination that the Company or any Company associate are not in compliance with existing laws or regulations could have a material adverse effect on the Company's business and results of operations. In addition, in any country or jurisdiction, the adoption of new laws or regulations or changes in the interpretation of existing laws or regulations could generate negative publicity and/or have a material adverse effect on the Company's business and results of operations. The Company cannot determine the effect, if any, that future governmental regulations or administrative orders may have on the Company's business and results of operations. Moreover, governmental regulations in countries where the Company may commence or expand its operations may prevent, delay or limit market entry of certain products or require the reformulation of such products. Regulatory action, whether or not it results in a final determination adverse to the Company, has the potential to create negative publicity, with detrimental effects on the motivation and recruitment of associates and consequently, on the Company's sales and earnings.

PROPERTIES


    The Company leases an aggregate of approximately 45,000 square feet of office and warehouse space in four buildings in Longmont, Colorado. The lease terms expire over a span of one month to six months, and the aggregate current monthly rate is approximately $20,000 per month. The Australian and New Zealand subsidiaries also lease their office and warehouse facilities of approximately 8,000 square feet for a period of approximately five years. The Company has entered into leases at June 1, 1997 through its South Korean and Trinidad and Tobago subsidiaries. The former is a two year lease on the second floor in one of the office/commercial buildings in downtown Seoul. The Trinidad and Tobago office is approximately 1,100 square feet in downtown Port-of-Spain. That lease is for one year with two one-year renewals. In January 1998, the Company entered into, through its United Kingdom subsidiary, a lease of approximately 4,800 square feet for 11 years in Solihull, England, with an option to review the leases after five years, and terminate with notice. Management of the Company believes that such properties are suitable and adequate for current operating needs.


EMPLOYEES


    At June 30, 1998, the Company had employed approximately 59 full time persons of whom three were executive, 13 were engaged in finance and administrative activities, 11 in order entry, one in travel services, six in management information systems ("MIS"), three in purchasing, two in compliance, three in data support services, one in international development, two in human resources, one in associate services, five in customer relations, one in marketing and seven in shipping. None of the Company's employees is represented by a collective bargaining unit. The Company believes that its relationship with its employees is good.

                               LEGAL PROCEEDINGS

    To the knowledge of the management of the Company, there is no material litigation pending or threatened against the Company nor are there any such proceedings to which the Company is a party.

    However, the Company is the subject of an investigation by the United States Department of Justice, Office of Consumer Litigation, into the actions by certain specifically named individuals active in the dietary supplement industry. The Company was initially contacted in January, 1997 and was advised, in writing, that it is not a "target" of the Department's investigation, but that it is a "subject" (meaning that its conduct is deemed to be within the scope of the investigation) thereof. The Company has completed all obligations and requests pertaining to this matter.

    The Company has also received a voluntary request for information from the FTC regarding a separate investigation into dietary supplement interactions with certain disorders. The Company voluntarily produced information to the FTC with regards to the initial request, and has received a subsequent request for additional information. The Company is currently responding with clarifications to previous inquiries.

                                   MANAGEMENT

    The directors and executive officers of the Company are as follows:


NAME                                                       AGE                        COMPANY POSITIONS
-----------------------------------------------------      ---      -----------------------------------------------------
Robert L. Richards...................................          53   Chief Executive Officer and Director
Michael Lightfoot....................................          45   President
Loren E. Bagley......................................          56   Chairman of the Board
J.T. Whitworth.......................................          62   Chief Operating Officer, Chief Financial Officer and
                                                                      Director
William F. Woodburn..................................          56   Treasurer and Director
L. Charles Laursen...................................          44   Vice President of Finance
Mark D. Woodburn.....................................          28   Secretary and Director


    Set forth below is a brief background of the Executive Officers and Directors of the Company, based upon information supplied by them.

    ROBERT L. RICHARDS, co-founder of the Company, has been Senior Executive Vice President (from November 1994 until August 1996), Chief Executive Officer (since August 1996) and a Director of the Company since its inception in October 1992. Mr. Richards also served as the Company's Executive Vice President and Chief Financial Officer from 1992 to 1994. From 1989 until joining the Company, Mr. Richards was the vice president of Continental Tax Corporation, a property tax consulting firm. From 1982 to 1989, Mr. Richards was the president of RARADAN Oil Company, a company engaged in the development of oil and gas joint ventures. Mr. Richards was a Captain in the United States Air Force and an instructor-pilot from 1970 to 1975. He is an athlete, having been National Champion and All American in 1966 in the 3,000 meter steeplechase. He was also on the United States Olympic Training Team (steeplechase) in 1968 and 1972. Mr. Richards graduated from Brigham Young University with a Bachelor of Science degree in Geology.

    MICHAEL LIGHTFOOT has been President of Kaire International, Inc. since August 1997. Mr. Lightfoot has been involved with the Company since 1993, when he joined the Company as an associate and formed Kaire International (Canada) Ltd. in September 1993. Prior to 1993, Mr. Lightfoot was regional general manager for Forever Living Products, Inc. of British Columbia, Canada, a network marketing company selling aloe vera based products. Mr. Lightfoot has over 20 years experience in network marketing.

    LOREN E. BAGLEY has been Chairman of the Company's Board of Directors since its inception. Mr. Bagley is also president and chief executive officer of Trans Energy, Inc. ("TEI"), a company which is involved in oil and gas exploration and whose securities are listed on NASDAQ, having been TEI's executive vice president from August 1991 until assuming his current responsibilities at TEI in September 1993. From 1979 to the present, Mr. Bagley has also been self employed in the oil and gas industry as president, chief executive officer or vice president of various corporations which he has either started or purchased, including Ritchie County Gathering Systems, Inc. Prior to becoming involved in the oil and gas industry, Mr. Bagley was employed by the United States Government with the Agriculture Department. Mr. Bagley attended Ohio University and Salem College and received a Bachelor of Arts degree.

    J.T. WHITWORTH joined the Company in 1994 as Vice President of Operations. In 1995 he was promoted to Executive Vice President of Operations and Chief Financial Officer. He was promoted to Chief Operating Officer and Chief Financial Officer in 1997. He was elected a Director of the Company in 1996. From 1983 until joining the Company, Mr. Whitworth was manager of worldwide commerce, import, export, and corporate distribution of AGCO Corporation ("AGCO"), a major farm equipment manufacturer. During his tenure with AGCO, which was from 1961 until 1994, he held several managerial positions.

    WILLIAM F. WOODBURN has been Treasurer and a Director of the Company since its inception. Mr. Woodburn is also vice president in charge of TEI's operations and has been a director of TEI since August 1991. Mr. Woodburn has been actively engaged in the oil and gas business in various capacities for the past fourteen years. Prior to his involvement in the oil and gas industry, Mr. Woodburn was employed by the United States Army Corps of Engineers for twenty-four years. Mr. Woodburn graduated from West Virginia University with a Bachelor of Science degree in Civil Engineering.

    L. CHARLES LAURSEN, a Certified Public Accountant, joined the Company in July 1994 as its Controller. Mr. Laursen was promoted to the position of Vice President of Finance in May 1996. From 1990 until joining the Company, Mr. Laursen was the controller of Solid Systems Engineering, a heavy equipment distributor. From 1985 until 1990, Mr. Laursen was the controller of Pratt Partnership, an industrial park complex encompassing construction, maintenance, property management, and hotel operations. Mr. Laursen graduated from Colorado State University with a Bachelor of Science degree in Accounting.


    MARK D. WOODBURN has been Secretary and a Director of the Company since its inception. He also serves as assistant secretary of TEI, a position which he has held for the past four years. Mark D. Woodburn is the son of William F. Woodburn.



    Directors of the Company serve until the next annual meeting of stockholders of the Company and until their successors are elected and duly qualified. Officers of the Company will be elected annually by the Board of Directors and serve at the discretion of the Board of Directors.


EXECUTIVE COMPENSATION

    The following table summarizes compensation with respect to Fiscal 1995, Fiscal 1996 and Fiscal 1997 earned by the Company's President, Chief Executive Officer and the other executive officers of the Company who earned more than $100,000 during Fiscal 1995, Fiscal 1996 or Fiscal 1997 (the "Named Executive Officers"). The Named Executive Officers set forth below were officers of the Company during the years indicated and were compensated for service in such position in the manner set forth below.

                           SUMMARY COMPENSATION TABLE

                                                                                       ANNUAL COMPENSATION
                                                                                     -----------------------
                                                                          FISCAL                                ALL OTHER
NAME AND POSITION                                                          YEAR      SALARY ($)     BONUS     COMPENSATION
----------------------------------------------------------------------  -----------  ----------  -----------  -------------
Nick A. Mangeris, former President....................................        1997   $    6,923   $       0     $   7,502(1)
                                                                              1996      156,984           0        19,651(2)
                                                                              1995      124,602           0           714(3)

Robert L. Richards, currently Chief Executive Officer.................        1997      167,835           0         8,733(4)
                                                                              1996      178,667           0        18,876(5)
                                                                              1995      118,760           0         1,064(6)

J.T. Whitworth, currently Chief Operating Officer and Chief Financial
  Officer.............................................................        1997      141,266           0         6,376(7)
                                                                              1996      133,700           0        11,866(8)
                                                                              1995       97,069           0         1,118(9)

David Crockett, former Vice President of Sales........................        1997        4,615           0           415(10)
                                                                              1996      115,264           0         6,356(11)
                                                                              1995      103,904           0           802(12)

------------------------

(1) Includes the value to Mr. Mangeris of medical benefits provided by the Company ($7,173), and miscellaneous benefits provided to him.

(2) Includes the value to Mr. Mangeris of the Company's matching contributions in Fiscal 1996 to the Company's 401(k) plan ($4,361), medical benefits provided by the Company ($6,883), and miscellaneous benefits provided to him.

(3) Includes the value to Mr. Mangeris of medical benefits provided by the Company ($653), and miscellaneous benefits provided to him.

(4) Includes the value to Mr. Richards of the Company's matching contributions in Fiscal 1997 to the Company's 401(k) plan ($4,943), medical benefits provided by the Company ($2,773), and miscellaneous benefits provided to him.

(5) Includes the value to Mr. Richards of the Company's matching contributions in Fiscal 1996 to the Company's 401(k) plan ($5,317), medical benefits provided by the Company ($3,806), and miscellaneous benefits provided to him.

(6) Includes the value to Mr. Richards of medical benefits provided by the Company ($1,003), and miscellaneous benefits provided to him.

(7) Includes the value to Mr. Whitworth of the Company's matching contributions in Fiscal 1997 to the Company's 401(k) plan ($4,121), and miscellaneous benefits provided to him.

(8) Includes the value to Mr. Whitworth of the Company's matching contributions in Fiscal 1996 to the Company's 401(k) plan ($3,774), and miscellaneous benefits provided to him.

(9) Includes the value to Mr. Whitworth of medical benefits provided by the Company ($1,057), and miscellaneous benefits provided to him.

(10) Includes the value to Mr. Crockett of miscellaneous benefits provided to him by the Company.

(11) Includes the value to Mr. Crockett of the Company's matching contributions in Fiscal 1996 to the Company's 401(k) plan ($3,413), medical benefits provided by the Company ($1,847), and miscellaneous benefits provided to him.

(12) Includes the value to Mr. Crockett of medical benefits provided by the Company ($740), and miscellaneous benefits provided to him.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

    The Company does not have employment contracts with any of its executive officers.

COMPENSATION OF DIRECTORS

    Directors of the Company do not receive compensation for their services as directors; however, the Board of Directors may authorize the payment of compensation to directors for their attendance at regular and special meetings of the Board and for attendance at meetings of committees of the Board as is customary for similar companies. Directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

LIMITATION ON LIABILITY OF DIRECTORS

    The Delaware General Corporation Law permits a corporation, through its Certificate of Incorporation, to exonerate its directors from personal liability to the corporation or to its stockholders for monetary damages for breach of fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation exonerates its directors from monetary liability to the extent permitted by this statutory provision. The Company has been advised that it is the position of the Commission that, insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, that provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

STOCK OPTION PLAN


    In July 1997, the Board of Directors adopted and the stockholders approved the Company's 1997 Stock Option Plan (the "1997 Stock Option Plan"). The 1997 Stock Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code, as amended (the "Code"), to certain employees, directors and consultants (which directors and consultants are also employees of the Company) and (ii) options not intended to so qualify ("Non-Qualified Stock Options"), to employees, directors and consultants, including without limitation, employees of companies that do business with the Company. Each director of the Company is to be automatically granted one Non-Qualified Stock Option to purchase 5,000 shares of Common Stock, upon their election to the Board and each anniversary thereafter. The total number of shares of Common Stock for which options may be granted under the 1997 Stock Option Plan is 500,000 shares. As of June 30, 1998, no options have been granted under the plan.


    The 1997 Stock Option Plan is to be administered by a committee appointed by the Board of Directors. The Committee is to determine the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the 1997 Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee.

    The exercise price of all Incentive Stock Options granted under the 1997 Stock Option Plan must be at least equal to the fair market value of the underlying Shares on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of all classes of the Company's outstanding capital stock, the exercise price of any Incentive Stock Option must be not less than 110% of the fair market value on the date of grant. The exercise price of all Non-Qualified Stock Options shall be not less than 85% of the fair market value of the underlying shares on the date of the grant.

    The term of each option granted pursuant to the 1997 Stock Option Plan may be established by the Board of Directors or a committee of the Board of Directors, in its sole discretion; provided, however, that the maximum term of each Incentive Stock Option granted pursuant to the 1997 Stock Option Plan is ten years. With respect to any Incentive Stock Option granted to a participant who owns stock possessing more than 10% of the voting rights of all classes of the Company's outstanding capital stock, the maximum term is five years. Options shall become exercisable at such times and in such installments as the Board of Directors or a committee of the Board of Directors shall provide in the terms of each individual option.


    The Company has agreed with the Underwriter that for a period of two years from the date of this Prospectus, without the Underwriter's written consent, not more than 187,500 of the options shall be granted to persons who are officers and/or directors of the Company on the date of the Prospectus, except that the Underwriter will not unreasonably withhold consent to the grant or vesting of such options based on the achievement of goals established in advance and reasonably approved by the Company's Board of Directors and the Underwriter.


OTHER COMPENSATION

    The Company provides basic health and, major medical insurance for its employees, including its executive officers. The Company has also adopted a 401(K) Profit Sharing Retirement Plan for eligible employees, as described below. No other retirement, pension or similar program has been adopted by the Company. These and other benefits may be adopted by the Company for its employees in the future.

    On January 1, 1996, the Company adopted a 401(K) Profit Sharing Retirement Plan for its employees ("401(K) Plan"). Eligible employees include all employees of the Company who have completed one year of employment and have attained the age of 21. The 401(K) Plan permits employees to make voluntary contributions to the 401(K) Plan up to a dollar limit set by law. The Company may contribute in discretionary matching contributions equal to the Company's determined percentage of the employee's contributions. Benefits under the 401(K) Plan are distributable upon retirement, disability, termination of employment or certain financial hardship, subject to regulatory requirements. Each participant's share of the Company's contributions vests at the rate of 20% per year until after 5 years of service, at which time the participant becomes fully vested.

    For its fiscal year ended December 31, 1997, the Company made a contribution to the 401(K) Plan of approximately $53,000, of which $4,900, $0, $4,100, $1,800, $2,500, $1,100 and $14,400, were for the benefit of Robert L. Richards, Loren E. Bagley, J.T. Whitworth, William F. Woodburn, L. Charles Laursen, Mark
D. Woodburn and all of the Company's executive officers as a group, respectively. Amounts to be contributed in the future are at the discretion of the Company's Board of Directors. Accordingly, it is not possible to estimate the amount of benefits that will be payable to participants in the 401(K) Plan upon their retirement. The trustees under the 401(K) Plan are J.T. Whitworth and
L. Charles Laursen.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the date of this Prospectus, certain information concerning beneficial ownership of shares of Common Stock with respect to (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each executive officer and director of the Company, and (iii) all executive officers and directors of the Company as a group based upon information supplied to the Company by such persons:


                                                                                                      APPROXIMATE
                                                          AMOUNT AND         APPROXIMATE             PERCENTAGE OF
                                                           NATURE OF    PERCENTAGE OF COMMON      COMMON STOCK OWNED
                                                          BENEFICIAL   STOCK BEFORE THE PUBLIC     AFTER THE PUBLIC
                                                           OWNERSHIP          OFFERING                 OFFERING
                                                          -----------  -----------------------  -----------------------
Robert L. Richards(1)(2)................................           0                 0%                       0%
Michael A. Lightfoot(1)(2)..............................           0                 0%                       0%
Loren E. Bagley(1)(2)...................................           0                 0%                       0%
J.T. Whitworth(1)(2)....................................           0                 0%                       0%
William F. Woodburn(1)(2)...............................           0                 0%                       0%
L. Charles Laursen(1)(2)................................           0                 0%                       0%
Mark D. Woodburn(1)(2)..................................           0                 0%                       0%
Peter Benz(6)...........................................     536,598                23%                      17%
  2139 Pontius Avenue
  Los Angeles, California 90025
L. Scott McKnight(3)....................................   1,250,078                54%                      40%
  12901 Nicholson Road, #370
  Farmers Branch, Texas 75234
Kaire Holdings, Inc., formerly known as
  Interactive Medical Technologies, Ltd.(4)(5)..........     536,598                23%                      17%
  2139 Pontius Avenue
  Los Angeles, CA 90025
All executive officers and directors
  as a group (7 persons)................................           0                 0%                       0%


------------------------

(1) The address for each of the above referenced persons or entities is c/o Kaire International Inc., 380 Lashley Street, Longmont, Colorado 80501.

(2) Does not include options that may be granted under the Company's 1997 Stock Option Plan. See "Management."


(3) Owned of record by Global Marketing, LLC.



(4) In September 1997, Kaire Holdings, Inc., formerly known as Interactive Medical Technologies, Inc. ("IMT"), without admitting or denying the allegations set forth in a civil action commenced by the Securities and Exchange Commission ("Commission"), consented to a final judgement of permanent injunction which in summary, provided that it was permanently enjoined from violating the registration provisions of the federal securities laws. The Commission's complaint alleged that IMT sold shares of its common stock in violation of said registration provisions. In August 1992, IMT consented to be permanently enjoined from violating the registration, the antifraud and other provisions of the federal securities laws, in an action commenced by the Commission. In July 1997, IMT, without admitting or denying the allegations set forth in a civil administration proceeding commenced by the Federal Trade Commission ("FTC"), consented to the entry of an FTC order prohibiting IMT and others, in connection with any weight loss, fat reduction or cholesterol reduction product or program; from representing, advertising, etc. that such product reduces the human body's absorption of fat, is safe to use and making similar representations, unless such representation is based upon competent and reliable scientific evidence.



(5) The Company has been advised by IMT that Peter Benz is authorized to vote said 536,598 shares of the Company's Common Stock and, as a consequence of said authority, Mr. Benz is deemed a beneficial owner of said shares.

                              CERTAIN TRANSACTIONS


    In January 1997, the Company borrowed $102,500 from each of its Chairman, Loren E. Bagley, and Treasurer and Director, William F. Woodburn, and delivered one 10% unsecured promissory note each to Mr. Bagley and Mr. Woodburn. In July 1997, the Company borrowed an additional $229,000 from each of Messrs. Bagley and Woodburn, executed and delivered 10% secured promissory notes to each said officer, and pledged 1,400,000 shares of Aloe Commodities International, Inc., valued at an aggregate of $250,000, as collateral for the notes. All of the foregoing notes were due on demand. In September 1997, each of Messrs. Bagley and Woodburn demanded payment on all of the foregoing notes. The Company sold its shares of Aloe Commodities International, Inc. and repaid $125,000 of the principal amount and accrued interest to each of Messrs. Bagley and Woodburn, and negotiated the cancellation of each of the foregoing notes in exchange for its execution and delivery of new principal amount $120,412, 10% unsecured promissory notes, one each in the favor of Mr. Bagley and Mr. Woodburn, also payable upon demand. In addition, during 1997, the two directors advanced an additional $113,000 to the Company which was repaid by the Company during 1997. In December 1997, both Mr. Bagley and Mr. Woodburn signed agreements with the Company not to demand repayment until and unless the Company had achieved certain financial benchmarks.



    On February 4, 1997, the Company entered into a Consulting Contract with Magic Consulting Group, Inc. ("Consultant"). Consultant provides general advisory and consulting to management on matters pertaining to the Company's business. Consultant received the following compensation for its services: (i) an option to purchase 50,000 shares of Common Stock of the Company for $.02 per share, (ii) 50,000 warrants to purchase an aggregate of 50,000 shares of Common Stock of the Company at $6.60 per share, such warrants to be identical to the warrants issued by the Company in this Offering, (iii) $2,500 per month for a period of 60 months from the date of the Consulting Contract. As of June 30, 1998, Consultant had not exercised its option or warrants to purchase shares of the Common Stock of the Company. However, during October 1998, Consultant exercised all of its options and purchased 50,000 shares of the Company's Common Stock. In March 1997, the Consultant purchased 50,000 shares of the Company's Common Stock and 50,000 warrants, exercisable at $6.60 per warrant, for $50,000 as part of a private offering of the Company's securities. In connection with the reverse stock split on October 1, 1998, Consultant was issued additional warrants to purchase 50,000 shares of the Company's common stock at $6.60 per share. All such warrants are to be identical to the warrants issued by the Company in this Offering.



    On August 25, 1997, the Company renegotiated the terms of a loan to Magco, Inc. in the principal amount of $200,000 and as part of such renegotiated terms issued to the corporation 12,500 warrants to purchase 12,500 shares of Common Stock of the Company at $6.60 per share. In connection with the reverse stock split on October 1, 1998, Magco, Inc. was issued additional warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share. All such warrants are to be identical to the warrants issued by the Company in this Offering.



    On August 29, 1997, the Company borrowed $100,000 from The Bridge Fund N.V. for a note bearing interest at the rate of 12% per year, due October 13, 1997. The balance was paid in full by December 31, 1997. In connection with the borrowing, the corporation was issued one year options to purchase 7,500 shares of the Common Stock of the Company at $.02 per share, and 12,500 warrants to purchase 12,500 shares of common stock of the Company at $6.60 per share. As of June 30, 1998, the options had vested but had not been exercised but were subsequently exercised in October 1998. In connection with the reverse stock split on October 1, 1998, The Bridge Fund N.V. was issued additional warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share. All such warrants are to be identical to the warrants issued by the Company in this Offering.



    On August 29, 1997, the Company borrowed $100,000 from Corso, Ltd. for a note bearing interest at the rate of 12% per year, due September 27, 1997. The balance was paid in full by December 31, 1997. In connection with this borrowing, the corporation was issued one year options to purchase 7,500 shares of the Common Stock of the Company at $.02 per share, and 12,500 warrants to purchase 12,500 shares of common stock of the Company at $6.60 per share. As of June 30, 1998, the options had vested but had not been exercised. However, during October 1998, the options were exercised. In connection with the reverse stock split on October 1, 1998, Corso, Ltd. was issued additional warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share. All such warrants are to be identical to the warrants issued by the Company in this Offering.


    Except as noted above, Magco, Inc., The Bridge Fund N.V. and Corso, Ltd. are not otherwise affiliated with the Company.

    During 1997, the Company borrowed $140,071 from its Chief Operating Officer, Chief Financial Officer and Director, J.T. Whitworth, and delivered a $140,071 unsecured promissory note to Mr. Whitworth bearing interest at the rate of 10% per year. The promissory note is due upon demand. During December 1997, Mr. Whitworth entered into an agreement with the Company that he would not seek repayment of the note until the Company had reached certain financial goals.

    During 1997, the Company borrowed $118,266 from its Chief Executive Officer and Director, Robert L. Richards and delivered a $118,266 unsecured promissory note bearing interest at the rate of 10% per year in the favor of Mr. Richards at 10% interest. The promissory note is due upon demand. During December 1997, Mr. Richards entered into an agreement with the Company that he would not seek repayment of the note until the Company had reached certain financial goals.

    In December 1997, Messrs. Bagley, Woodburn, Whitworth, and Richards entered into an agreement with the Company pursuant to which they agreed that the Company not make repayments on the notes issued to them until after the end of the first calendar quarter in which the Company has achieved positive cash flow. The agreement with Messrs. Bagley, Woodburn, Whitworth and Richards requires payments only after calendar quarters during which the Company has received positive cash flow and that the Company is only required to pay the foregoing named executive officers and directors on a pro rata basis as to their indebtedness in an aggregate amount equal to 50% of the positive net cash flow for each such quarter.


    On December 9, 1997, the Company and certain holders of common stock of the Company then holding approximately 81%, 1,786,676 shares, of the issued and outstanding stock of the Company entered into an "Agreement and Plan of Reorganization" with IMT (the "Agreement"). IMT, as part of the Plan of Reorganization, has committed to invest $3,000,000 in equity in the Company, of which $1,000,000 has been invested in the Company as of March 31, 1998. Certain holders of common stock of the Company exchanged their shares for approximately 45%, as defined in the Agreement, of the common shares of IMT in a transaction which qualified as a tax free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The Agreement requires the establishment of an executive committee of the Company's Board of Directors comprised of five persons, three of whom are to be designated by the Company and two by IMT. The executive committee is to have the same authority as the Company's Board of Directors with respect to financing transactions (debt or equity) and anything materially affecting the operation of the business of the Company with the proviso that any action taken by the executive committee is to be authorized by four of its five members. Additionally, if IMT did not provide the additional capital called for by the Agreement, it was to return the shares of the Company's common stock it had received in exchange for its own shares, substantially in the proportion that its actual investment bore to its investment required by the Agreement. However, this provision was waived by the Company's stockholders who had exchanged their shares or by their designee, Robert L. Richards. As part of the transaction, the Company's Board of Directors was expanded by two new directors Messrs. Westlund and Benz. IMT did not invest the additional $2,000,000 in equity capital in the Company. During late March 1998 it became apparent that IMT was unable to provide the additional capital that was provided for under the Agreement. IMT reached an agreement with Global Marketing, LLC to sell 1,250,078 shares, of the Company's stock to Global in return for Global immediately loaning $1,000,000 to the

Company. These funds were needed by the Company as the Company had issued checks in anticipation of a receipt of funds by IMT. On April 16, 1998, the Company entered into a $1,000,000 promissory note with Global. The note bears interest at 10% per annum, is uncollateralized and is payable upon demand. Messrs. Westlund and Benz resigned from the Company's Board of Directors on August 17, 1998.



    As part of the Plan of Reorganization, the following identified current and former executive officers and directors (or entities in which they hold a beneficial interest) exchanged the stated number of shares of the Company's Common Stock for the indicated number of IMT's shares of Common Stock (as adjusted for subsequent reverse stock split of IMT's Common Stock):



                                                                                   NUMBER OF
                                                                                 THE COMPANY'S    NUMBER OF IMT'S
NAME AND TITLE                                                                 SHARES EXCHANGED   SHARES RECEIVED
-----------------------------------------------------------------------------  -----------------  ----------------
Robert L. Richards, Chief Executive Officer and Director.....................         313,600             276,641
William F. Woodburn, Treasurer and Director..................................         154,412             136,209
Loren E. Bagley, Chairman of the Board.......................................         154,411             136,209
Mark D. Woodburn, Secretary and Director.....................................         154,412             136,209
J.T. Whitworth, Chief Operating Officer, Chief Financial Officer and
  Director...................................................................         147,000             129,683
Michael Lightfoot, President.................................................          30,800              27,157
Nick A. Mangeris, former President...........................................         383,600             338,394



    During January 1998, the Company borrowed $103,000 from William F. Woodburn and Loren E. Bagley, two directors of the Company, pursuant to demand promissory notes bearing interest at the rate of 10% per year. During April 1998, the Company borrowed an additional $100,000 from William F. Woodburn, pursuant to demand promissory note bearing interest at the rate of 10% per year.


PRIVATE PLACEMENTS OF THE COMPANY'S SECURITIES


    Pursuant to a Loan and Security Agreement (the "Loan Agreement"), by and among the Company and three private investors, in or about January 1997, the Company sold to such investors $300,000 of Agreement Notes. These notes were repaid in full by July 31, 1997. In consideration for the purchase of the Agreement Notes, the Company granted to the holders of the Agreement Notes, the Agreement Warrants to purchase an aggregate of 22,050 shares of Common Stock of the Company at an exercise price of approximately $.01 per share of Common Stock (as adjusted to reflect the anti-dilution provisions in the Agreement Warrants). The Agreement Warrants were exercised in July 1998 and include "piggyback" registration rights relating to the shares of Common Stock issuable upon exercise of the Agreement Warrants subject to the rights of any Underwriter of such an offering to exclude a reasonable amount of such shares if market factors require a limitation on the number of shares to be underwritten. The Underwriter has advised the Company and the holders of the Agreement Warrants that market conditions prevent the inclusion of any of the shares of the Company's Common Stock underlying the Agreement Warrants from being included in the registration statement of which this Prospectus forms a part.



    On or about March 20, 1997, the Company completed a private placement of an aggregate of 250,000 shares and 250,000 warrants by which it received gross proceeds of $250,000 from five private investors (the "March 1997 Private Placement"). Following the payment of commission and non-accountable expenses, an initial payment towards its non-accountable expenses for the Public Offering and counsel fees and expenses for that private placement, the Company received net proceeds of approximately $171,500. The Underwriter for this Offering served as the Company's Placement Agent for the March 1997 Private Placement. In connection with the reverse stock split on October 1, 1998, the investors were issued additional warrants to purchase 250,000 shares of the Company's common stock at a purchase price of $6.60 per share.

    As part of the March 1997 Private Placement, the Company entered into a registration rights agreement with five private investors therein granting them certain piggyback registration rights with respect to the securities purchased by them. With respect to any underwritten public offering of the Company's securities, the foregoing Registration Rights are subject to the Underwriter's Agreement to include said securities in the registration statement for such an offering. The Underwriter for this Offering has advised the Company that it will not agree to include the Company's securities, sold in the March 1997 Private Placement, in the registration statement of which this Prospectus forms a part. The holders of a majority of the Company's securities sold in the March 1997 Private Placement have a right to demand that their securities be included, one time, in a subsequent registration statement to be filed by the Company and become effective as soon as practicable after the date of this Prospectus but not later than 180 days thereafter (subject to a 90 day extension in certain limited circumstances).


    Between June 3, 1997 and December 8, 1997, the Company completed a private placement of an aggregate of 172,500 shares and $1,725,000 in principal amount of its ten percent promissory notes ("10% Notes") to nine private investors (the "Summer 1997 Private Placement"). Following the payment of commission and non-accountable expenses, additional payments towards its non-accountable expenses for this Offering and counsel fees and expenses, the Company received approximately $1,400,000 in net proceeds. The 10% Notes bear interest at a rate of ten percent per annum commencing upon issuance and mature and are payable in full (principal plus accrued but unpaid interest) upon the earlier of (a) eighteen months after issuance, (b) the completion date of an equity financing of the Company pursuant to which it receives gross proceeds of not less than $3,000,000, or (c) the Company's receipt of at least $1,000,000 in proceeds from the "Key Man" life insurance policies on any of its executive officers and/or directors. The 10% Notes are secured by the accounts and accounts receivable of the Company (as defined in the 10% Notes). The security interest for the 10% Notes, however, are subordinated to the Company's banking obligations. The Company has the right to prepay all or any of the 10% Notes at any time without penalty but with accrued interest. The Company intends to use a portion of the net proceeds of this Offering to repay the 10% Notes in full. See "Use of Proceeds."



    All future material transactions and loans will be made or entered into on terms no less favorable to the Company than those that can be obtained from unaffiliated third parties; and that any forgiveness of loans must be approved by a majority of the Company's independent directors not having an interest in the transaction, if any director of the Company has an interest in the transaction.

                           DESCRIPTION OF SECURITIES

COMMON STOCK


    The Company is authorized to issue up to 25,000,000 shares of Common Stock, $.01 par value per share, of which 2,296,226 shares are issued and outstanding as of the date of this Prospectus. The holders of Common Stock are entitled to receive dividends equally when, as and if declared by the Board of Directors, out of funds legally available therefor.



    Subject to the rights that may be designated by the Board of Directors to the holders of any shares of Preferred Stock, the holders of the Common Stock have voting rights, one vote for each share held of record, and are entitled upon liquidation of the Company to share ratably in the net assets of the Company available for distribution. Shares of the Company's Common Stock do not have cumulative voting rights. Therefore, the holders of a majority of the shares of Common Stock may elect all of the directors of the Company and control its affairs and day to day operations. The shares of Common Stock are not redeemable and have no preemptive or similar rights. All 2,296,226 outstanding shares of the Company's Common Stock are fully paid and non-assessable.


PREFERRED STOCK

    The Company is authorized to issue 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). The Board of Directors of the Company, without further stockholder action, may issue shares of Preferred Stock in any number of series and may establish as to each such series the designation and number of shares to be issued and the relative rights and preferences of the shares of each series, including provisions regarding voting powers, redemption, dividend rights, rights upon liquidation and conversion rights. The issuance of shares of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Common Stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. The Company has not issued any shares of Preferred Stock and has no present intention to issue shares of Preferred Stock. The issuance thereof could discourage or defeat efforts to acquire control of the Company through acquisition of shares of Common Stock.

WARRANTS


    The Company has authorized the issuance of up to 1,000,000 Redeemable Common Stock Purchase Warrants (the "Public Warrants") to be sold in the Public Offering. As of the date of this Prospectus, the Company had 1,425,000 Warrants issued and outstanding, all of which are exercisable at $6.60 per share, which may be sold by the Selling Securityholders. In March 1997, the Company issued warrants to purchase 250,000 shares of its Common Stock at $6.60 per share issued in connection with a private placement of the Company's securities. In August 1997, the Company issued warrants to purchase 25,000 shares of its Common Stock at $6.60 per share issued in connection with two private placements of promissory notes. Also, in August 1997, the Company issued warrants to purchase 12,500 shares of its Common Stock at $6.60 per share issued in connection with the renegotiations of an earlier loan to the Company. The Company issued to its Consultant, warrants to purchase 50,000 shares of its Common Stock at $6.60 per share in February 1997. The Company also issued warrants to purchase 375,000 shares of its common stock at an exercise price of $6.60 per share to three entities for services provided by them in organizing the subsidiaries Korea, Trinidad and Tobago, and the United Kingdom. As a result of the 1 for 2 reverse stock split on October 1, 1998, certain warrant holders received an additional 712,500 warrants to purchase common stock of the Company at $6.60 per share. All of said Warrants have the same terms and conditions as the Public Warrants. See "Certain Transactions."


    The following statements and summaries of the material provisions of the Public Warrants are subject to the more detailed provisions of the Public Warrants, a copy of which has been included as an Exhibit to the Registration Statement of which this Prospectus forms a part.

RIGHTS TO PURCHASE SHARES OF COMMON STOCK


    Each Warrant entitles the holder to purchase one share of Common Stock at a price of $6.60, for a period of four years commencing two years after the date of this Prospectus, provided, however, that if the Underwriter has consented in writing to all of the Warrants being exercisable, they may be exercisable at any time after their issuance. The Underwriter and the Company have agreed that the Underwriter will not consent, until six months after the Effective Date, to the earlier exercise of any of the Company's Warrants issued and outstanding on the Effective Date.



    Each holder of a Warrant may exercise such Warrant, in whole or in part, by surrendering the certificate evidencing such Warrant, with the form of election to purchase attached to such certificate properly completed and executed, together with payment of the exercise price and any required transfer taxes, to the Company. No Warrants may be exercised unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon the exercise of such Warrants under an effective registration statement. The Company will endeavor to obtain and maintain an effective registration statement, including such current prospectus, so long as any of the exercisable Warrants remain outstanding. While it is the Company's intention to comply with this intention, there can be no assurance that it will be able to do so.



    The exercise price and any required transfer taxes will be payable in cash or by certified or official bank check payable to the Company. If fewer than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Certificates evidencing the Warrants may be exchanged for new certificates of different denominations by presenting the warrant certificate at the offices of the Company.


ADJUSTMENTS


    The exercise price and the number of shares of Common Stock purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events including stock dividends, stock splits, reverse stock splits, reclassification, reorganizations, consolidations, mergers, and certain issuances and redemptions of Common Stock and securities convertible into or exchangeable for Common Stock (below the lesser of the then exercise price of the Warrants or the fair market value of the Company's Common Stock) excluding issuances of shares of the Company's Common Stock prior to the commencement of this Offering, any issuances of the Company's securities in connection with this Offering and Company stock option plans. No adjustments in the exercise price will be required to be made with respect to the Warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassifications of the Common Stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporation, Warrants will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrants would have been entitled upon such reorganization, reclassification, consolidation, merger or sale.


OTHER RIGHTS


    In the event of an adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants, the Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants. In lieu of fractional shares of Common Stock, there will be paid to the holders of the Warrants, at the time of such exercise, an amount in cash equal to the same fraction of the current market price of a share of Common Stock of the Company.

    Warrantholders do not have voting or any other rights of stockholders of the Company and are not entitled to dividends, if any.



REDEMPTION OF WARRANTS



    During any time the Warrants are exercisable, if the closing bid price of the Common Stock for twenty consecutive trading days shall exceed $10.00 the Company may redeem the Warrants by paying holders $.05 per Warrant, provided that notice of such redemption is mailed not later than 10 days after the end of such period and prescribes a redemption date at least 30 days thereafter. Warrantholders will be entitled to exercise Warrants at any time up to the business day next preceding the redemption date. Additionally, the Warrants may not be redeemed unless at the time of redemption there is a current prospectus covering the shares of Common Stock issuable upon exercise of such Warrants under an effective registration statement. During the two year period commencing on the Effective Date, the Warrants shall only be redeemable with the Underwriter's express written consent.


WARRANT AGREEMENT AND EXCHANGE OF WARRANTS


    Upon the closing of the Public Offering, the Company will enter into a warrant agreement ("Warrant Agreement") with American Securities Transfer & Trust, Inc. ("Warrant Agent"). It is anticipated that the Warrant Agreement will contain provisions permitting the Company and the Warrant Agent, without the consent of the Warrantholders, to supplement or amend the Warrant Agreement in order to cure any ambiguity or defect, or to make any other provisions in regard to matters or questions arising thereunder that the Company and the Warrant Agent may deem necessary or desirable and that does not adversely affect the interests of the Warrantholders. At that same time, the Company will exchange with the Private Warrantholders, who purchased their warrants in the March 1997 Private Placement of the Company's securities, printed warrant certificates for the typewritten format certificates delivered to said investors in this Offering, containing terms and conditions substantially similar to the Public Warrants.


DIVIDEND POLICY

    The Company has not paid dividends to date. The payment of dividends, if any, in the future is within the discretion of the Board of Directors. The payment of dividends, if any, in the future will depend upon the Company's earnings, capital requirements and financial conditions and other relevant factors. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

TRANSFER AND WARRANT AGENT

    The Transfer Agent for the Company's Common Stock and the Warrant Agent for the Company's warrants is American Securities Transfer & Trust, Inc.

                        SHARES ELIGIBLE FOR FUTURE SALE


    Upon completion of the Public Offering, the Company will have 3,121,226 shares of Common Stock outstanding. All of the shares of Common Stock sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company which will be subject to certain limitations of Rule 144 adopted under the Securities Act.



    The 2,296,226 presently outstanding shares of Common Stock are restricted securities and are subject to the resale limitations provided for in Rule 144. Under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, which has owned restricted shares of Common Stock beneficially for at least one year, is entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A non-affiliate which has not been an affiliate of the Company for at least the three months immediately preceding the sale and which has beneficially owned such shares for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. In meeting the one and two year holding periods described above, a holder which has purchased shares can include the holding periods of a prior owner which was not an affiliate of the Company. None of the shares of the Company's Common stock have been owned by the holders thereof for greater than two years.


    IMT and Global have agreed not to sell, for a period of two years from the date of this Prospectus, any shares of the Company's Common Stock owned by them on the date hereof without the prior written consent of the Underwriter.



    Furthermore, in connection with the Public Offering, the Underwriter has been granted warrants to purchase up to 82,500 shares of Common Stock of the Company and/or up to 100,000 warrants to purchase up to an additional 100,000 shares of Common Stock of the Company. The holders thereof have the right to require the Company to register said warrants, and/or the underlying securities under certain circumstances. In addition, the holders of said warrants have the right to "piggy-back" said warrants and/or underlying securities on registration statements of the Company. Any exercise of such registration rights may result in dilution in the interest of the Company's stockholders, may hinder efforts by the Company to arrange future financing and may have an adverse effect on the market price for the Company's securities.



    Prior to the Public Offering, there has been no market for any securities of the Company. The effect, if any, of public sales of any of the Company's securities by present securityholders or the availability of such securities for future sale at prevailing market prices cannot be predicted. Nevertheless, the possibility that substantial amounts of the Company's securities may be resold in the public market may adversely affect prevailing market prices for the Company's securities, if any such market should develop.

                                  UNDERWRITING



    The Company has entered into an Underwriting Agreement with May Davis Group, Inc., One World Trade Center, New York, New York 10048 (the "Underwriter"). Pursuant to the Underwriting Agreement, the Company has retained the Underwriter as its exclusive agent, and the Underwriter has agreed to use its best efforts, to offer 825,000 shares and 1,000,000 Warrants to the public. The 825,000 shares and 1,000,000 Warrants are offered on a "best efforts, all or none" basis, at purchase prices of $6.00 per share and $.10 per Warrant, respectively. The Underwriter has made no commitment to purchase or take down all or any part of the securities offered hereby. The Underwriter has agreed to use its best efforts to find purchasers for the 825,000 shares and 1,000,000 Warrants offered hereby within a period of 45 days from the date of this Prospectus subject to an extension by the Underwriter and the Company for an additional period of 45 days.



    All funds received by the Underwriter or any member of the National Association of Securities Dealers, Inc. ("NASD") as subscriptions for the 825,000 shares and 1,000,000 Warrants will be immediately deposited in an escrow
account with       by noon of the next business day after receipt. Payment for the 825,000 shares and 1,000,000 Warrants offered by the Company are to be made
payable to       . In the event 825,000 shares and 1,000,000 Warrants are not sold within the designated offering period, the funds will be refunded to the subscribers in full without deduction therefrom or interest thereon. Moreover, during the period of escrow, subscribers will not be entitled to a refund of their subscriptions. The 825,000 shares and 1,000,000 Warrants will be sold fully paid only. Common Stock and warrant certificates will be issued to purchasers only if the proceeds from the sale of the 825,000 shares and 1,000,000 Warrants are released to the Company. Until such time as the funds have been released by the escrow agent, such purchasers, if any, will be deemed subscribers and not stockholders. The funds in escrow will not bear interest, will be held for the benefit of those subscribers until released to the Company and will not be subject to creditors of the Company or the expenses of this offering.



    The Underwriter has advised the Company that it proposes to offer the shares of Common Stock and the warrants to the public at the offering prices set forth on the cover page of this Prospectus and that the Underwriter may allow to certain dealers who are members in good standing with the NASD concessions, not
in excess of $         per share of Common Stock and $         per warrant.
After the initial public offering, the public offering prices and concessions may be changed by the Underwriter.



    While certain of the officers of the Underwriter have significant experience in corporate finance and the underwriting of securities, the Underwriter has previously underwritten only three public offerings. No assurance can be given that the Underwriter's limited public offering experience will not affect the Company's Public Offering of the Common Stock and warrants and subsequent development of a trading market, if any.



    The Company has agreed to pay the Underwriter a non-accountable expense allowance of 3% of the gross proceeds of the shares of Common Stock and warrants sold in the Public Offering of which $40,000 has been paid to date.


    The underwriting agreement provides for reciprocal indemnification between the Company and the Underwriter against certain civil liabilities, including liabilities under the Securities Act.


    The Company has agreed to sell to the Underwriter or its designees, at a price of $10, the Underwriter's Warrants, which entitle the Underwriter to purchase up to 82,500 shares of Common Stock of the Company and/or 100,000 warrants to purchase up to an additional 100,000 shares of Common Stock of the Company, respectively. The Underwriter's Warrants will be exercisable at a price of $7.50 per share, $.125 per warrant and $6.60 per share for the shares of Common Stock underlying the foregoing warrants, respectively, for a period of four years commencing one year from the date of this Prospectus, and they will not be transferable except to the Underwriter and selected dealers and officers and partners thereof. Any profit realized upon any resale of the Underwriter's Warrants or upon any sale of the shares of Common

Stock or warrants underlying same may be deemed to be additional underwriter's compensation. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering), for a period of five years from the Effective Date, the Underwriter's Warrants and the underlying securities under the Securities Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Underwriter's Warrants and the underlying securities. Such piggy-back registration rights will expire five years from the Effective Date.


    The Company has agreed that for a period of not less than three years, the Underwriter will have the right to designate a person to be a non-voting advisor to the Company's Board of Directors who will receive the same compensation as a member of the Board of Directors and who will be indemnified by the Company against any claims arising out of his participation at meetings of the Board of Directors. Alternatively, the Underwriter has the right, during such three year period, to designate one person to be elected to the Company's Board of Directors. The Company has agreed to use its best effort to obtain the election of the Underwriter's designee and, if so elected, such person shall be entitled to receive the same compensation, expense reimbursement and other benefits as any other non-employee Directors of the Company, if any. The identity of such person has not been determined as of the date hereof, and it is not expected that such right will be exercised in the immediate future.


    The Underwriter has informed the Company that it does not expect sales to be made to discretionary accounts to exceed 1% of the shares of Common Stock and warrants offered hereby.



    The Public Offering is subject to the agreement by IMT and Global that it will not sell any shares of Common Stock to the public for a period of two years from the date of this Prospectus.


    The Company has agreed to enter into an agreement with the Underwriter retaining it as a financial consultant for a period of three years from the date hereof, pursuant to which it will receive fees aggregating $108,000, which fees will be payable in full at closing.

    The Underwriting Agreement also provides that the Company, its current or future subsidiaries, if any, will for a period of three years from the Effective Date provide the Underwriter with a right of first refusal with respect to any public or private offering of securities to raise capital. The Underwriter must agree to undertake any such financing on the same or better terms as any other financing proposal.


    The Company will pay the Underwriter a commission equal to five percent of the exercise price of the warrants, sold in the Public Offering, when exercised, of which a portion may be reallowed to any dealer who solicited the exercise, provided that (i) at the time of exercise the market price of the Common Stock is greater than the exercise price of the Public Warrants, (ii) the exercise of the Public Warrants was solicited by the Underwriter, (iii) the Public Warrants exercised are not held in discretionary accounts, (iv) disclosure of the compensation arrangements have been made both at the time of this Offering and at the time of exercise, and (v) the solicitation of the exercise of the Public Warrants is not in violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has agreed not to solicit the exercise of the Public Warrants other than through the Underwriter.



                            SELLING SECURITYHOLDERS



    The Registration Statement of which this Prospectus forms a part also covers the offering of 487,500 shares of Common Stock, 1,425,000 Private Warrants and 1,425,000 shares of Common Stock underlying said Private Warrants owned by the Selling Securityholders. The resale of such securities by the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act.

    The Company's securities are being offered by the following Selling Securityholders in the amounts (after giving effect to the 1:2 reverse stock split effected on October 1, 1998) set forth below.



                                                                         (A)                (B)             (C)
                                                                  NUMBER OF SHARES   NUMBER OF SHARES    NUMBER OF
                                                                   OF COMMON STOCK    OF COMMON STOCK    WARRANTS
                                                                    BENEFICIALLY        REGISTERED      REGISTERED
SELLING SECURITYHOLDER                                                  OWNED             HEREIN          HEREIN
----------------------------------------------------------------  -----------------  -----------------  -----------
Magco, Inc......................................................          25,000(1)          25,000(1)      25,000
Luge Corp.......................................................         150,000(1)         150,000(1)     150,000
Dae Jung Holdings...............................................         350,000(1)         350,000(1)     350,000
Enfield Enterprises.............................................         250,000(1)         250,000(1)     250,000
Flatford Corporation, N.V.......................................         150,000(2)         150,000(2)     100,000
Green Ocean Corporation, N.V....................................         150,000(2)         150,000(2)     100,000
Moonbridge Corporation, N.V.....................................         150,000(2)         150,000(2)     100,000
Flint Rock Corporation, N.V.....................................         150,000(2)         150,000(2)     100,000
Magic Consulting Inc............................................         300,000(3)         300,000(3)     200,000
Bridge Fund, N.V................................................          32,500(4)          32,500(4)      25,000
Corso, Ltd......................................................          32,500(4)          32,500(4)      25,000
Farid K. Farida.................................................          50,000             50,000            -0-
Sol Arker.......................................................          12,500             12,500            -0-
Charles A. Sutton...............................................          12,500             12,500            -0-
Jay Levy........................................................          12,500             12,500            -0-
John J. McCarthy................................................          10,000             10,000            -0-
Abe Weinzimer...................................................          12,500             12,500            -0-
DG Companies, Inc...............................................          25,000             25,000            -0-
Annette Reed....................................................          12,500             12,500            -0-
Michael E. Jessen...............................................          25,000             25,000            -0-


------------------------


(1) The Number of Shares of Common Stock Beneficially Owned and the Number of Shares of Common Stock Registered Herein as set forth above consist entirely of the shares of Common Stock issuable upon the exercise of the number of Private Warrants listed in Column C.



(2) The Number of Shares of Common Stock Beneficially Owned and the Number of Shares of Common Stock Registered Herein as set forth above includes 50,000 shares of Common Stock and 100,000 shares of Common Stock issuable on the exercise of the Private Warrants.



(3) The Number of Shares of Common Stock Beneficially Owned and the Number of Shares of Common Stock Registered Herein as set forth above includes 100,000 shares of Common Stock and 200,000 shares of Common Stock issuable on the exercise of the Private Warrants.



(4) The Number of Shares of Common Stock Beneficially Owned and the Number of Shares of Common Stock Registered Herein as set forth above includes 7,500 shares of Common Stock and 25,000 shares of Common Stock issuable on the exercise of the Private Warrants.



    After the sale by the respective Selling Securityholders of all shares of Common Stock and Private Warrants as set forth in Columns (B) and (C) above, such Selling Securityholders will not own any shares of Common Stock or any Private Warrants.



    The shares of Common Stock, Private Warrants and/or the shares of Common Stock underlying such Private Warrants may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale. Commissions may be paid by the Selling Securityholders in connection with such sales. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company will derive proceeds from exercises of the Private Warrants but will not derive any proceeds from the sale of the Company's securities by the Selling Securityholders. There can be no assurance that any of the Private Warrants will be exercised.



    At a time an offer of securities is made by or on behalf of a Selling Securityholder, it is the Company's intent that a prospectus be distributed setting forth, based upon information provided by the Selling Securityholder, the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.



    Sales of securities by the Selling Securityholders could have an adverse effect on the market prices of the securities offered pursuant to the Public Offering.


                                 LEGAL MATTERS

    The validity of the issuances of the securities offered in this Offering will be passed upon for the Company by Gusrae, Kaplan & Bruno, New York, New York. Certain legal matters in connection with this Offering will be passed upon for the Underwriter by Gersten, Savage, Kaplowitz & Fredericks, LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The report of BDO Seidman, LLP for the year ended December 31, 1997 contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                             ADDITIONAL INFORMATION

    The Company has filed with the Washington, D.C. office of the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the Securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this Offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge or copies made at prescribed rates from the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web-site that contains reports, proxies and information statements and other information regarding issuers that file electronically with the Commission. The Commission's web-site is located at http://www.sec.gov.

    Statements contained in the Prospectus as to the contents of any contract or other document are not necessarily complete and reference is made to each such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    Upon effectiveness of the Registration Statement, of which this Prospectus forms a part, the Company will be subject to the reporting requirements of the Exchange Act and in accordance therewith will file reports, proxies and other information with the Commission.

                           KAIRE INTERNATIONAL, INC.

                                    CONTENTS


Report of Independent Certified Public Accountants.............................         F-2
Financial Statements:
  Consolidated Balance Sheets..................................................    F-3--F-4
  Consolidated Statements of Operations and Comprehensive Income...............         F-5
  Consolidated Statements of Stockholders' Equity (Deficit)....................         F-6
  Consolidated Statements of Cash Flows........................................    F-7--F-8
  Summary of Accounting Policies...............................................   F-9--F-13
  Notes to Consolidated Financial Statements...................................  F-14--F-30

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Kaire International, Inc.
Longmont, Colorado

    We have audited the accompanying consolidated balance sheets of Kaire International, Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1996 and the related consolidated statements of operations and comprehensive income, stockholders' equity (deficit) and cash flows for the years ended December 31, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kaire International, Inc. and subsidiaries at December 31, 1997 and 1996 and the results of their operations and their cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a working capital deficit of $6,492,288 at December 31, 1997. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

May 1, 1998, except for the first paragraph
  of Note 8 which is dated October 1, 1998
Denver, Colorado


                                                                 BDO Seidman LLP

                           KAIRE INTERNATIONAL, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                          JUNE 30,            DECEMBER 31,
                                                                            1998       ---------------------------
                                                                         (UNAUDITED)       1997           1996
                                                                        -------------  -------------  ------------
Assets (Notes 1, 5 and 6)
Current:
  Cash and cash equivalents...........................................  $     649,870  $     460,663  $    739,267
  Restricted cash.....................................................        112,124       --             --
  Accounts receivable, less allowance of $0, $168,805 and $30,000 for
    possible losses (Notes 5 and 6)...................................        333,223        301,135       148,406
  Inventories (Note 5)................................................      1,225,416      1,612,960     2,194,315
  Refundable income taxes (Notes 7 and 9).............................       --             --           1,025,000
  Note receivable--related party (Note 2).............................       --             --              94,670
  Advances--other.....................................................       --             --             226,855
  Prepaid expenses and other..........................................         21,424        267,123       101,225
                                                                        -------------  -------------  ------------
Total current assets..................................................      2,342,057      2,641,881     4,529,738
                                                                        -------------  -------------  ------------
Property and equipment (Note 4):
  Computer equipment..................................................        907,850        914,451       895,577
  Computer software...................................................        579,955        579,955       596,178
  Office equipment....................................................        434,992        424,714       421,915
  Furniture and fixtures..............................................        266,939        322,171       153,678
  Leasehold improvements and other....................................        177,326        174,985        90,762
                                                                        -------------  -------------  ------------
                                                                            2,367,062      2,416,276     2,158,110
  Accumulated depreciation and amortization...........................     (1,592,460)    (1,344,463)     (901,212)
                                                                        -------------  -------------  ------------
Net property and equipment............................................        774,602      1,071,813     1,256,898
                                                                        -------------  -------------  ------------
Other assets:
  Investment (Note 3).................................................       --             --             250,000
  Deposits and other..................................................        265,670        405,638       313,483
  Debt issuance costs, net of accumulated amortization of $280,115 and
    $143,886 (Note 6).................................................         68,115        204,344       --
  Deferred offering costs.............................................        260,466       --             --
                                                                        -------------  -------------  ------------
Total other assets....................................................        594,251        609,982       563,483
                                                                        -------------  -------------  ------------
                                                                        $   3,710,910  $   4,323,676  $  6,350,119
                                                                        -------------  -------------  ------------
                                                                        -------------  -------------  ------------

See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)


                                                                          JUNE 30,            DECEMBER 31,
                                                                            1998       ---------------------------
                                                                         (UNAUDITED)       1997           1996
                                                                        -------------  -------------  ------------
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
  Notes payable (Note 6)..............................................  $   2,006,771  $   1,787,166  $    200,000
  Note payable to bank (Note 5).......................................        210,000        240,000       250,000
  Notes payable--related parties (Notes 2 and 3)......................      2,133,747        984,667        75,000
  Current portion of capital lease obligations (Note 4)...............         75,646        116,079       258,392
  Checks written in excess of deposits................................        996,364      1,322,910     1,376,065
  Accounts payable....................................................      2,399,561      2,495,829     1,341,637
  Accounts payable, related party.....................................         11,214         26,255       --
  Accrued commissions payable (Note 3)................................      1,230,308      1,369,305     1,991,476
  Accrued payroll taxes payable and other (Note 7)....................        343,736        281,841       137,079
  Sales taxes payable (Note 7)........................................        390,909        268,299       --
  Other accrued liabilities...........................................        376,727        241,818       282,062
                                                                        -------------  -------------  ------------
Total current liabilities.............................................     10,174,983      9,134,169     5,911,711
Capital lease obligation, less current maturities (Note 4)............       --               14,713       114,010
                                                                        -------------  -------------  ------------
Total liabilities.....................................................     10,174,983      9,148,882     6,025,721
                                                                        -------------  -------------  ------------
Minority interest in consolidated subsidiaries........................         43,024        199,636       199,907
Commitments and contingencies (Notes 4, 6 and 10)
Stockholders' equity (deficit) (Note 8):
  Preferred stock: $.01 par value; 5,000,000 shares authorized; -0-
    shares issued and outstanding.....................................       --             --             --
  Common stock: $.01 par value; 25,000,000 shares authorized;
    2,209,176, 2,209,176 and 1,470,000 shares issued and
    outstanding.......................................................         22,092         22,092        14,700
  Additional paid-in capital..........................................      1,365,317      1,365,317        (6,604)
  Cumulative translation adjustment...................................       (479,536)      (418,980)       11,137
  Retained earnings (deficit).........................................     (7,414,970)    (5,993,271)      105,258
                                                                        -------------  -------------  ------------
Total stockholders' equity (deficit)..................................     (6,507,097)    (5,024,842)      124,491
                                                                        -------------  -------------  ------------
                                                                        $   3,710,910  $   4,323,676  $  6,350,119
                                                                        -------------  -------------  ------------
                                                                        -------------  -------------  ------------


See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME

                                                  SIX MONTHS ENDED
                                                      JUNE 30,                    YEARS ENDED DECEMBER 31,
                                            ----------------------------  ----------------------------------------
                                                1998           1997           1997          1996          1995
                                            -------------  -------------  ------------  ------------  ------------
                                             (UNAUDITED)    (UNAUDITED)
Net sales (Note 12).......................  $  14,885,355  $  18,929,046  $ 35,681,512  $ 51,498,562  $ 57,841,350
Cost of sales
  (Notes 3 and 11)........................      3,335,253      4,698,849     8,387,963    13,321,062    14,476,630
                                            -------------  -------------  ------------  ------------  ------------
Gross profit..............................     11,550,102     14,230,197    27,293,549    38,177,500    43,364,720
                                            -------------  -------------  ------------  ------------  ------------
Operating expenses:
  Distributor commissions.................      7,691,890     11,071,907    19,968,230    27,965,416    30,830,521
  Selling general and administrative
    expenses..............................      5,034,853      5,997,101    13,008,859    12,975,915    10,370,482
                                            -------------  -------------  ------------  ------------  ------------
Total operating expenses..................     12,726,743     17,069,008    32,977,089    40,941,331    41,201,003
                                            -------------  -------------  ------------  ------------  ------------
Income (loss) from operations.............     (1,176,641)    (2,838,811)   (5,683,540)   (2,763,831)    2,163,717
                                            -------------  -------------  ------------  ------------  ------------
Other income (expenses):
  Other income............................        134,037        144,970       195,899        40,432        14,556
  Interest income.........................         11,991         27,090        54,573        79,029        75,618
  Interest expense........................       (471,053)      (176,233)     (726,392)     (126,663)      (85,936)
  Gain (loss) on foreign exchange.........         42,925         (4,473)      (29,202)      (17,335)         (435)
  Other expense...........................        (21,724)        (1,207)      (56,430)       (2,775)      (33,905)
                                            -------------  -------------  ------------  ------------  ------------
Total other income (expenses).............       (303,824)        (9,853)     (561,552)      (27,312)      (30,102)
                                            -------------  -------------  ------------  ------------  ------------
Income (loss) before income taxes and
  minority interest.......................     (1,480,465)    (2,848,664)   (6,245,092)   (2,791,143)    2,133,615
Benefit from (provision for) income taxes
  (Note 9)................................       --             --              12,973     1,103,000      (862,000)
Minority interest in (income) loss of
  subsidiaries............................         58,766         54,838       133,590      (114,643)      (85,264)
                                            -------------  -------------  ------------  ------------  ------------
[Net income (loss)........................     (1,421,699)    (2,793,826)   (6,098,529)   (1,802,786)   1,186,351]
  Other comprehensive income (loss):
  Foreign currency translation
    adjustment............................        (60,556)       (10,838)     (430,117)       11,137       --
                                            -------------  -------------  ------------  ------------  ------------
[Comprehensive income (loss)..............  $  (1,482,255) $  (2,804,664) $ (6,528,646) $ (1,791,649) $ 1,186,351]
                                            -------------  -------------  ------------  ------------  ------------
                                            -------------  -------------  ------------  ------------  ------------
Net income (loss) per share
  (Note 8)
  Basic and diluted.......................  $        (.64) $       (1.46) $      (3.01) $      (1.23) $        .81
                                            -------------  -------------  ------------  ------------  ------------
                                            -------------  -------------  ------------  ------------  ------------
Basic and diluted weighted average number
  of common shares outstanding (Note 8)...      2,209,176      1,914,474     2,023,283     1,470,000     1,470,000
                                            -------------  -------------  ------------  ------------  ------------
                                            -------------  -------------  ------------  ------------  ------------

  See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements

                           KAIRE INTERNATIONAL, INC.
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                 AND SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)

                                COMMON STOCK                                                                      TOTAL
                         ---------------------------  ADDITIONAL   ACCUMULATED     RETAINED                   STOCKHOLDERS'
                          SHARES (NOTE                 PAID-IN    COMPREHENSIVE    EARNINGS   COMPREHENSIVE       EQUITY
                               8)          AMOUNT      CAPITAL    INCOME/(LOSS)   (DEFICIT)   INCOME/(LOSS)     (DEFICIT)
                         --------------  -----------  ----------  --------------  ----------  --------------  --------------
Balance, January 1,
  1995.................     1,400,000     $  14,000   $  (13,000)   $   --        $  721,693   [$   721,693]   $    722,693
                                                                                              --------------
                                                                                              --------------
Contribution to capital
  by subsidiaries......        --            --            1,396        --            --            --                1,396
Issuance of common
  stock for services...        70,000           700        5,000        --            --            --                5,700
Comprehensive income:
  Net income...........        --            --           --            --         1,186,351   [  1,186,351]      1,186,351
                         --------------  -----------  ----------  --------------  ----------  --------------  --------------
Balance, December 31,
  1995.................     1,470,000        14,700       (6,604)       --         1,908,044   [$ 1,186,351]      1,916,140
                                                                                              --------------
                                                                                              --------------
Comprehensive income/
  (loss):
  Net loss.............        --            --           --            --        (1,802,786)  [ (1,802,786)]    (1,802,786)
  Foreign currency
    translation
    adjustments........        --            --           --            11,137        --        [    11,137]         11,137
                         --------------  -----------  ----------  --------------  ----------  --------------  --------------
Balance, December 31,
  1996.................     1,470,000     $  14,700   $   (6,604)   $   11,137    $  105,258   [$(1,791,649)]  $    124,491
                         --------------  -----------  ----------  --------------  ----------  --------------  --------------
Issuance of common
  stock for services...       316,676     $   3,167   $   61,769    $   --        $   --       $    --         $     64,936
Issuance of common
  stock for cash net of
  offering costs of
  $78,543 (Note 8).....       250,000         2,500      168,957        --            --            --              171,457
Issuance of common
  stock in connection
  with debt net of
  offering costs of
  $29,580 (Note 6).....       172,500         1,725      141,195        --            --            --              142,920
Conversion of debt to
  additional paid-in
  capital (Note 8).....        --            --        1,000,000        --            --            --            1,000,000
Comprehensive income/
  (loss):
  Net loss.............        --            --           --            --        (6,098,529)  [ (6,098,529)]    (6,098,529)
  Foreign currency
    translation
    adjustment.........        --            --           --          (430,117)       --       [   (430,117)]      (430,117)
                         --------------  -----------  ----------  --------------  ----------  --------------  --------------
Balance, December 31,
  1997.................     2,209,176        22,092    1,365,317      (418,980)   (5,993,271)  [$(6,528,646)]    (5,024,842)
                                                                                              --------------
                                                                                              --------------
Comprehensive income/
  (loss):
  Net loss
    (unaudited)........        --            --           --            --        (1,421,699)  [ (1,421,699)]    (1,421,699)
  Foreign currency
    translation
    adjustment
    (unaudited)........        --            --           --           (60,556)       --       [    (60,556)]       (60,556)
                         --------------  -----------  ----------  --------------  ----------  --------------  --------------
Balance, June 30, 1998
  (unaudited)..........     2,209,176     $  22,092   $1,365,317    $ (479,536)   $(7,414,970)  [$(1,482,255)]  $ (6,507,097)
                         --------------  -----------  ----------  --------------  ----------  --------------  --------------
                         --------------  -----------  ----------  --------------  ----------  --------------  --------------

See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                               SIX MONTHS ENDED
                                                   JUNE 30,
                                         ----------------------------           YEARS ENDED DECEMBER 31,
                                             1998           1997       ------------------------------------------
                                          (UNAUDITED)    (UNAUDITED)       1997           1996           1995
                                         -------------  -------------  -------------  -------------  ------------
Operating activities:
Net income (loss)......................  $  (1,421,699) $  (2,793,826) $  (6,098,529) $  (1,802,786) $  1,186,351
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization........        457,971         82,607        876,836        440,873       340,254
  Minority interest....................        (58,766)       (54,838)      (133,590)       114,643        85,264
  Loss on disposal of fixed assets.....       --               14,506         17,217       --              34,240
  Common stock issued for services.....       --               17,500         17,500       --               5,700
  Deferred income taxes................       --             --             --              (84,000)       26,366
  Provision for doubtful accounts......        171,162         11,099        259,369         41,210       118,855
Changes in operating assets and
  liabilities:
  Accounts receivable..................       (324,985)      (105,331)      (435,517)       317,451       (86,178)
  Related party receivable.............       --             --             --              238,638      (202,141)
  Inventories..........................        490,991        (28,741)       293,087        123,341       (90,349)
  Prepaid expenses and other...........        155,908        (30,062)      (315,748)       (55,909)      102,781
  Refundable income taxes..............       --              774,105      1,025,000       (725,000)     (300,000)
  Accounts payable.....................        (66,009)       444,024      1,218,959        157,490       (79,217)
  Accounts payable, related party......        (15,040)      --               26,254       --             --
  Accrued liabilities and other........        242,395       (173,140)      (184,223)      (322,349)      (96,959)
  Income taxes payable.................       --             --             --              (65,755)       14,761
                                         -------------  -------------  -------------  -------------  ------------
Net cash provided by (used in)
  operating activities.................       (368,072)    (1,842,097)    (3,433,385)    (1,622,153)    1,059,728
                                         -------------  -------------  -------------  -------------  ------------
Investing activities:
  Restricted cash......................       (112,124)      --             --             --             --
  Deposits and other...................        146,456       (412,927)      (289,238)      --             --
  Purchases of intangibles.............       --              (20,106)       (20,106)      (172,488)      (21,223)
  Purchases of property and
    equipment..........................        (47,285)          (526)      (274,679)      (243,415)     (193,662)
  Advances--other......................       --             --              226,855       (224,804)       (2,051)
  Investment...........................       --             --              250,000       (250,000)      --
                                         -------------  -------------  -------------  -------------  ------------
Net cash used in investing activities..        (12,953)      (433,559)      (107,168)      (890,707)     (216,936)
                                         -------------  -------------  -------------  -------------  ------------

See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                      SIX MONTHS ENDED
                                                          JUNE 30,
                                               ------------------------------            YEARS ENDED DECEMBER 31,
                                                    1998            1997       ---------------------------------------------
                                                (UNAUDITED)     (UNAUDITED)         1997            1996           1995
                                               --------------  --------------  --------------  --------------  -------------
Financing activities:
  Checks written in excess of deposits.......        (326,546)        537,039         (53,155)      1,376,065       --
  Proceeds from note payable to bank.........        --              --              --               250,000       --
  Payments on note payable to bank...........         (30,000)        (10,000)        (10,000)       --             --
  Proceeds from notes payable................         150,000       1,300,000       4,217,463         200,000       --
  Payments on notes payable..................        --              (180,000)     (1,017,463)       --             --
  Proceeds from notes payable-- related
    party....................................       1,443,000         432,451       1,165,531          75,000       --
  Payments on notes payable-- related
    party....................................        (293,920)       --              (561,192)       (228,738)      --
  Payments on capital lease obligations......         (55,146)       (129,856)       (241,610)       (223,902)      (265,734)
  Issuance of common stock...................        --               171,457         171,457        --                1,396
  Offering costs paid........................        --               (10,147)        (29,580)       --             --
  Payments for deferred offering costs.......        (245,466)       --              --              --             --
  Payments for debt issue costs..............        --              (101,471)       (300,794)       --             --
                                               --------------  --------------  --------------  --------------  -------------
Net cash provided by (used in) financing
  activities.................................         641,922       2,009,473       3,340,657       1,448,425       (264,338)
                                               --------------  --------------  --------------  --------------  -------------
Effect of foreign exchange rates changes on
  cash.......................................         (71,690)        (27,805)        (78,708)         33,570       --
                                               --------------  --------------  --------------  --------------  -------------
Net increase (decrease) in cash and cash
  equivalents................................         189,207        (293,988)       (278,604)     (1,030,865)       578,454
Cash and cash equivalents, beginning of
  period.....................................         460,663         739,267         739,267       1,770,132      1,191,678
                                               --------------  --------------  --------------  --------------  -------------
Cash and cash equivalents, end of period.....  $      649,870  $      445,279  $      460,663  $      739,267  $   1,770,132
                                               --------------  --------------  --------------  --------------  -------------
                                               --------------  --------------  --------------  --------------  -------------

See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED


ORGANIZATION AND BUSINESS

    Kaire International, Inc. ("the Company"), was incorporated in Nevada in October 1992. The Company is engaged in the distribution of health and personal care products through network marketers throughout the United States, Canada, New Zealand, Australia, South Korea, Trinidad and Tobago, and the United Kingdom.

    As of March 18, 1997, the Company was merged into a newly formed Delaware corporation of the same name with the Nevada corporation ceasing to exist. The transaction was accounted for on a basis similar to a pooling of interest with no change in the historical financial statements of the Company. The newly formed corporation had no operations prior to the merger.

    The Company expanded its markets in 1995 by entering New Zealand and Australia with its health and personal care products. Kaire New Zealand Ltd. ("Kaire New Zealand") and Kaire Australia Pty. Ltd. ("Kaire Australia") were incorporated in August 1995 and began operations on November 1, 1995. The Company acquired a 51% interest in these two subsidiaries on the date of incorporation.

    During 1997, the Company expanded its markets into South Korea, Trinidad and Tobago, and the United Kingdom. Kaire Korea, Ltd. ("Kaire Korea") was incorporated on March 19, 1997 in South Korea as a wholly owned subsidiary of the Company through November 15, 1997. On November 15, 1997, the Company sold 15% of Kaire Korea, in consideration of $143,375 of interest expense due on a note payable. Operations and sales began during July 1997 (see Note 6). Kaire Europe Limited ("Kaire Europe") was incorporated as a wholly owned subsidiary of the Company on July 24, 1997 in the United Kingdom, commencing sales during November 1997. Kaire Trinidad Limited ("Kaire Trinidad"), a wholly owned subsidiary of the Company, was incorporated on May 21, 1997 in the Republic of Trinidad and Tobago and began operations during June 1997.

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company, its majority owned subsidiaries Kaire New Zealand, Kaire Australia and Kaire Korea, and its wholly owned subsidiaries Kaire Europe, and Kaire Trinidad. All significant intercompany accounts and transactions have been eliminated in consolidation.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the unaudited interim consolidated financial for the six months ended June 30, 1998 and 1997 are presented on a basis consistent Statements with the audited consolidated financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

CONCENTRATION OF RISK

    The Company maintains its cash accounts in several bank accounts. Accounts in the United States are insured by the Federal Deposit Insurance Corporation
(FDIC) up to $100,000. The Company's cash balance in some of its bank accounts generally exceeds the insured limits.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


    The Company sells its products through network marketers throughout the United States, Canada, New Zealand, Australia, South Korea, Trinidad and Tobago, and the United Kingdom. Credit is extended for returned checks and or until credit card purchases have cleared the bank.

    Credit losses, if any, have been provided for in the financial statements and are based on management's expectations. The Company's accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual or significant risks, in the normal course of business.

INVENTORIES

    Inventories consist mainly of health and personal care products and are stated at lower of cost (first-in, first-out) or market.

PROPERTY, EQUIPMENT, DEPRECIATION AND AMORTIZATION

    Property and equipment are stated at cost. Depreciation and amortization are computed, using primarily the straight-line method, over the estimated useful and lives of the assets which range from three to seven years. Maintenance and repair costs are expensed as incurred.

LONG-LIVED ASSETS

    Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected undiscounted future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

RESTRICTIVE CASH

    The Company has a restricted cash account with a credit card processing company. The primary purpose of this account is to provide a reserve for potential uncollectible amounts and chargebacks by the Company's credit card customers.

DEFERRED OFFERING COSTS

    Deferred offering costs include professional fees directly related to the Company's proposed public offering. If the offering is successful, costs incurred will be offset against the proceeds of the offering. If the offering is unsuccessful, such costs will be expensed.

DEBT ISSUE COSTS

    Debt issue costs are being amortized using the straight-line method over the term of the notes payable.

REVENUE RECOGNITION

    The Company sells its products directly to independent distributors. Sales are recorded when products are shipped.

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


    Under the Kaire Direct program the Company provides a 100% refund (less shipping and handling), to all end users, for any unopened product that is returned within 30 days from the date of purchase in resalable condition. The Company provides a 100% product exchange for any product that does not meet customer satisfaction if returned within 30 days under the "Kaire Direct" program. An Associate is allowed 90 days from order date for exchange or refund only if product bottles (empty, partial or full) are returned. Statement of Financial Accounting Standards No. 48 "Revenue Recognition When Right of Return Exists" requires the Company to accrue losses that may be expected from sales returns. Historically, the Company's sales returns are not significant. The Company monitors its historical sales returns and will accrue a liability for sales returns when and if sales returns become significant.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method". Accordingly, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

FINANCIAL INSTRUMENTS

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

    ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

    Fair values of accounts receivables, accounts payable, and accrued liabilities are assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand.

    NOTE RECEIVABLE AND NOTES PAYABLE TO RELATED PARTIES

    Due to its related party nature and terms of the receivable and payables to related parties, the Company cannot estimate the fair market value of such financial instrument.

    NOTES PAYABLE

    Substantially all of these notes bear interest at fixed rates of interest based upon the terms of the Agreements. The fair value of these notes are not materially different than their reported carrying amounts at June 30, 1998 and December 31, 1997 and 1996.

CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

INVESTMENT IN COMMON STOCK

    The Company acquired 1,400,000 shares of common stock of Aloe Commodities International, Inc. ("Aloe") representing a 14% interest in Aloe for $250,000 in 1996. During 1997, the Company sold its

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


investment in Aloe for $250,000 and used the proceeds as partial payment on certain notes payable (see Note 3).

FOREIGN CURRENCY TRANSLATIONS

    Assets and liabilities of subsidiaries, are translated at the rate of exchange in effect on the balance sheet date; income and expenses of subsidiaries are translated at the average rates of exchange prevailing during the year. The related translation adjustments are reflected as a cumulative translation adjustment in consolidated stockholders' equity. Foreign currency gains and losses resulting from transactions are included in results of operations in the period in which the transactions occurred.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

RECLASSIFICATIONS

    Certain items included in the 1996 and 1995 financial statements have been reclassified to conform to the current year presentation. Such reclassifications have no impact on the Company's financial position or results of operations.

NET INCOME (LOSS) PER COMMON SHARE

    During 1998, the Company implemented Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. All prior period earnings per share data has been restated to reflect the requirements of SFAS No. 128. The adoption of SFAS No. 128 did not effect the EPS calculations at June 30, 1998 and 1997, and December 31, 1997, 1996 and 1995. See Note 8 for computation of earnings per share.

STOCK OPTIONS

    The Company applies Accounting Pronouncements Bulletin Opinion 25, "Accounting for Stock Issued to Employee", ("APB 25") and related interpretations in accounting for all stock option plans. Under APB Opinion 25, no compensation cost has been recognized for stock options granted as the option price equals or exceeds the market price of the underlying common stock on the date of grant.

    Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), requires the Company to provide pro forma information regarding net income (loss) as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the

                           KAIRE INTERNATIONAL, INC.
                         SUMMARY OF ACCOUNTING POLICIES
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


Company estimates the fair value of each stock option at the grant date by using the Black Scholes option-pricing model.

COMPREHENSIVE INCOME

    During 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). The implementation of SFAS No. 130 required comparative information for earlier years to be presented. The Company has elected to report comprehensive income on the consolidated statements of operations and the consolidated statements of stockholders' equity (deficit). Comprehensive income is comprised of net income
(loss) and all changes to the consolidated statements of stockholders' equity (deficit), except those due to investments by stockholders, changes in paid in capital and distributions to stockholders.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 supersedes Statement of Financial Accounting Standard No. 14 "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards of the way the public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

    SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Because of the recent issuance of this standard, management has been unable to fully evaluate the impact, if any, the standard may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by the implementation of this standard.


    In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS No. 132") which standardizes the disclosure requirements for pensions and other postretirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. SFAS No. 132 is effective for years beginning after December 15, 1997 and requires comparative information for earlier years to be restated, unless such information is not readily available. Management believes the adoption of this statement will have no material impact on the Company's financial statements.


    The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 established standards for recognizing all derivative instruments including those for hedging activities as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. This Statement is effective for fiscal years beginning after June 30, 1999. The Company has not yet determined the effect of SFAS No. 133 on its financial statements. Management believes the adoption of this statement will have no material impact on the Company's financial statements.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED


1. GOING CONCERN

    The Company incurred significant losses during the years ended December 31, 1997 and 1996 and, at December 31, 1997, has a negative working capital of $6,492,288. Additionally, the Company has not made its payroll tax and sales tax deposits on a timely basis. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

    The Company has continued to pay its associates on a timely basis and has negotiated out of any default situations with it's creditors and debtholders. There are a number of factors which contributed to the losses for 1997 and 1996 including several marketing promotions which did not generate the anticipated results, a decline in sales from the normal business cycle of a mature business in the network marketing industry, the creation of a number of marketing videos, changes in the bonus plan effecting the total payout, the start up of operations in Korea, Europe and Trinidad and Tobago, and the implementation of an aggressive recruitment plan. In response to those challenges, the Company has taken significant steps including the discontinuance of the unsuccessful marketing promotions, the elimination of videos from the marketing plan, a full restructuring of the marketing department with significant emphasis on budgeting and performance, changes to the compensation structure for the associates to predominantly return to the former compensation structure, a curtailment of any future expansion plans into foreign countries until adequate capital is available, an overall reduction in the Company's operating expenses and the implementation of significant controls over expenses to maintain a very conservative operational approach.

    In addition, the Company is continuing to search for, and introduce, new products that management believes will provide improved profit margins and anticipated high profile and user appeal. Management believes that many of the products introduced over the past two years are excellent products but were either not fully promoted or lacked the spotlight appeal demanded by many of the consumers in the network marketing industry. Management's long term goal is to improve on identifying products which have greater market appeal and then properly introduce and promote them. The Company has also introduced new marketing tools to promote sales to end users without the need for the associate who introduced the product to them to stay with the Company. The Company is also exploring several avenues of improving its gross profit margin.


    During 1997, the Company actively pursued a rapid international growth strategy. The Company obtained a "door to door" selling license in Korea through a newly formed subsidiary, Kaire Korea, leased office space in Seoul, received approval for a portion of their product line and started selling products in Korea in the second half of the year. The Company has sustained losses in trying to penetrate the South Korean market. The Company is actively trying to sell its South Korean subsidiary, and at June 30, 1998, the Company has reflected its assets in its South Korean subsidiary at their net realizable value. The Company recorded a $471,000 writedown of its assets in its South Korean subsidiary. This amount is reflected in selling, general and administrative expenses for the six months ended June 30, 1998. In May 1997, the Company formed Kaire Trinidad, leased office space in Port of Spain and began sales operations in Trinidad and Tobago. During the second half of 1997, the Company formed Kaire Europe in the United Kingdom, leased office space north of London and began operations.


    These locations were strategically chosen. The Asian market, including Japan, is the largest in network marketing. Korea was targeted for the entry into that market as it could be done at a lower cost than Japan. The Company had contacts with a potentially large associate base of Koreans and Korean-Americans, and it was believed that the Company would be better accepted by the Koreans for using it as the starting point into the Asian market as opposed to the more traditional bases of Hong Kong,

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


1. GOING CONCERN (CONTINUED)
Singapore, Taiwan and Japan. The Company has decided to exit the Korean market due to the recent Asian financial crisis allowing more time and capital to be allocated to other existing markets. Trinidad was selected for the low cost of operations as the Trinidad economy has a larger "middle class" than most of the Caribbean islands, and as a entry into both the Caribbean and South America markets with which it maintains strong trading ties. The United Kingdom was selected for the entry point into the strong European direct sales market. The United Kingdom presented an English speaking country, a member of the European Union and regulatory and tax situations similar to several of the countries the Company was already doing business in.

    As with many new entities, the costs of operations in the first months of operations are high while the sales force and corresponding sales are building. Therefore, all these entities showed a loss during 1997. Management anticipates that as these companies become more established and mature, they will be able to both cut down on their operating expense as a percentage of sales and increase sales to contribute to the profitability of the Company in future years.


    In summary, Management believes that the Company is addressing the going concern issue in virtually every aspect of its operations. It has cut its domestic operating expenses. As a part of this reduction, marketing expenses have been reduced sharply with no perceived impact on the effectiveness of the Company's marketing strategy. The Company is continuing to pursue outside financing options including consolidating its various debt instruments with one lending institution and an initial public offering of stock which the Company anticipates receiving approximately $3,853,000 in net proceeds. Management believes that its plan will enable the Company to remain viable for at least 12 months from the date of the consolidated financial statements. There are no assurances that any of these financing events will occur, or that the Company's plan to achieve profitability and a positive cash flow will be successful. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


2. NOTE RECEIVABLE--RELATED PARTY

    On October 18, 1994, the Company accepted a 10% promissory note receivable from a related party in the amount of $115,549. The note was uncollateralized and due on demand. During 1997, the Company offset the promissory note and accrued interest against certain loans made to the Company by the related party (See Note 3).

3. RELATED PARTY TRANSACTIONS

    During 1997 and 1996, three officers of the Company advanced funds to the Company for working capital requirements. The Company recorded these advances as current liabilities. On November 28, 1997, the Company issued 10% promissory notes payable to the officers. The notes are uncollateralized and due on demand. As of June 30, 1998 and December 31, 1997 and 1996, the Company owed $258,337, $262,037 and $75,000 to the officers.

    During January 1997, the Company borrowed $205,000 from two individual directors. The Company and the two individual directors agreed to offset the $115,549 note receivable balance as stated in Note 2 with the advance of $205,000. The Company then entered into a demand note payable for the balance with the two directors for $89,451 paying 10% interest per annum. In July 1997, the Company borrowed an

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


3. RELATED PARTY TRANSACTIONS (CONTINUED) additional $458,000 from the same two directors for notes payable at 10%, due and payable upon demand. The Company pledged as collateral on the July 1997 notes payable its investment in the shares of Aloe Commodities International, Inc. The Company sold its investment in the shares of Aloe Commodities International, Inc. to an unrelated third party, valued at $250,000, which was the Company's cost of those shares. No public market existed for those shares. The proceeds were used to pay down the note. The Company repaid an additional $71,500 to the directors and issued 10% promissory notes for the remaining balances. The remaining principal balance plus accrued but unpaid interest was refinanced under separate note agreements. The notes are uncollateralized and due upon demand. As of June 30, 1998 and December 31, 1997, the Company owed $242,410 and $247,630, respectively, under these notes to the directors. In addition, during 1997, the two directors advanced an additional $113,000 to the Company which was repaid by the Company during 1997.

    In December 1997, the directors and officers entered into an agreement with the Company to which they agreed that the Company not make repayments on the notes issued to them until after the end of the first calendar quarter in which the Company has achieved positive cash flow. The agreement requires payments only after calendar quarters during which the Company has received positive cash flow and that the Company is only required to pay the officers and directors on a pro rata basis as to their indebtedness in an aggregate amount equal to 50% of the positive net cash flow for each such quarter.

    Kaire Korea, pursuant to a demand promissory note guaranteed by the Company and personally guaranteed by certain officers of the Company, borrowed $500,000 from a corporation during May 1997 pursuant to the terms of a note payable at an annual interest rate of 9.5%. The note was due in principal installments of:
$25,000 due August 31, 1997, $125,000 due September 30, 1997, $175,000 due
October 31, 1997 and $175,000 due November 30, 1997. An option to acquire 15% of the capital stock of Kaire Korea Ltd. at the par value of Kaire Korea's capital stock expiring May 2000 was granted to the lender. During 1997, Kaire Korea defaulted under the note agreement. On November 15, 1997, the Corporation exercised its option to acquire 15% of Kaire Korea from the Company in consideration of $143,375 in interest expense due by Kaire Korea under the note agreement. The Company renegotiated the terms of the original note agreement on January 1, 1998. The January 1, 1998 Agreement modifies the repayment provisions of principal and interest, stipulating that the Company make monthly interest only payments until the note is paid in full. The note was due on September 15, 1998. The Company is currently in default on its note payable. The Company has classified this liability as a current liability. The Company also pledged its stock in Kaire Korea as collateral on this note. As of June 30, 1998 and December 31, 1997, Kaire Korea owes $475,000 to its minority stockholder.

    During November 1997, Interactive Medical Technologies, Ltd. ("IMT") loaned the Company $700,000. Pursuant to an Agreement and Plan of Reorganization, IMT agreed to convert its $700,000 of debt to equity in the Company (see Note 8).

    On January 5, 1998, the Company borrowed $103,000 from two directors of the Company for notes payable. The notes payable bear interest at 10%, are uncollateralized and due on demand. On April 29, 1998, the Company borrowed $100,000 from a director of the Company for a note payable. The note payable bears interest at 10%. The note is collaterized by all the assets of the Company and is due on demand. As of June 30, 1998, the Company owed $158,000, under these notes to the directors.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


3. RELATED PARTY TRANSACTIONS (CONTINUED)
    During March and April 1998, Global Marketing, LLC, a stockholder of the Company, advanced a total of $1,000,000 to the Company for working capital requirements. On April 16, 1998, the Company entered into a $1,000,000 note payable with the stockholder. The note bears interest at 10% per annum, is uncollateralized and is payable upon demand.

4. CAPITAL LEASE OBLIGATIONS

    The Company has various capital lease obligations which are collateralized by equipment. Interest rates under the agreements range from 7.1% to 31.9%, with monthly principal and interest payments ranging from $51 to $11,349.

    Future minimum lease payments and the present value of the minimum lease payments under the noncancelable capital lease obligations as of June 30, 1998 and December 31, 1997 are as follows:

                                                                     JUNE 30,
                                                                       1998      DECEMBER 31,
                                                                    (UNAUDITED)      1997
                                                                    -----------  ------------
1998..............................................................   $  66,259    $  131,879
1999..............................................................      15,347        15,347
                                                                    -----------  ------------
Total future minimum lease payments...............................      81,606       147,226
Less amounts representing interest................................       5,960        16,434
                                                                    -----------  ------------
Present value of minimum lease payments...........................      75,646       130,792
Less current maturities...........................................      75,646       116,079
                                                                    -----------  ------------
Total long-term obligations.......................................   $  --        $   14,713
                                                                    -----------  ------------
                                                                    -----------  ------------

    At June 30, 1998, December 31, 1997 and 1996, property and equipment includes equipment under capital lease obligations with a total cost of $757,689 and accumulated amortization of $489,056, $413,900 and $263,588.

5. NOTE PAYABLE TO BANK

    The Company had a $250,000 line of credit agreement with a bank. The credit to line bore interest at 10% per annum and was collateralized by inventories, Bank accounts receivable, certain other assets, and the personal guarantees of certain officers and directors of the Company. On December 26, 1997, the line of credit was converted to a term loan. The term loan bears interest at 10.5% per annum and is collateralized by inventories, accounts receivable, certain other assets, and the personal guarantees of certain officers and directors of the Company. The term loan is payable in monthly principal payments of $5,000 plus accrued interest and is due January 1999. As of June 30, 1998, December 31, 1997 and 1996, the balance was $210,000, $240,000 and $250,000. As of June 30, 1998
and December 31, 1997, the term loan is classified as a current liability.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


6. NOTES PAYABLE

    Notes payable consists of the following:

                                                              JUNE 30,          DECEMBER 31,
                                                                1998      ------------------------
                                                            (UNAUDITED)       1997         1996
                                                            ------------  ------------  ----------
Notes payable to individuals(1)...........................  $    --       $    --       $  200,000
Note payable to a corporation(2)..........................       200,000       200,000      --
Notes payable to individuals(3)...........................     1,656,771     1,587,166      --
Note payable to a corporation(4)..........................       150,000       --           --
                                                            ------------  ------------  ----------
Total notes payable.......................................  $  2,006,771  $  1,787,166  $  200,000
                                                            ------------  ------------  ----------
                                                            ------------  ------------  ----------

------------------------

(1) At December 31, 1996, the Company had two $100,000 notes with two individuals. The notes bore interest at 14% and matured on June 30, 1997. The notes were collateralized by all accounts and notes receivable and certain other assets. In connection with this borrowing, the lenders were each issued warrants to purchase 7,350 shares of the Company's common stock at $.02 per share. The warrants expire on December 30, 1999. As of December 31, 1997, the notes were paid in full, and the warrants had not been exercised. The warrants were exercised in July 1998.


(2) During January 1997, the Company borrowed $200,000 from a corporation for a note payable at an interest rate of 10% per month, with interest payments due monthly. The note is guaranteed by certain officers and directors and is due upon demand. The Company renegotiated the terms of the original agreement on August 25, 1997, as the Company had not met the interest payment requirements of the agreement. The August 25, 1997 agreement modifies the repayment provisions of principal and interest, stipulating that the Company repay all interest and principal due under the original agreement by December 31, 1997. Also, the interest rate was reduced from 10% per month to 2% per month payable monthly, retroactive to March 5, 1997. On January 15, 1998, the note was amended and changed to a demand note as the Company was unable to repay the note by December 31, 1997 as stated in the August 25, 1997 amendment. The Company is required to make monthly interest only payments of $4,000 per month. In connection with the original terms of this borrowing, the lender was issued warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share. The warrants expire six years after the effective date of the initial public offering. As of June 30, 1998, the warrants had not been exercised. On October 1, 1998, the lender was issued additional warrants to purchase 12,500 shares of the Company's common stock at $6.60 per share as a result of the reverse stock split. (See
    Note 8.)


(3) During 1997, the Company borrowed $1,725,000 pursuant to a private placement offering consisting of the issuance of promissory notes and common stock of the Company. In connection with this private placement offering, the Company incurred $348,230 in debt issue costs. The debt issue costs are being amortized using the straight line method over the term of the promissory notes. The promissory notes are due the earlier of eighteen months from the date of issue, the completion date of an equity financing of the Company pursuant to which it receives gross proceeds of not less than $3,000,000, or the Company's receipt of at least $1,000,000 in proceeds from the "Key Man" life insurance policies on any of its executive officers and/or directors. The promissory notes bear interest at 10% per annum. In connection with the private placement offering, debt holders were issued

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


6. NOTES PAYABLE (CONTINUED)
    172,500 shares of the Company's common stock. Original issue discount of $172,500 was recorded as part of the private offering financing and is being charged to interest over the life of the promissory notes under the effective interest method. The shares issued were valued based upon their estimated fair market value at date of issuance. As of June 30, 1998 and December 31, 1997, the notes payable are disclosed net of unamortized original issue discount of $68,229 and $137,834.

(4) During January 1998, the Company borrowed $150,000 from a corporation for a note payable at an interest rate of 2% per month or 24% annual interest. Interest and principal are due on demand. The note is uncollateralized and is personally guaranteed by certain officers and directors of the Company.

    All warrants issued in connection with the above financing transactions have been valued using the Black Scholes Model and are considered to be nominal in value.

7. PAYROLL TAX AND SALES TAX LIABILITIES

    During 1998 and 1997, the Company has not made its payroll tax deposits with the Internal Revenue Service ("IRS") and the various state taxing authorities on a timely basis. The Company has filed all required payroll tax returns (see Note
15). The Company has been negotiating with the IRS to work out a payment plan. As of June 30, 1998 and December 31, 1997, the Company owes approximately $176,642 and $51,096 of delinquent payroll tax liabilities including interest and penalties.


    During 1998 and 1997, the Company did not make its sales tax deposits with the various sales tax authorities on a timely basis. The Company has filed all required sales tax returns. As of June 30, 1998 and December 31, 1997, the Company owed approximately $390,900 and $268,300 in current and delinquent sales taxes.


8. STOCKHOLDERS' EQUITY

    STOCK SPLIT AND AUTHORIZATION OF SHARES


    On October 1, 1998 the Board of Directors authorized a 1 for 2 reverse stock split for shareholders of record on October 1, 1998. All references to common share and per share amounts in the accompanying financial statements have been restated to reflect the effect of this reverse stock split. As a result of the 1 for 2 reverse stock split, certain warrant holders received an additional 712,500 warrants to purchase common stock of the Company at $6.60 per share. The warrants expire six years after the effective date of the initial public offering. These warrants granted on October 1, 1998 were considered nominal in value.


    On February 1, 1997, the Board of Directors authorized a stock split, effected in the form of a dividend of 2,800 shares of common stock for each common share held by shareholders of record on February 1, 1997. All references to common share and per share amounts in the accompanying financial statements have been restated to reflect the effect of this stock dividend.

    During March 1997, the Board of Directors adopted certain resolutions which were approved by the Company's stockholders to increase the number of authorized shares of common stock from 1,000,000 to 25,000,000 shares. The stockholders also approved the authorization of the issuance of a new class of 5,000,000 shares of preferred stock. The preferred stock of the Company can be issued in series. With respect to each series issued, the Board of Directors of the Company will determine, among other things, the number of shares in the series, voting rights and terms, dividend rates and terms, liquidation

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


8. STOCKHOLDERS' EQUITY (CONTINUED)
preferences and redemption and conversion privileges. No preferred stock has been issued as of June 30, 1998.

    ISSUANCE OF COMMON STOCK


    On March 20, 1997, the Company sold 250,000 shares of common stock pursuant to a private placement offering for $171,457, net of $78,543 in offering costs, and warrants to purchase an additional 250,000 shares of common stock at a purchase price of $6.60 per share. On October 1, 1998, the investors were issued additional warrants to purchase 250,000 shares of the Company's common stock at a purchase price of $6.60 per share as a result of the reverse stock split. The warrants are exercisable for a period of four years commencing two years from the date the Securities and Exchange Commission declares the Company's registration statement effective. The effective date is the first date the Company may offer the sale of its common stock in an initial public offering. The Company may redeem the warrants commencing one year from the effective date at a redemption price $.05 per warrant if: (1) the closing bid price of the common stock for twenty (20) consecutive trading days exceeds $10.00, (2) the redemption occurs during the first two years following the effective date and the Company receives the prior written consent of the underwriter for such redemption, and (3) the warrants are exercisable. The warrants issued in connection with this transaction are considered nominal in value.



    During 1997, the Company borrowed $700,000 from IMT. On December 9, 1997, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") with IMT whereby IMT agreed to convert its $700,000 of debt previously borrowed by the Company to equity in the Company, and invest an additional $300,000 in equity in the Company at closing. The Agreement for reorganization of the Company contemplated an exchange between the shareholders of Kaire International, Inc. for IMT shares whereby IMT issued, in total, shares equal to forty-five percent (45%) of its common stock outstanding (as defined in the agreement) immediately prior to the closing date of the Agreement in exchange for not less than 80% of the issued and outstanding common stock of the Company. During March 1998, IMT exchanged 57% of the common stock of the Company to Global Marketing, LLC. IMT's controlling interest in the Company was deemed temporary and as such did not result in any adjustment to the Company's consolidated financial statements as of date of the Agreement.


    STOCK OPTIONS AND WARRANTS

    During 1997, the Company adopted a stock option plan. No options have been granted under this Plan as of June 30, 1998. The Company has reserved 500,000 shares of its common stock for future grants under this Plan.

    SFAS No. 123 requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. No stock awards were issued to employees during the periods ended 1998, 1997, 1996 and 1995. For stock awards issued to non-employees, the Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1996, respectively. The options and warrants granted during 1997 and 1996 to non-employees

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


8. STOCKHOLDERS' EQUITY (CONTINUED)
were considered nominal in value. No stock awards were issued to non-employees during the periods ended 1998 and 1995.

                                                                       1997           1996
                                                                 -----------------  ---------
Dividend yield.................................................                 0%         0%
Expected volatility............................................                 0%         0%
Risk-free interest rates.......................................      5.85% to 6.6%         6%
Expected lives in years........................................       3 to 6 years    3 years
                                                                 -----------------  ---------
                                                                 -----------------  ---------

    A summary of the status of the Company's stock option and warrant plan as of June 30, 1998 and December 31, 1997 and 1996 is presented below.


                                                                               OPTIONS                 WARRANTS
                                                                        ----------------------  -----------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                                                     AVERAGE                  AVERAGE
                                                                                    EXERCISE                 EXERCISE
                                                                         SHARES       PRICE       SHARES       PRICE
                                                                        ---------  -----------  ----------  -----------
Outstanding, January 1, 1996..........................................     --       $  --           --       $  --
  Granted.............................................................     --          --           14,700        0.02
                                                                        ---------       -----   ----------       -----
Outstanding, December 31, 1996........................................     --          --           14,700        0.02
  Granted.............................................................     65,000        0.02      719,850        6.53
                                                                        ---------       -----   ----------       -----
Outstanding, December 31, 1997........................................     65,000        0.02      734,550        6.40
  Granted.............................................................     --          --           --          --
                                                                        ---------       -----   ----------       -----
Outstanding, June 30, 1998 (unaudited)................................     65,000   $    0.02      734,550   $    6.40
                                                                        ---------       -----   ----------       -----
                                                                        ---------       -----   ----------       -----
Exercisable, December 31, 1996........................................     --       $  --           14,700   $    0.02
                                                                        ---------       -----   ----------       -----
                                                                        ---------       -----   ----------       -----
Exercisable, December 31, 1997........................................     65,000   $    0.02       22,050   $    0.02
                                                                        ---------       -----   ----------       -----
                                                                        ---------       -----   ----------       -----
Exercisable, June 30, 1998 (unaudited)................................     65,000   $    0.02       22,050   $    0.02
                                                                        ---------       -----   ----------       -----
                                                                        ---------       -----   ----------       -----


                                                                                             OPTIONS     WARRANT
                                                                                            ----------  ----------
Weighted average fair value of options and warrants granted during 1996...................  $     None  $     0.48
Weighted average fair value of options and warrants granted during 1997...................  $     0.49  $     None
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


8. STOCKHOLDERS' EQUITY (CONTINUED)
    The following table summarizes information about exercisable stock options and warrants at June 30, 1998 and December 31, 1997:


                                                                         OUTSTANDING                              EXERCISABLE
                                                   -------------------------------------------------------  ------------------------
                                                     RANGE OF                    REMAINING       AVERAGE                   AVERAGE
                                                     EXERCISE      NUMBER       CONTRACTUAL     EXERCISE      NUMBER      EXERCISE
                                                      PRICES     OUTSTANDING       LIFE           PRICE     EXERCISABLE     PRICE
                                                   ------------  -----------  ---------------  -----------  -----------  -----------
June 30, 1998
Options..........................................  $       0.02      65,000           3.73      $    0.02       65,000    $    0.02
                                                   ------------  -----------           ---     -----------  -----------       -----
                                                   ------------  -----------           ---     -----------  -----------       -----
Warrants.........................................  $       0.02      22,050           1.51      $    0.02       22,050    $    0.02
                                                           6.60     712,500           6.00           6.60       --           --
                                                   ------------  -----------           ---     -----------  -----------       -----
                                                   $  0.02-6.60     734,550           5.87      $    6.40       22,050    $    0.02
                                                   ------------  -----------           ---     -----------  -----------       -----
                                                   ------------  -----------           ---     -----------  -----------       -----
December 31, 1997
Options..........................................  $       0.02      65,000           4.23      $    0.02       65,000    $    0.02
                                                   ------------  -----------           ---     -----------  -----------       -----
                                                   ------------  -----------           ---     -----------  -----------       -----
Warrants.........................................  $       0.02      22,050           2.00      $    0.02       22,050    $    0.02
                                                           6.60     712,500           6.00           6.60       --           --
                                                   ------------  -----------           ---     -----------  -----------       -----
                                                   $  0.02-6.60     734,550           5.88      $    6.50       22,050    $    0.02
                                                   ------------  -----------           ---     -----------  -----------       -----
                                                   ------------  -----------           ---     -----------  -----------       -----


    NET INCOME (LOSS) PER SHARE

    The following table sets forth the computation of basic and diluted earnings per share:

                                              FOR THE SIX MONTHS
                                                ENDED JUNE 30,
                                         ----------------------------           YEARS ENDED DECEMBER 31,
                                             1998           1997       ------------------------------------------
                                          (UNAUDITED)    (UNAUDITED)       1997           1996           1995
                                         -------------  -------------  -------------  -------------  ------------
Numerator:
  Net income (loss)....................  $  (1,421,699) $  (2,793,826) $  (6,098,529) $  (1,802,786) $  1,186,351
Denominator:
  Denominator for basic and diluted
    earnings per share-- weighted
    average shares outstanding.........      2,209,176      1,914,474      2,023,283      1,470,000     1,470,000
                                         -------------  -------------  -------------  -------------  ------------
Basic and diluted net income (loss) per
  share................................  $        (.64) $       (1.46) $       (3.01) $       (1.23) $        .81
                                         -------------  -------------  -------------  -------------  ------------
                                         -------------  -------------  -------------  -------------  ------------


    For the periods ended June 30, 1998 and 1997 and for the years ended December 31, 1997 and 1996, total stock options and stock warrants of 799,550, 447,050, 799,550, and 14,700 were not included in the computation of diluted earnings per share because their effect was anti-dilutive. For the year ended December 31, 1995, the Company did not have any stock options and stock warrants outstanding.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


9. INCOME TAXES

    Income taxes consist of the following:

                                                  FOR THE SIX MONTHS
                                                    ENDED JUNE 30,
                                               ------------------------          YEARS ENDED DECEMBER 31,
                                                  1998         1997      ----------------------------------------
                                               (UNAUDITED)  (UNAUDITED)      1997           1996         1995
                                               -----------  -----------  -------------  ------------  -----------
Current (expense) benefit:
  Federal....................................  $   --       $   --       $      12,973  $  1,017,000  $  (763,000)
  Foreign....................................      --           --            --             --           --
  State......................................      --           --            --               2,000     (130,000)
                                               -----------  -----------  -------------  ------------  -----------
                                                   --           --              12,973     1,019,000     (893,000)
                                               -----------  -----------  -------------  ------------  -----------
Deferred benefit:
  Federal....................................      406,000      786,000      1,440,000        68,000       29,000
  Foreign....................................       87,000       56,000        205,000       --           --
  State......................................       52,000       61,000         62,000       100,000        2,000
                                               -----------  -----------  -------------  ------------  -----------
                                                   545,000      903,000      1,707,000       168,000       31,000
                                               -----------  -----------  -------------  ------------  -----------
                                                   545,000      903,000      1,719,973     1,187,000     (862,000)
Change in valuation allowance................     (545,000)    (903,000)    (1,707,000)      (84,000)     --
                                               -----------  -----------  -------------  ------------  -----------
Income tax (expense) benefit.................  $   --       $   --       $      12,973  $  1,103,000  $  (862,000)
                                               -----------  -----------  -------------  ------------  -----------
                                               -----------  -----------  -------------  ------------  -----------

    At December 31, 1997, the Company had available net operating loss carryforwards as follows:

                                                                    AMOUNT         EXPIRE
                                                                 ------------  --------------
Federal net operating loss carryforwards.......................  $  3,700,000            2017
State net operating loss carryforwards.........................     4,700,000    2010 to 2017
Foreign net operating loss carryforwards.......................       924,000    2003 to 2005
Foreign net operating loss carryforwards.......................       155,000      Indefinite
                                                                 ------------  --------------
                                                                 ------------  --------------

    The utilization of certain of the loss carryforwards are limited under
Section 382 of the Internal Revenue Code of approximately $233,000 per year. The types of temporary differences between the tax

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


9. INCOME TAXES (CONTINUED)
basis of assets and liabilities that give rise to a significant portion of the net deferred tax liability and their approximate tax effects are as follows:

                                                         JUNE 30,          DECEMBER 31,
                                                           1998      -------------------------
                                                       (UNAUDITED)       1997         1996
                                                       ------------  ------------  -----------
Operating loss carryforwards.........................  $  1,981,000  $  1,436,000  $   148,000
Foreign operating loss carryforwards.................       292,000       205,000      --
Property and equipment...............................       (76,000)      (90,000)    (125,000)
Inventories..........................................       126,000       216,000       47,000
Accounts receivable allowance........................       --             11,000       14,000
Contribution carryforwards...........................        13,000        13,000      --
                                                       ------------  ------------  -----------
Net deferred tax assets..............................     2,336,000     1,791,000       84,000
Less valuation allowance.............................     2,336,000     1,791,000       84,000
                                                       ------------  ------------  -----------
Net deferred taxes...................................  $    --       $    --       $   --
                                                       ------------  ------------  -----------
                                                       ------------  ------------  -----------

    A valuation allowance equal to the net deferred tax assets has been recorded, as management of the Company has not been able to determine that is more likely than not that the net deferred tax assets will be realized.

    A reconciliation of the income taxes at the federal statutory rate to the effective tax rate is as follows:

                                                  FOR THE SIX MONTHS
                                                    ENDED JUNE 30,
                                               ------------------------          YEARS ENDED DECEMBER 31,
                                                  1998         1997      ----------------------------------------
                                               (UNAUDITED)  (UNAUDITED)      1997           1996          1995
                                               -----------  -----------  -------------  -------------  ----------
Federal income tax (benefit) computed at the
  federal statutory rate.....................  $  (406,000) $  (786,000) $  (1,452,973) $  (1,085,000) $  734,000
State income tax (benefit), net of federal
  benefit....................................      (52,000)     (61,000)       (62,000)      (102,000)     64,000
Foreign tax (benefit) at statutory rates.....      (87,000)     (56,000)      (205,000)      --            --
Increase in valuation allowance..............      545,000      903,000      1,707,000         84,000      --
Other........................................      --           --            --             --            64,000
                                               -----------  -----------  -------------  -------------  ----------
Income tax expense (benefit).................  $   --       $   --       $     (12,973) $  (1,103,000) $  862,000
                                               -----------  -----------  -------------  -------------  ----------
                                               -----------  -----------  -------------  -------------  ----------

    Refundable income taxes in 1996 relate to the carryback of net operating losses.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


10. COMMITMENTS OPERATING LEASES AND CONTINGENCIES

    The Company is obligated under operating leases for office space, office equipment and vehicles. Three leases are on a month to month basis and sixteen require future minimum lease payments as follows:

YEAR ENDED DECEMBER 31,
1998............................................................  $ 424,000
1999............................................................    187,000
2000............................................................     72,000
2001............................................................     70,000
2002............................................................     69,000
Thereafter......................................................    342,000
                                                                  ---------
Total...........................................................  $1,164,000
                                                                  ---------
                                                                  ---------

    Lease expense for all operating leases was $527,000, $250,000, $605,000, $290,600 and $175,800 for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996, and 1995.


    COMMITMENT WITH SUPPLIER



    During August 1998, the Company entered into an agreement with a supplier where the supplier will be the exclusive manufacturer of the product for the Company. For a period of five years, the Company must purchase no less than $22,500 per month for the first three months, no less than $45,000 per month for months four through six, and no less than $73,750 per month thereafter.


    SELF-INSURANCE

    The Company is partially self insured for employee medical liabilities which covers risk up to $10,000 per incident, per individual covered under the plan. The Company has purchased excess medical liability coverage for individual claims in excess of $10,000 and aggregate claims in excess of approximately $312,000 annually with a national medical insurance carrier. Premiums and claim expenses associated with the medical self insurance program are included in the accompanying statements of operations. On July 1, 1998, the Company discontinued its self insured plan.

    CONSULTING AGREEMENT


    On February 4, 1997, the Company entered into a consulting agreement with Magic Consulting Group, Inc. ("Consultant"). Consultant is to receive the following compensation for services: (i) an option to purchase 50,000 shares of common stock of the Company for $.02 per share; (ii) 50,000 warrants to purchase an aggregate of 50,000 shares of common stock of the Company at $6.60 per share and; (iii) $2,500 per month for a period of 60 months. As of June 30, 1998, no warrants were exercised. On October 1, 1998, Consultant was issued additional warrants to purchase 50,000 shares of the Company's common stock at $6.60 per share as a result of the reverse stock split (see Note 8). During October 1998, Consultant exercised its option to purchase 50,000 shares of common stock of the Company.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


10. COMMITMENTS OPERATING LEASES AND CONTINGENCIES (CONTINUED)
    DEPENDENCE ON KEY PERSONNEL

    The Company's future success depends on the continued availability of certain key management personnel. The Company does not have employment contracts with any of its employees. The business of the Company could be adversely affected by the loss of services of any of its key employees.

    401(K) PROFIT SHARING PLAN

    On January 1, 1996 the Company established a 401(k) profit sharing retirement plan. The plan requires one year of service and attainment of age 21 to become eligible. Employer contributions vest over a five year period. The Company's contributions to the plan for the three months ended June 30, 1998 and 1997 were approximately $0 and $27,000 and for the years ended December 31, 1997 and 1996 were approximately $53,000 and $67,000.

    LEGAL PROCEEDINGS

    The Company is the subject of an investigation by the United States Department of Justice, Office of Consumer Litigation, into the actions by certain specifically named individuals active in the dietary supplement industry. The Company was initially contacted in January, 1997 and was advised, in writing, that it is not a "target" of the Department's investigation, but that it is a "subject" (meaning that its conduct is deemed to be within the scope of the investigation) thereof. The Company has completed all obligations and requests pertaining to this matter.

    The Company has also received a voluntary request for information from the FTC regarding a separate investigation into dietary supplement interactions with certain disorders. The Company voluntarily produced information to the FTC with regards to the initial request, and has received a subsequent request for additional information. The Company is currently responding with clarifications to previous inquiries.

11. MAJOR SUPPLIERS

    During the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996, and 1995, the Company purchased amounts of its products from a limited number of vendors, including significant amounts from MW International of 18%, 60%, 48%, 57% and 40% and from Manhattan Drug of 3%, 7%, 6%, 22% and 40%. The Company currently buys all of its Pycnogenol, an important component of its products, from one supplier. Although there are a limited number of manufacturers of this component, management believes that other suppliers could provide similar components on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


12. FOREIGN SALES

    Financial information, summarized by geographic area, is as follows:

                                        UNITED       AUSTRALIA                     OTHER
                                        STATES      NEW ZEALAND      KOREA      SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                                     -------------  ------------  ------------  -----------  -------------  -------------
PERIOD ENDED JUNE 30, 1998
  (unaudited)
Sales to unaffiliated
  customers........................  $  10,325,296   $2,362,051   $  1,651,932  $   546,076  $    --        $  14,885,355
Transfers between geographic
  areas............................      1,248,501                     --           --          (1,248,501)      --
                                     -------------  ------------  ------------  -----------  -------------  -------------
Net sales..........................  $  11,573,797   $2,362,051   $  1,651,932  $   546,076  $  (1,248,501) $  14,885,355
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------
Income (loss) from
  operations.......................  $    (780,368)  $ (193,946)  $   (367,851) $   (82,315) $     247,839  $  (1,176,641)
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------
Identifiable assets at June 30,
  1998.............................  $   2,791,404   $  737,470   $    884,434  $   348,846  $  (1,051,244) $   3,710,910
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------
PERIOD ENDED JUNE 30, 1997
  (unaudited)
Sales to unaffiliated
  customers........................  $  16,095,244   $2,832,326   $      1,476  $   --       $    --        $  18,929,046
Transfers between geographic
  areas............................        694,770       --            --           --            (694,770)      --
                                     -------------  ------------  ------------  -----------  -------------  -------------
Net sales..........................  $  16,790,014   $2,832,326   $      1,476  $   --            (694,770) $  18,929,046
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------
Income (loss) from
  operations.......................  $  (2,559,822)  $ (371,223)  $   (121,834) $   --       $     214,068  $  (2,838,811)
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------
Identifiable assets at June 30,
  1997.............................  $   4,917,973   $  928,430   $    576,280  $   --       $    (764,699) $   5,657,984
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


12. FOREIGN SALES (CONTINUED)

                                        UNITED       AUSTRALIA                     OTHER
                                        STATES      NEW ZEALAND      KOREA      SUBSIDIARIES ELIMINATIONS   CONSOLIDATED
                                     -------------  ------------  ------------  -----------  -------------  -------------
YEAR ENDED DECEMBER 31, 1997
Sales to unaffiliated
  customers........................  $  29,278,545   $5,302,119   $    808,117  $   292,731  $    --        $  35,681,512
Transfers between geographic
  areas............................      2,211,101       --            --           --          (2,211,101)      --
                                     -------------  ------------  ------------  -----------  -------------  -------------
Net sales..........................  $  31,489,646   $5,302,119   $    808,117  $   292,731  $  (2,211,101) $  35,681,512
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------
Income (loss) from
  operations.......................  $  (4,639,664)  $ (693,875)  $   (786,714) $  (155,037) $     591,750  $  (5,683,540)
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------
Identifiable assets at December 31,
  1997.............................  $   2,526,853   $  702,695   $    859,954  $   288,282  $     (54,108) $   4,323,676
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------
YEAR ENDED DECEMBER 31, 1996
Sales to unaffiliated customers....  $  44,122,950   $7,375,612   $    --       $   --       $    --        $  51,498,562
Transfers between geographic
  areas............................      1,784,815       --            --           --          (1,784,815)      --
                                     -------------  ------------  ------------  -----------  -------------  -------------
Net sales..........................  $  45,907,765   $7,375,612   $    --       $   --       $  (1,784,815) $  51,498,562
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------
Income (loss) from
  operations.......................  $  (3,034,684)  $ (299,886)  $    --       $   --       $     570,739  $  (2,763,831)
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------
Identifiable assets at December 31,
  1996.............................  $   5,153,240   $1,196,879   $    --       $   --       $    --        $   6,350,119
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------
YEAR ENDED DECEMBER 31, 1995
Sales to unaffiliated
  customers........................  $  56,718,455   $1,122,895   $    --       $   --       $    --        $  57,841,350
Transfers between geographic
  areas............................        171,742       --            --           --            (171,742)      --
                                     -------------  ------------  ------------  -----------  -------------  -------------
Net sales..........................  $  56,890,197   $1,122,895   $    --       $   --       $    (171,742) $  57,841,350
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------
Income (loss) from
  perations........................  $   2,168,623   $   (4,564)  $    --       $   --       $        (342) $   2,163,717
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------
Identifiable assets at December 31,
  1995.............................  $   5,752,254   $1,034,890   $    --       $   --       $    --        $   6,787,144
                                     -------------  ------------  ------------  -----------  -------------  -------------
                                     -------------  ------------  ------------  -----------  -------------  -------------

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)


13. SUPPLEMENTAL DATA TO STATEMENTS OF CASH FLOWS

                                                      FOR THE SIX MONTHS
                                                        ENDED JUNE 30,
                                                   ------------------------        YEARS ENDED DECEMBER 31,
                                                      1998         1997      ------------------------------------
                                                   (UNAUDITED)  (UNAUDITED)      1997         1996        1995
                                                   -----------  -----------  ------------  ----------  ----------
Cash paid during the period for:
    Interest.....................................   $  52,833    $  54,317   $    278,139  $  120,839  $  104,502
    Income taxes.................................   $  --        $  --       $    --       $   --      $  853,582
Non-cash investing and financing transactions:
Note payable converted to capital................   $  --        $  --       $  1,000,000  $   --      $   --
Note receivable-related party offset to notes
  payable-related parties........................   $  --        $  94,670   $     94,670  $   --      $   --
Issuance of common stock in connection with
  long-term debt.................................   $  --        $  50,000   $    172,500  $   --      $   --
Increase in minority interest from sale of 15%
  interest in subsidiary.........................   $  --        $  --       $    143,375  $   --      $   --
Equipment acquired under capital lease
  obligations....................................   $  --        $  --       $    --       $   79,374  $  174,931
Equipment purchased from related party under
  notes payable..................................   $  --        $  --       $    --       $   --      $   66,865
Inventory purchased from related party under
  notes payable..................................   $  --        $  --       $    --       $   --      $  153,764
Common stock issued for debt issue costs.........   $  --        $  47,436   $     47,436  $   --      $   --
Common stock issued for services.................   $  --        $  17,500   $     17,500  $   --      $   57,002
                                                   -----------  -----------  ------------  ----------  ----------
                                                   -----------  -----------  ------------  ----------  ----------

14. VALUATION AND QUALIFYING ACCOUNTS

                                                                  BALANCE AT   ADDITIONS                BALANCE AT
                                                                  BEGINNING   CHARGED TO                  AT END
                                                                  OF PERIOD    EXPENSES    DEDUCTIONS   OF PERIOD
                                                                  ----------  -----------  -----------  ----------
Allowance for doubtful accounts:
Period ended June 30, 1998 (unaudited)..........................  $  168,805   $ 171,162    $ 339,967   $   --
Year ended December 31, 1997....................................  $   30,000   $ 259,369    $ 120,564   $  168,805
Year ended December 31, 1996....................................  $   56,000   $  41,210    $  67,210   $   30,000
Year ended December 31, 1995....................................  $   56,000   $ 118,855    $ 118,855   $   56,000
                                                                  ----------  -----------  -----------  ----------
                                                                  ----------  -----------  -----------  ----------


15. SUBSEQUENT EVENTS (UNAUDITED)


    PROPOSED PUBLIC OFFERING

    The Company has entered into a letter of intent with an underwriter for a proposed public offering of 825,000 shares of common stock and warrants to purchase 1,000,000 shares of common stock at a price to be determined.

                           KAIRE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED
                                  (CONTINUED)



15. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)


    AGREEMENT WITH IRS


    Subsequent to June 30, 1998, the Company reached an agreement with the IRS to pay certain current and prior payroll tax liabilities. The Company has also agreed to pay all future payroll taxes on a current basis. Any failure to meet the terms of the agreement with the IRS, could result in a federal tax lien being filed.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesperson or other person has been authorized in connection with this Offering to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.

                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------
Prospectus Summary..............................          3
Risk Factors....................................          9
Dilution........................................         18
Use of Proceeds.................................         19
Capitalization..................................         20
Selected Consolidated Financial Data............         21
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         23
Business........................................         39
Legal Proceedings...............................         50
Management......................................         51
Principal Stockholders..........................         56
Certain Transactions............................         57
Description of Securities.......................         61
Shares Eligible for Future Sale.................         63
Underwriting....................................         65
Selling Securityholders.........................         66
Legal Matters...................................         68
Experts.........................................         68
Additional Information..........................         68
Index to Financial Statements...................        F-1


                            ------------------------

    Until            , 1998 (25 days after the date of the Prospectus), all
dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.


                           KAIRE INTERNATIONAL, INC.
                                 825,000 SHARES


                              OF COMMON STOCK AND
                              1,000,000 REDEEMABLE
                         COMMON STOCK PURCHASE WARRANTS

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                             MAY DAVIS GROUP, INC.
                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses of this Offering, all of which are to be paid by the Registrant, in connection with the issuance and distribution of the Securities being registered, are as follows:


SEC Registration Fee...........................................  $ 7,497.07
NASD Filing Fee................................................    1,602.75
Printing and Engraving Expenses................................  100,000.00*
Accounting Fees and Expenses...................................  100,000.00*
Legal Fees and Expenses........................................  125,000.00
Blue Sky Fees and Expenses.....................................   50,000.00*
Transfer and Warrant Agent Fees and Expenses...................   10,000.00*
Consulting Agreement with Underwriter..........................  108,000.00*
Miscellaneous Expenses.........................................   38,495.18*
                                                                 ----------
TOTAL..........................................................  $540,595.00*
                                                                 ----------
                                                                 ----------


------------------------

*   Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    In general, Section 145 of the Delaware General Corporation Law provides that persons who are officers or directors of a corporation may be indemnified by the corporation for acts performed in their capacities as such. The Registrant's By-Laws authorize indemnification in accordance with and to the extent permitted by said statute.

    The Registrant's Certificate of Incorporation and By-Laws provide for indemnification to the fullest extent permitted by law.


    Reference is also made to Section 10(b) of the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The Registrant has sold the following securities within the past three years:

                                       A


  APPROXIMATE
         DATE                PERSON/ENTITY                      NUMBER OF SECURITIES             CONSIDERATION
---------------  -------------------------------------  -------------------------------------  -----------------
     01/05/97    Mystic Enterprises, Inc.               88,941 shares of                       Securing
                                                        Common Stock                           financing

     01/15/97    Robert J. Young                        25,000 shares of                       Employment
                                                        Common Stock                           Agreement

     01/15/97    CCB Investments, L.L.C.                49,412 shares of                       Securing
                                                        Common Stock                           financing and
                                                                                               personal
                                                                                               guarantees.

     01/15/97    Rain Bird Enterprises, L.L.C.          49,412 shares of                       Securing
                                                        Common Stock                           financing and
                                                                                               personal
                                                                                               guarantees.

     01/15/97    Zero Investments, L.L.C.               49,412 shares of                       Securing
                                                        Common Stock                           financing and
                                                                                               personal
                                                                                               guarantees.

     02/04/97    Magic Consulting Group, Inc.           Options to purchase 50,000 shares of   Partial
                                                        Common Stock and Warrants to purchase  Consideration for
                                                        50,000 shares of Common Stock, said    Consulting
                                                        options were exercised in October      Agreement
                                                        1998.

     03/20/97    Gusrae, Kaplan & Bruno                 12,500 shares of                       Legal Services
                                                        Common Stock

     08/25/97    Magco, Inc.                            $200,000 24% Note and Warrants to          $200,000
                                                        purchase 12,500 shares of Common
                                                        Stock

     08/29/97    The Bridge Fund N.V.                   $100,000 18% Note and options to           $100,000
                                                        purchase 7,500 shares of Common Stock
                                                        and Warrants to purchase 12,500
                                                        shares of Common Stock, said options
                                                        were exercised in October 1998.

     08/29/97    Corso, Ltd.                            $100,000 12% Note and options to           $100,000
                                                        purchase 7,500 shares of Common Stock
                                                        and Warrants to purchase 12,500
                                                        shares of Common Stock, said options
                                                        were exercised in October 1998.

                                       B


DATE                    PERSON/ENTITY                          NUMBER OF SECURITIES              CONSIDERATION
---------  ----------------------------------------  ----------------------------------------  -----------------
 12/30/96  Art Granito                               $100,000 14% Note (Agreement Note) and        $100,000
                                                     Warrants to Purchase approximately 7,350
                                                     shares of Common Stock, said Warrants
                                                     were exercised in July 1998.

 12/30/96  Roland Day                                $100,000 Agreement Note and Warrants to       $100,000
                                                     Purchase approximately 7,350 shares of
                                                     Common Stock, said Warrants were
                                                     exercised in July 1998.

 01/03/97  Long Distance Direct                      $100,000 Agreement Note and Warrants to       $100,000
           Holdings, Inc.                            Purchase approximately 7,350 shares of
                                                     Common Stock, said Warrants were
                                                     exercised in July 1998.

 02/05/97  Luge Corp.                                Warrants to purchase 75,000 shares of     Services
                                                     Common Stock at $6.60 per share.          rendered.

 07/05/97  Dae Jung Holdings                         Warrants to purchase 175,000 shares of    Services
                                                     Common Stock at $6.60 per share.          rendered.

 11/05/97  Enfield Enterprises                       Warrants to purchase 125,000 shares of    Services
                                                     Common Stock at $6.60 per share at $6.60  rendered.
                                                     per share.

 10/01/98  Magco, Inc                                Warrants to purchase 12,500 shares of
                                                     Common Stock at $6.60 per share.

 10/01/98  The Bridge Fund N.V.                      Warrants to purchase 12,500 shares of
                                                     Common Stock at $6.60 per share.

 10/01/98  Corso, Ltd.                               Warrants to purchase 12,500 shares of
                                                     Common Stock at $6.60 per share.

 10/01/98  Magic Consulting Group, Inc.              Warrants to purchase 100,000 shares of
                                                     Common Stock at $6.60 per share.

 10/01/98  Flatford Corporation, N.V.                Warrants to purchase 50,000 shares of
                                                     Common Stock at $6.60 per share.

 10/01/98  Green Ocean Corporation, N.V.             Warrants to purchase 50,000 shares of
                                                     Common Stock at $6.60 per share.

DATE                    PERSON/ENTITY                          NUMBER OF SECURITIES              CONSIDERATION
---------  ----------------------------------------  ----------------------------------------  -----------------
 10/01/98  Moonbridge Corporation, N.V.              Warrants to purchase 50,000 shares of
                                                     Common Stock at $6.60 per share.

 10/01/98  Flint Rock Corporation, N.V.              Warrants to purchase 50,000 shares of
                                                     Common Stock at $6.60 per share.

 10/01/98  Luge Corporation                          Warrants to purchase 75,000 shares of
                                                     Common Stock at $6.60 per share.

 10/01/98  Dae Jung Holdings                         Warrants to purchase 175,000 shares of
                                                     Common Stock at $6.60 per share.

 10/01/98  Enfield Enterprises                       Warrants to purchase 125,000 shares of
                                                     Common Stock at $6.60 per share.



                                       C


    In March 1997, the Company sold, to the persons and entities identified below, the securities of the Company for the consideration indicated opposite their names:

PERSON/ENTITY                                                NUMBER OF SECURITIES                 CONSIDERATION
----------------------------------------------  ----------------------------------------------  -----------------

Flatford Corporation, N.V.                      One Unit of the Company's Securities*             $   50,000.00

Magic Consulting Group, Inc.                    One Unit of the Company's Securities*             $   50,000.00

Green Ocean Corporation, N.V.                   One Unit of the Company's Securities*             $   50,000.00

Moonbridge Corporation, N.V.                    One Unit of the Company's Securities*             $   50,000.00

Flint Rock Corporation, N.V.                    One Unit of the Company's Securities*             $   50,000.00
                                                                                                -----------------

      TOTAL                                                                                       $  250,000.00
                                                                                                -----------------
                                                                                                -----------------

------------------------


* Each Unit consisting of 50,000 shares of Common Stock and 50,000 Redeemable Common Stock Purchase Warrants.

    From June 1997 through December 1997, the Company sold, to the persons and entities identified below, the securities of the Company for the consideration indicated opposite their names:

                                       D

PERSON/ENTITY                                           NUMBER OF SECURITIES                      CONSIDERATION
-------------------------------------  -------------------------------------------------------  -----------------

Farid K. Farida                        Two Units of the Company's Securities**                   $    500,000.00

Sol Arker                              One Half of a Unit of the Company's Securities**          $    125,000.00

Charles A. Sutton                      One Half of a Unit of the Company's Securities**          $    125,000.00

Jay Levy                               One Half of a Unit of the Company's Securities**          $    125,000.00

John J. McCarthy                       Two Fifths of a Unit of the Company's Securities**        $    100,000.00

Abe Weinzimer                          One Half of a Unit of the Company's Securities**          $    125,000.00

DG Companies, Inc.                     One Unit of the Company's Securities**                    $    250,000.00

Annette Reed                           One Half of a Unit of the Company's Securities**          $    125,000.00

Michael E. Jessen                      One Unit of the Company's Securities**                    $    250,000.00
                                                                                                -----------------

TOTAL                                                                                            $  1,725,000.00
                                                                                                -----------------
                                                                                                -----------------

------------------------


** Each Unit consisting of 25,000 shares of Common Stock and a $250,000 10% Promissory Note.



    The foregoing numbers of shares of the Company's Common Stock have been adjusted to give effect to the reverse stock split (1 for 2) of the Company's Common Stock effected in October 1998.


    These transactions were exempt from registration under the Securities Act of 1933, as amended (the "Act"), under Section 4(2) of that Act as not involving a public offering, and as to those sales set forth under subsections C and D above, reliance is placed upon Rule 506 of Regulation D and Section 4(6) of the Act. No underwriter was engaged by the Company in connection with the issuances described in subsections A & B. The underwriter herein acted as placement agent for the issuances set forth in C and D above and received commission and non-accountable expenses equal in the aggregate to 13% of the gross proceeds derived therefrom. The recipients of all of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, the certificates evidencing such securities bear restrictive legends.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits


1.1        Form of Underwriting Agreement (2)
3.1        Registrant's Articles of Incorporation (1)
3.2        Registrant's By-Laws (1)
3.3        Registrant's Articles of Merger dated March 11, 1997 (1)
4.1        Form of Underwriter's Warrant Certificate (3)
4.2        Form of Financial Consulting Agreement to be entered into by and between the
           Registrant and   the Underwriter (3)
4.3        Form of Common Stock Certificate (2)
4.4        Form of Warrants delivered to Private Investors (1)
4.5        Form of Redeemable Common Stock Purchase (Public) Warrants (2)
4.7        Form of Warrant Agency Agreement (2)
5.1        Opinion of Gusrae, Kaplan & Bruno (3)
10.1       Agreement and Plan of Reorganization with Interactive Medical Technologies, Ltd.
           ("IMT") (1)
10.2       Registrant's Loan Agreement dated May 19, 1997 with Star Financial Bank (1)
10.3       (Deleted)
10.4       (Deleted)
10.5       (Deleted)
10.6       Registrant's Promissory Note with Loren E. Bagley (1)
10.7       Registrant's Promissory Note with William F. Woodburn (1)
10.8       Registrant's Promissory Note with Robert L. Richards (1)
10.9       Registrant's Promissory Note with Horphag Research Ltd. (1)
10.9(A)    Registrant's Agreements with Horphag Research, Ltd. including Pledge, Stock Option
           and   Guaranty (2)
10.10      Registrant's Promissory Notes with Marden Rehabilitation Associates, Inc. (1)
10.11      Registrant's Promissory Note with Magco, Inc. (1)
10.12      Registrant's Promissory Note with IMT dated October 27, 1997 (1)
10.13      Registrant's Promissory Note with IMT dated October 30, 1997 (1)
10.14      Forms of Promissory Notes issued to Private Investors (1)
10.15      Leases (Two) for Registrant's Denver, Colorado facilities (1)
10.16      Registrant's Stock Option Plan (1)
10.17      Registrant's Promissory Note with J.T. Whitworth (1)
10.18      Agreement with Messrs. Bagley, Woodburn, Whitworth, and Richards with the Registrant regarding Exhibits 10.6, 10.7, 10.8 and 10.17 (2)
10.19      Registrant's Manufacturing and Distribution Agreement with ENZO Nutraceuticals, Ltd.
           (3)
10.20      Registrant's Promissory Note and Agreement with Global Marketing, LLC (2)
10.21      Registrant's April 1998 Promissory Note with William F. Woodburn (2)
16.        Letter Re: Change in Certifying Accountant (2)
21.1       List of Registrant's Subsidiaries (1)
23.1       Consent of Gusrae, Kaplan & Bruno (to be included in Exhibit 5.1) (3)
23.2       Consent of BDO Seidman (2)
23.3       Consent of Jones, Jensen & Company (1)
24.1       Powers of Attorney (included on Page II-8 of initial filing)
27         Financial Data Schedule (2)


------------------------
(1) Previously filed.
(2) Filed herewith.
(3) To be Filed by Amendment.

(b) Financial Statement Schedule

    All other schedules are omitted, as the required information is either inapplicable or presented in the financial statements or related notes.

ITEM 17. UNDERTAKINGS

    The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (5) The undersigned registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Longmont, State of Colorado, on the 23rd day of October, 1998.


                                KAIRE INTERNATIONAL, INC.

                                BY:  /S/ ROBERT L. RICHARDS
                                     -----------------------------------------
                                     Robert L. Richards,
                                     Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ ROBERT L. RICHARDS      Chief Executive Officer and
------------------------------    Director (Principal         October 23, 1998
      Robert L. Richards          Executive Officer)

                                Chief Operating Officer and
                                  Chief Financial Office
      /s/ J.T. WHITWORTH          and a Director (Principal
------------------------------    Financial Officer and       October 23, 1998
        J.T. Whitworth            Principal Accounting
                                  Officer)

     /s/ LOREN E. BAGLEY        Chairman of the Board of
------------------------------    Directors and a Director    October 23, 1998
       Loren E. Bagley

   /s/ WILLIAM F. WOODBURN      Treasurer and Director
------------------------------                                October 23, 1998
     William F. Woodburn

     /s/ MARK D. WOODBURN       Secretary and Director
------------------------------                                October 23, 1998
       Mark D. Woodburn

                                               EXHIBIT LIST
           -------------------------------------------------------------------------------------
1.1        Form of Underwriting Agreement (2)
3.1        Registrant's Articles of Incorporation (1)
3.2        Registrant's By-Laws (1)
3.3        Registrant's Articles of Merger dated March 11, 1997 (1)
4.1        Form of Underwriter's Warrant Certificate (3)
4.2        Form of Financial Consulting Agreement to be entered into by and between the
             Registrant and the Underwriter (3)
4.3        Form of Common Stock Certificate (2)
4.4        Form of Warrants delivered to Private Investors (1)
4.5        Form of Redeemable Common Stock Purchase (Public) Warrants (2)
4.7        Form of Warrant Agency Agreement (2)
5.1        Opinion of Gusrae, Kaplan & Bruno (3)
10.1       Agreement and Plan of Reorganization with Interactive Medical Technologies, Ltd.
             ("IMT") (1)
10.2       Registrant's Loan Agreement dated May 19, 1997 with Star Financial Bank (1)
10.3       (Deleted)
10.4       (Deleted)
10.5       (Deleted)
10.6       Registrant's Promissory Note with Loren E. Bagley (1)
10.7       Registrant's Promissory Note with William F. Woodburn (1)
10.8       Registrant's Promissory Note with Robert L. Richards (1)
10.9       Registrant's Promissory Note with Horphag Research Ltd. (1)
10.9(A)    Registrant's Agreements with Horphag Research, Ltd. including Pledge, Stock Option and Guaranty (2)
10.10      Registrant's Promissory Notes with Marden Rehabilitation Associates, Inc. (1)
10.11      Registrant's Promissory Note with Magco, Inc. (1)
10.12      Registrant's Promissory Note with IMT dated October 27, 1997 (1)
10.13      Registrant's Promissory Note with IMT dated October 30, 1997 (1)
10.14      Forms of Promissory Notes issued to Private Investors (1)
10.15      Leases (Two) for Registrant's Denver, Colorado facilities (1)
10.16      Registrant's Stock Option Plan (1)
10.17      Registrant's Promissory Note with J.T. Whitworth (1)
10.18      Agreement with Messrs. Bagley, Woodburn, Whitworth, and Richards with the Registrant regarding Exhibits 10.6, 10.7, 10.8 and 10.17 (2)
10.19      Registrant's Manufacturing and Distribution Agreement with ENZO Nutraceuticals, Ltd.
             (3)
10.20      Registrant's Promissory Note and Agreement with Global Marketing, LLC (2)
10.21      Registrant's April 1998 Promissory Note with William F. Woodburn (2)
16         Letter Re: Change in Certifying Accountant (2)
21.1       List of Registrant's Subsidiaries (1)
23.1       Consent of Gusrae, Kaplan & Bruno (to be included in Exhibit 5.1) (3)
23.2       Consent of BDO Seidman (2)
23.3       Consent of Jones, Jensen & Company (1)
24.1       Powers of Attorney (included on Page II-8 of initial filing)
27         Financial Data Schedule (2)


------------------------
(1) Previously filed.
(2) Filed herewith.
(3) To be Filed by Amendment.